Signed and Filed: July 27, 2005

/s/ DENNIS MONTALI
U.S. Bankruptcy Judge

DORIS A. KAELIN (162069)
LOVEE D. SARENAS (204361)
MURRAY & MURRAY
A Professional Corporation
19400 Stevens Creek Boulevard, Suite 200
Cupertino, CA 95014-2548
(650) 852-9000; (408) 907-9200
(650) 852-9244 (Facsimile)
Email: dkaelin@murraylaw.com

Attorneys for CO Liquidation, Inc. and
COO Liquidation, Inc.

United States Bankruptcy Court

Northern District of California

San Francisco Division

In re: CO Liquidation Inc., Debtor. Employer Tax I.D. No.: 94-3392885	) ) ) ) ) ) ) )	Case No. 04-32820-DM-11 Jointly Administered Chapter 11 Cases
In re: COO Liquidation, Inc., a wholly owned subsidiary of CO Liquidation, Inc. Debtor. Employer Tax I.D. No.: 68-0322810	) ) ) ))))))))	Case No. 04-32821-DM-11 Date: July 25, 2005 Time: 1:30 p.m. Place: 235 Pine Street; 23rd Floor San Francisco, CA 94014 Judge: Honorable Dennis Montali

Order (1) Approving in Final Debtors' Disclosure Statement; and
(2) Confirming Debtors' Plan Of Reorganization (Dated May 20, 2005)

I.
Recitals

  On May 20, 2005, CO Liquidation, Inc., formerly known as Commerce One, Inc., and COO Liquidation, Inc., formerly known as Commerce One Operations, Inc., the debtors and debtors in possession herein, (collectively, the "Debtor1") filed their Disclosure Statement and Plan Of Reorganization (Dated May 20, 2005) (the "Plan2").

  Pursuant to its Order entered on May 24, 2005, the Court conditionally approved the Debtor's disclosure statement ("Disclosure Statement") and authorized the Debtor's solicitation of votes on the Plan (the "Solicitation Order").

  The hearing pursuant to 11 U.S.C. §§ 105(d)(2)(B)(vi) and 1128 (a) to consider final approval of the Disclosure Statement and (b) confirmation of the Plan came on before this Court on July 25, 2005 at 1:30 p.m. The Debtor appeared by and through its counsel, Murray & Murray, a Professional Corporation and Doris A. Kaelin, and Paul Warenski, its General Counsel and the Court-designated Responsible Individual. Counsel for the Official Unsecured Creditors' Committee (the "Committee") appeared by and through its counsel White & Case LLP and Roberto Kampfner and Larry Engel. FSP-Research Park Plaza, LP appeared by and through its counsel Allen Matkins Leck Gamble & Mallory LLP and Michael Greger. Henry Kevane of Pachulski, Stang, Ziehl, Young, Jones, & Weintraub P.C. appeared on behalf of Oracle USA, Inc. Paul Glassman of Greenberg Traurig LLP appeared by telephone on behalf of ComVest Investment Partners II and DCC Ventures LLC and Eldon Silverman of Preeo Silverman Green & Egle, PC appeared by telephone on behalf of Charles Mitelhaus. Other appearances were as noted in the Court's record.

/ / /

/ / /

/ / /

_______

1 All capitalized terms used but not separately defined herein shall have the meaning ascribed to them in the Plan. A term that is not defined herein or in the Plan but is used in the Bankruptcy Code or the Federal Rule of Bankruptcy Procedure ("Bankruptcy Rules") shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules.

2 The "Plan" as defined herein shall include the revisions to the Plan reflected in the "black-line" of the Plan attached as Exhibit "A" to the Declaration of Doris A. Kaelin in support of the Plan filed on July 20, 2005.

II.
Findings of Fact

It having been determined after hearing on notice, upon the submission of competent and admissible evidence, and based thereon:

The Court Finds that the Plan has been duly and properly served in accordance with the Solicitation Order; the Plan complies with the applicable provisions of Title 11, United States Code; the Debtor has complied with the applicable provisions of Title 11, United States Code for confirmation of the Plan; and the Plan has been proposed in good faith and not by any means forbidden by law.

The Court Further Finds that:

(a) each class of claims and interest set forth in the Plan either has accepted the Plan or is deemed to have accepted the Plan;

(b) the benefits to the Bankruptcy Estate, Creditors and Equity Security Holders to be derived from the compromise embodied in the treatment and disposition of the Mitelhaus Claim as provided in, without limitation, Sections 9.3 and 13.2 of the Plan, the Mitelhaus Settlement Agreement, and Exhibit C to the Plan, outweigh the likely benefits of further litigation with the holder of such claim. In addition, the releases set forth in the Mitelhaus Settlement Agreement are part and parcel of the consideration provided by the parties for the Mitelhaus Settlement, are given for reasonably equivalent value, and are fully enforceable under applicable law;

(c) the benefits to the Bankruptcy Estate, Creditors and Equity Security Holders to be derived from the compromise embodied in the treatment and disposition of the Shareholder Litigation Claim and the Officers' and Directors' Indemnification Claims as provided in, without limitation, Sections 9.5, 9.6 and 13.1 to the Plan, and Exhibit D to the Plan, outweigh the likely benefits of further litigation with the holders of such claims. In addition, the releases set forth in the Plan with respect to the Shareholder Litigation Claim are part and parcel of the consideration for the settlement, are given for reasonably equivalent value, and are fully enforceable under applicable law; and

(d) the treatment and disposition of the Mitelhaus Claim and the Shareholder Litigation Claim satisfy the requirements to approve settlements set forth in Bankruptcy Rule 9019 and the In re A&C Properties test, and are fair and equitable in the best interests of the Debtor, the Bankruptcy Estate, Creditors and Equity Security Holders. The Mitelhaus Settlement Agreement and the settlement of the Shareholder Litigation Claim were entered into in good faith.

The Court Further Finds that with respect to the executory contracts to be assumed by the Debtor under the Plan and this Order as set forth in Section 14.2 of the Plan and Exhibit B to the Plan: the Debtor is not in default under the terms of such executory contracts and therefore no amount of money or other performance is due in order for the Debtor to assume such contracts; no non-debtor party to such executory contracts has objected to the assumption of such executory contracts; and, the assumption of such executory contracts is in the best interests of the Bankruptcy Estate as determined by the Debtor in the exercise of its good faith business judgment.

The Court Further Finds that all conditions to Confirmation set forth in Section 13.7 of the Plan have been satisfied or waived by the Debtor and the Committee pursuant to Section 13.9 of the Plan.

The Court Further Finds that only one objection to Confirmation of the Plan was filed: the objection (the "FSP Objection") by FSP-Research Park Plaza, L.P. ("FSP").

The Court Further Finds that the benefits to the Bankruptcy Estate, Creditors and Equity Security Holders to be derived from the compromise reached with FSP, as set forth on the record at the hearing and memorialized in this Order (the "FSP Compromise"), outweigh the likely benefits of further litigation with such party, and the treatment and disposition of the FSP Objection satisfy the requirements to approve settlements set forth in Bankruptcy Rule 9019 and the In re A&C Properties test, and are fair and equitable in the best interests of the Debtor, the Bankruptcy Estate, Creditors and Equity Security Holders. In addition, the releases pertaining to the FSP Compromise are part and parcel of the consideration for the settlement, are given for reasonably equivalent value, and are fully enforceable under applicable law. The FSP Compromise was entered into in good faith.

The Court Further Finds that no notice of the FSP Compromise is necessary under the circumstances.

To the extent that any of the foregoing findings of fact are, or can be construed as, conclusions of law, such findings shall be, and are hereby, determined to be the conclusions of law of this Court.

III.
Order

Now, Therefore, based on the foregoing Recitals and Findings of Fact, and good cause appearing therefor, It Is Hereby Ordered as follows:

  The FSP Objection is deemed withdrawn by FSP based upon the FSP Compromise.

  The Debtor's Disclosure Statement is hereby approved in final.

  A true and correct copy of the Plan is attached hereto as Exhibit "A" and incorporated herein by this reference. The Plan is hereby modified as follows:

    Section 13.18 of the Plan is deemed withdrawn by the Debtor and shall have no effect.

    The following represent the terms of the FSP Compromise that are deemed a part of the Plan:

      FSP is deemed to be the holder of a Class 3A, Allowed Unsecured Claim, in the amount of $435,000 (the "FSP Claim").

      FSP agrees that payment of the FSP Claim pursuant to the Plan shall represent full and complete satisfaction of any and all claims by FSP against the Debtor, the Reorganized Debtor, or the Bankruptcy Estate, as well as with respect to any person released pursuant to subsection 3(b)(iii) below.

      Mutual Release. In consideration of the FSP Compromise and except for the payment of the FSP Claim subject to the terms of Plan, the Debtor, Reorganized Debtor and the Bankruptcy Estate on the one hand (for this section only, collectively, the "Debtor Group"), and FSP on the other hand, hereby release and forever discharge one another and each of their respective present and former officers and directors, and each of their associates, owners, stockholders, predecessors, successors, heirs, spouses, executors, administrators, assigns, agents, insurers, affiliates, members, employees, partners, joint venturers, attorneys, and all persons acting by, through, under, or in concert with them, or any of them, from any and all claims (including, without limitation, any and all claims that have been or could have been asserted in this Bankruptcy Case or pursuant to state law outside of bankruptcy or otherwise), demands, actions or causes of action and rights of every kind, nature or character, or obligations, liabilities, indebtedness, breaches of contract, breaches of duty, suits, liens, lawsuits, costs, or expenses of every kind, nature or character; whatsoever, whether absolute, inchoate or contingent; whether determined or undetermined, known or unknown, proven or unproven, fixed or contingent; whether held individually, jointly or jointly and severally; whether arising directly, indirectly, derivatively, or by way of any legal or equitable right of subrogation, contribution, indemnity estoppel, marshalling of assets or otherwise; whether for compensation, relief protection, punishment or any other remedy or result of any kind, character or nature; whether based upon any intentional or negligent conduct, strict liability, any tort of any kind, upon any breach of any contract or upon any other grounds or upon any other theory whatsoever; whether asserted or subject to assertion by complaint, cross-complaint, counterclaim, affirmative defense, or other pleading, by motion, by notice or otherwise in any jurisdiction, in any court or other forum or with any federal, state, county, municipal or other governmental authority, agency or official; and whether arising at law, in equity or otherwise arising or existing on or before the Effective Date of the Plan, including, without limitation, those arising out of, based upon, or relating to the FSP Objection. The Debtor Group on the one hand, and FSP on the other hand, expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code which reads as follows:

      "Section 1542. (GENERAL RELEASE - CLAIMS EXTINGUISHED.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

      FSP represents and warrants to the Debtor Group that it has not sold, pledged or otherwise transferred any of the Claims released under Section 3(b)(iii) above. The Debtor Group represents and warrants to FSP that they have not sold, pledged or otherwise transferred any of the Claims released under Section 3(b)(iii) above.

  Each of the requirements for confirmation set forth in Section 1129(a) of the Bankruptcy Code has been satisfied, including the requirement in Section 1129(a)(3) that the Plan be proposed in good faith. Subject to the modifications to the Plan set forth at Paragraph 3 above, the Debtor's Plan is hereby confirmed.

  Pursuant to the Plan, CO Liquidation, Inc. and COO Liquidation, Inc. and their respective bankruptcy estates are substantively consolidated pursuant to 11 U.S.C. § 1123(a)(5)(C).

  The settlements of the Mitelhaus Claim and the Shareholder Litigation Claim, as well as the FSP Compromise, upon the terms and conditions set forth in the Plan and in this Order, are approved and the Debtor and Reorganized Debtor are each hereby authorized and directed to perform all of their obligations under each such settlement.

  The Debtor and the parties to the agreements incorporated by reference into the Plan (including, without limitation, the Mitelhaus Settlement Agreement) are authorized and directed to execute all documents and take all actions necessary to effectuate and consummate the Plan, including without limitation all such documents reasonably requested by the holders of the Shareholder Litigation Claim to consummate the assignment of the Excess Compensation Claims to the Litigation Trust and all payments required by Section 1(a) of the Mitelhaus Settlement Agreement on the Effective Date.

  The Plan and this Order bind the Debtor, any other entity acquiring property under the Plan, any Creditor of the Debtor, including without limitation FSP, and any Equity Security Holder in the Debtor, whether or not the Claim or Interest of such Creditor or Equity Security Holder is impaired under the Plan, whether or not such Claim or Interest arose before or after the commencement of the Debtor's Chapter 11 cases, and whether or not such Creditor or Equity Security Holder has accepted the Plan.

  The rights afforded in the Plan, as modified at Paragraph 3(b) above, shall constitute full and complete satisfaction and release of all Claims, including without limitation, any Claims held by FSP (whether or not filed), and of all Interests, including any interest accrued thereon from and after the Petition Date, against the Reorganized Debtor, the Bankruptcy Estate, or any assets or property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate dealt with by the Plan.

  All of the property of the Debtors or the Bankruptcy Estate revesting in the Reorganized Debtor pursuant to Section 13.15 of the Plan, including any and all property held in trust by the Reorganized Debtor for the benefit of holders of Allowed Claims and Allowed Interests is property dealt with by the Plan for purposes of the Plan and this Order.

  All property of the Debtors or the Bankruptcy Estate revesting in the Reorganized Debtor shall be distributed only as permitted by the Plan and shall be held in trust by the Reorganized Debtor for the benefit of holders of Allowed Claims and Allowed Interests.

  Notwithstanding any provision of the Plan or this Order, because the Plan provides for the liquidation of all or substantially all of the property of the Bankruptcy Estate, confirmation of the Plan does not discharge the Debtor pursuant to 11 U.S.C. § 1141(d).

  For the purposes of the Plan and this Order, the "Effective Date" of the Plan shall be August 9, 2005.

  Any Claim arising from the Debtor's rejection of an executory contract or unexpired lease pursuant to the Plan shall be filed no later than thirty (30) days following the date the Debtor provides notice of entry of the Order of Confirmation ("Rejection Bar Date"). Any such Rejection Claim which is not filed prior to the foregoing deadline shall be forever barred and the holder thereof shall be prohibited from asserting such Claim or receiving any payment or other distribution on account of such Claim.

  For the purposes of the Plan and this Order, the "Record Date" shall mean the close of business on the thirtieth day following the Rejection Claims Bar Date.

  Pursuant to Sections 9.5 and 9.6 of the Plan and 28 U.S.C. § 157 (d) and Local Rule 5011-2 (b), this Court recommends to the United States District Court for the Northern District of California, San Francisco Division that the reference of 28 U.S.C. § 157 (a) and Local Rule 5011-1 (a) be withdrawn relative to (i) the allowance of the Shareholder Litigation Claim (including without limitation all determinations whether such claim may be certified as a class claim) and any and all pending or potential proceedings or contested matters related thereto (collectively, the "Shareholder Litigation Claim Proceedings and Matters"), and (b) the allowance of the Officers' and Directors' Indemnification Claims (including without limitation any jurisdiction to adjudicate the liability of the holders of the Officers' and Directors' Indemnification Claims to the holders of the Shareholder Litigation Claim and/or all persons who accept the benefits of the consideration provided by the Plan to the holders of the claims in Class 7) and any and all pending or potential proceedings or contested matters related thereto (collectively, the "Officers' and Directors' Indemnification Claims Proceedings and Matters") such that jurisdiction and venue over the Shareholder Litigation Claim Proceedings and Matters and the Officers' and Directors' Indemnification Claims Proceedings and Matters shall be transferred to the United States District Court for the Southern District of New York or such other court as may have jurisdiction, from time to time, over those cases consolidated as In re Commerce One, Inc. Initial Public Offering Securities Litigation, Civ. No. 01-CV-5575 (SAS) (S.D.N.Y.), coordinated with other actions as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.). Such recommendation shall be in the form approved by the Court.

  Objections to Claims and Interests, if any, shall be filed no later than sixty (60) days after the Effective Date; provided, however, that (a) the Debtor or Reorganized Debtor may object to claims includable in Class 6 (Shareholder Litigation Claims) and/or Class 7 (Officers' and Directors' Indemnification Claims) at any time prior to the entry of the Final Decree closing the Bankruptcy Case; and (b) the Claims Objection Date may be extended by the Court for cause upon an ex parte motion of the Debtor.

  Debtor's reservation of claims and rights provided at Article XVIII of the Plan shall include, without limitation, any and all claims the Debtor, the Reorganized Debtor or the Bankruptcy Estate may have against Charles Schwab & Co.

  The Disbursing Agent for purposes of the Plan shall be the Reorganized Debtor or such other Person as may be designated by the Court at the request of the Debtor or Reorganized Debtor. The Reorganized Debtor is authorized to retain the services of Equiserve, ADP Proxy Services, Depository Trust Corporation, Poorman-Douglas Corporation, and/or other third party to assist it in distributions under the Plan to the holders of Allowed Claims and Allowed Interests.

  The Responsible Person for purposes of the Plan shall be Paul Warenski.

  The Responsible Person and Disbursing Agent shall serve without a bond unless otherwise ordered by this Court.

  Not later than thirty (30) days after the end of each calendar quarter that ends after the Effective Date (including any fraction thereof), the Reorganized Debtor shall pay to the United States Trustee one quarterly fee for such quarter until this case is converted, dismissed, or closed pursuant to a Final Decree, as required by 28 U.S.C. § 1930(a)(6).

  Not later than thirty (30) days after the end of each calendar quarter which ends after the Effective Date, the Reorganized Debtor shall file and serve upon the Committee (until dissolved) and the United States Trustee one quarterly post-Confirmation status report for the substantively consolidated Debtors in substantially the form provided by the United States Trustee. Further reports shall be filed thirty (30) days after the end of every calendar quarter thereafter until entry of a Final Decree, unless otherwise ordered by this Court.

  After this Chapter 11 case is fully administered, but in no event later than June 30, 2006 the Reorganized Debtor shall file an application for entry of a Final Decree or a status report identifying the steps remaining to permit filing of such an application, and shall serve the application on the Notice Parties, together with a proposed form of Final Decree. The foregoing deadline may be extended by the Court for cause upon the ex parte application of the Reorganized Debtor.

  This Court retains jurisdiction as set forth in the Plan.

  The compensation procedures set forth in Section 13.12.5 of the Plan are hereby approved as reasonable for purposes of Section 1129(a)(4) of the Bankruptcy Code and the Court hereby finds that the Debtor has made all of the disclosures required under Section 1129(a)(5) of the Bankruptcy Code with respect to the designation of Paul Warenski as Responsible Person under the Plan.

Approved As To Form And Content.

MURRAY & MURRAY

A Professional Corporation

By /s/ Doris A. Kaelin_________________________ _______________________________________

Doris A. Kaelin

Attorneys for Debtors

White & Case LLP

By /s/ Roberto Kampfner_______________________________________________________________

Roberto Kampfner

Attorneys for Committee of Unsecured Creditors

Preeo Silverman Green & Egle, PC

By__/s/ Eldon Silverman_______________________

Eldon Silverman

Attorneys for Charles Mitelhaus

Allen Matkins Leck Gamble & Mallory LLP

By /s/ Michael Greger________________________________________________________________

Michael Greger

Attorneys for FSP-Research Park Plaza

*** End Of Order ***

Court Service List

U.S. Trustee

Office of the U.S. Trustee

Attn: Patricia Cutler, AUST

235 Pine Street, Suite 700

San Francisco, CA 94104

Debtor

CO Liquidation, Inc.

Attn: Paul Warenski

580 California Street, Suite 526

San Francisco, CA 94104

Counsel to Debtor

Doris A. Kaelin, Esq.

Murray & Murray

19400 Stevens Creek Blvd., #200

Cupertino, CA 95014-2528

Special Corporate Counsel

Tony Jeffries, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Counsel to Unsecured Creditors Committee

Larry Engel, Esq.

Roberto Kampfner, Esq.

White & Case LLP

Three Embarcadero Center, Suite 2210

San Francisco, CA 94111-3162

Counsel to Securities Claimants

John Crow, Esq.

Stamell & Schager, LLP

1 Liberty Plaza, 35th Floor

New York, NY 10006

Counsel to Mitelhaus

Eldon Silverman, Esq.

Preeo Silverman Green & Egle, PC

1401 17th Street, Suite 800

Denver, CO 80202-1246

Counsel to FSP

Michael S. Greger, Esq.

Allen Matkins Leck Gamble & Mallory LLP

1900 Main Street, Fifth Floor

Irvine, CA 92614-7321

Counsel to ComVest

Paul Glassman, Esq.

Greenberg Traurig

2450 Colorado Avenue, Suite 400 East

Santa Monica, CA 90404

Counsel to Oracle USA, Inc.

Henry C. Kevane, Esq.

Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C.

Three Embarcadero Center, Suite 1020

San Francisco, CA 94111

DORIS A. KAELIN (162069)
LOVEE D. SARENAS (204361)
MURRAY & MURRAY
A Professional Corporation
19400 Stevens Creek Boulevard, Suite 200
Cupertino, CA 95014-2548
(650) 852-9000; (408) 907-9200
(650) 852-9244 (Facsimile)
Email: dkaelin@murraylaw.com

Attorneys for CO Liquidation, Inc. and
COO Liquidation, Inc.

United States Bankruptcy Court

Northern District of California

San Francisco Division

In re: CO Liquidation Inc., Debtor. Employer Tax I.D. No.: 94-3392885	) ) ) ) ) ) ) )	Case No. 04-32820-DM-11 Jointly Administered Chapter 11 Cases
In re: COO Liquidation, Inc., a wholly owned subsidiary of CO Liquidation, Inc. Debtor. Employer Tax I.D. No.: 68-0322810	) ) ) ))))))))	Case No. 04-32821-DM-11

Debtors' Disclosure Statement and Plan Of Reorganization

(Dated May 20, 2005)

Table Of Contents

PRELIMINARY STATEMENT *

ARTICLE I *

DISCLAIMER *

ARTICLE II *

SUMMARY OF PLAN *

ARTICLE III *

EVENTS LEADING UP TO THE PLAN *

3.1 General Background *

3.2 Sale of Assets *

3.3 Assumption/Rejection of Unexpired Leases and Executory Contracts *

3.4 Legal Proceedings *

3.4.1 ComVest Dispute *

3.4.2 CHC/JGR Dispute *

3.4.3 Disputed Mitelhaus Claim *

3.4.5 Shareholder Litigation Claim *

3.5 Company's Management and Professionals. *

3.5.1 Current Management *

3.5.2 Professionals *

3.6 Financial Information *

ARTICLE IV *

RISK FACTORS RE PLAN *

ARTICLE V *

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN *

5.3 Consequences to CO. *

5.4 Consequences to Creditors. *

5.5 Consequences to Holders of Equity Securities. . *

5.6 Consequences to Option Holders and Warrant Holders. *

5.7 Backup Withholding. . *

ARTICLE VI *

DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS *

6.1 Class 1 (Priority Claims) *

6.2 Class 2 (Secured Claims). *

6.3 Class 3A (Unsecured Claims) *

6.4 Class 3B (ComVest Deficiency Claim) *

6.5 Class 3C (Mitelhaus Claim). *

6.6 Class 4 (Holders of Common Stock) *

6.7 Class 5 (Option and Warrant Holders) *

6.8 Class 6 (Securities Claims) . *

6.9 Class 7 (Director and Officer IPO Claims) *

6.10 Class 8 (Other Director and Officer Claims). *

ARTICLE VII *

CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED UNDER THE PLAN *

7.1 Class 1 Priority Claims *

7.2 Class 2 Claims (Secured Creditors) *

7.3 Class 4 Interests (Holders of Common Stock) *

ARTICLE VIII *

TREATMENT OF UNCLASSIFIED CLAIMS *

8.1 Allowed Administrative Claims *

8.2 Tax Claims *

ARTICLE IX *

TREATMENT OF CLASSES OF CLAIMS AND INTERESTS

THAT ARE IMPAIRED UNDER THE PLAN *

9.1 Class 3A Claims (Unsecured Creditors). *

9.2 Class 3B (ComVest Deficiency Claim) *

9.3 Class 3C (Mitelhaus Claim) *

9.4 Class 5 Interests (Option and Warrant Holders) *

9.5 Class 6 (Securities Claims) *

9.6 Class 7 (Director and Officer IPO Claims) *

9.7 Class 8 (Other Director and Officer Claims) *

ARTICLE X *

VOTING PROCEDURES AND REQUIREMENTS *

10.1 Ballots and Voting *

10.2 Creditors Entitled to Vote *

10.3 Effect of Objection to Claim *

10.4 Definition of Impairment *

10.5 Classes Impaired Under the Plan *

10.6 Classes Unimpaired Under the Plan *

10.7 Vote Required for Class Acceptance . *

ARTICLE XI *

CONFIRMATION PROCEDURES; OBJECTIONS TO CONFIRMATION *

11.1 Confirmation Hearing *

11.2 Requirements for Confirmation of the Plan *

11.3 Compliance with Confirmation Requirements *

11.4 Cramdown *

ARTICLE XII *

ALTERNATIVES TO CONFIRMATION *

12.1 Consideration of Business Alternatives *

12.2 Liquidation Analysis *

ARTICLE XIII *

MEANS FOR IMPLEMENTATION OF THE PLAN *

13.1 Distributions. *

13.2 The Mitelhaus Settlement . *

13.3 Distribution Addresses. *

13.3.1 Creditors *

13.3.2 Equity Security Holders *

13.4 De Minimis Distributions . *

13.5 Donation of Excess Cash *

13.6 Withholding Taxes *

13.7 Conditions to Confirmation *

13.8 Conditions to the Effective Date *

13.9 Waiver of Conditions to Confirmation *

13.10 Waiver of Conditions to the Effective Date *

13.11 Substantive Consolidation *

13.12 Responsible Person *

13.12.1 Duties *

13.12.2 Matters Requiring Consultation with Committee or Notice . *

13.12.3 Tenure and Replacement *

13.12.4 Bond *

13.12.5 Compensation *

13.12.6 Disbursing Agent *

13.13 Unclaimed Distributions *

13.14 Amendment of Reorganized Debtor's Certificate of Incorporation *

13.15 Revestment *

13.16 Tax Returns and Payments *

13.17 Termination of Employee Benefit Plans *

13.18 Exemption from Certain Transfer Taxes *

13.19 Dissolution of Corporate Entity *

13.20 Further Orders *

13.21 Insurance Policies . *

13.22 Post-Confirmation Employment of Personnel . *

13.23 Post-Confirmation Compensation and Reimbursement of Professionals *

13.24 Creditors' Committee *

13.25 Post-Confirmation Reports, Fees, and Final Decree *

13.25.1.1 U.S. Trustee Fees *

13.25.1.2 Post-Confirmation Reports *

13.25.1.3 Final Decree *

ARTICLE XIV *

EXECUTORY CONTRACTS AND UNEXPIRED LEASES *

14.1 Treatment of Executory Contracts and Unexpired Leases *

14.2 Assumption of Executory Contracts and Unexpired Leases *

14.3 Effect of Assumption of Executory Contracts and Unexpired Leases *

14.4 Adding and Removing Executory Contracts and Unexpired Leases *

14.5 Defaults *

14.6 Rejection of Executory Contracts and Unexpired Leases *

14.7 Rejection Claims *

ARTICLE XV *

PROOFS OF CLAIM AND INTEREST; OBJECTIONS *

15.1 Time for Filing Proofs of Claim and Interest *

15.2 Evidence of Claim or Interest *

15.3 Amendments to Claims *

15.4 Time for Filing Objections *

15.5 Who May File Objections To Claims and Interests *

15.6 Disputed Claims and Interests Resolution Procedures *

15.7 Disputed Claims and Interests Reserve *

15.8 Distributions . *

ARTICLE XVI *

DEFAULT *

ARTICLE XVII *

RESERVATION OF POWERS *

ARTICLE XVIII *

PRESERVATION OF CLAIMS AND RIGHTS *

ARTICLE XIX *

WAIVER *

ARTICLE XX *

REQUEST FOR CONFIRMATION *

ARTICLE XXI *

MODIFICATION OF THE PLAN *

ARTICLE XXII *

RETENTION OF JURISDICTION *

ARTICLE XXIII *

EFFECT OF ORDER OF CONFIRMATION *

23.1 Binding Effect of Plan *

23.2 Full Satisfaction of Claims and Interests *

23.3 Incorporation of ComVest Settlement Agreement *

ARTICLE XXIV *

MISCELLANEOUS *

24.1 Headings *

24.2 Singular/Plural *

24.3 Gender *

24.4 Exhibits . *

24.5 Notices *

24.6 Reservation of Rights *

24.7 Computation of Time Periods *

Table Of Exhibits

Exhibit A - Definitions

Exhibit B - Executory Contracts To Be Assumed Under the Plan

Exhibit C - Summary of Compromise of Mitelhaus Claim

Exhibit D - Summary of Compromise of Shareholder Litigation Claim

Exhibit E - Debtor's Financials Pursuant to March 2005 Monthly Operating Report

Exhibit F - Debtor's Preliminary Analysis of Scheduled Debts and Filed Claims

Exhibit G - Summary of Debtor's Subsidiaries as of May 11, 2005

PRELIMINARY STATEMENT

CO Liquidation, Inc., formerly Commerce One, Inc. ("CO"), and COO Liquidation, Inc., formerly Commerce One Operations, Inc. ("COO") (collectively, the "Debtor" or the "Company") propose this disclosure statement and plan of reorganization (the "Plan") pursuant to the provisions of Chapter 11 of the Bankruptcy Code. The Plan provides for the substantive consolidation of the bankruptcy estates of CO and COO upon the Effective Date. The "Effective Date" of the Plan is the first Business Day following the date on which the Order of Confirmation becomes a Final Order.

This Plan sets forth the Debtor's proposal for the satisfaction of certain Allowed Claims against the Debtor, the subordination and satisfaction of certain other Allowed Claims, and the Distribution thereafter of all remaining assets Pro Rata to the stockholders of CO. This Plan includes a summary of the Company's assets and liabilities, a summary of what the holders of Allowed Claims and Allowed Interests will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for Confirmation (approval) of the Plan. You should thoroughly review the Plan before deciding whether you will accept or reject the Plan.

With the Plan, Creditors will receive a ballot for voting on the Plan. As the holder of a Claim against the Debtor, your acceptance of the Plan is important. Instructions for voting on the Plan are provided below at Article X. In order to be considered, ballots must be received by July 11, 2005. Stockholders are not deemed impaired under the Plan and therefore their vote is not being solicited. If any class of Claims does not accept the Plan, the Debtor may elect to seek confirmation (i.e., Bankruptcy Court approval) of the Plan under Section 1129(b) of the Bankruptcy Code. Confirmation under Section 1129(b) can, in appropriate circumstances, take place notwithstanding the rejection of, or objection to, the Plan by the holders of Claims and Equity Security Holders. If required, except as permitted by the terms of the Plan, the Plan may be modified at or prior to the hearing on confirmation to permit Bankruptcy Court approval under Section 1129(b). If the Plan is not confirmed, the Bankruptcy Court may order the Bankruptcy Case dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code, or the Debtor or other parties in interest may propose a different plan.

The interests of unsecured creditors are represented by the Official Committee of Unsecured Creditors of COO (the "Creditors' Committee"). The Creditors' Committee supports confirmation of the Plan.

________

1 The definitions for all capitalized terms throughout this document may be found in the attached Exhibit "A" hereto.

ARTICLE I

DISCLAIMER

1.1    The financial information contained herein, unless otherwise indicated, is unaudited. In addition, because of the Debtor's financial difficulties, the information contained herein may be incomplete or inaccurate. Therefore, the Debtor and its professionals are unable to warrant that the financial information contained herein is without any inaccuracy. The contents herein should not be construed as legal, business or tax advice. You should consult with your own legal counsel and accountant as to legal, tax and related matters concerning your Claim or Interest.

1.2   The Bankruptcy Court has conditionally approved the information contained herein (the disclosure statement) as containing adequate information to enable Creditors to make an informed judgment on whether or not to accept or reject the Plan. This conditional approval, however, does not constitute an endorsement of the Plan by the Bankruptcy Court, nor does such conditional approval preclude an objection being made to the final approval of the Debtor's disclosure statement as containing "adequate information" as required by Bankruptcy Code Section 1125 and/or confirmation of the Plan (see Notice accompanying this Plan for further information on the date to file any objection to final approval of the disclosure statement or to confirmation of the Plan). Also, the Securities and Exchange Commission has not approved or disapproved of this document, nor has it determined if it is truthful or complete.

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ARTICLE II

SUMMARY OF PLAN

2.1    The Debtor has liquidated substantially all of its assets during the Bankruptcy Case resulting in the Debtor having cash on hand as of May 19, 2005 of $14,410,379. As a result of a compromise reached with the largest general unsecured claimant in the case, Charles Mitelhaus, the terms of which are discussed more fully at Section 3.4.3 below, upon approval of the compromise to occur upon Confirmation of the Plan, the Debtor expects to have sufficient cash to pay all Allowed administrative, priority, secured and general unsecured Claims in full, with interest where provided herein. The only Claims that are unknown as of the date of this Plan are Administrative Claims, for which the Court has established a bar date of July 11, 2005 (excluding amounts owing to professionals of the Debtor or Creditors' Committee), and Rejection Claims arising from the Debtor's rejection of executory contracts and unexpired leases pursuant to this Plan or Order of the Court. However, the Debtor does not anticipate that these Claims will affect the Debtor's ability to pay all Allowed Claims in full, with interest as provided herein. After payment of all Allowed Claims, the balance of the Company's cash, with appropriate reserve for winding up the affairs of the Company, will be distributed to stockholders of the Company who receive the right to such payments as a stockholder on the Record Date. Only those persons holding common stock on the "Record Date" established under the Plan will receive Distributions under the Plan. The "Record Date" is defined in this Plan as the close of business on the thirtieth day following the Rejection Claims Bar Date. [See Sections 6.6 and 7.3 below for additional information regarding the treatment of the interests held by common stockholders.]

2.2    The Plan provides for the consolidation of all assets and all liabilities of CO and COO into a single estate. This means that, for purposes of Distributions to Creditors under the Plan, the Debtor will be considered to be a single legal entity. The consolidated assets of each debtor will be held by the Debtor for liquidation by the Responsible Person and available for Distribution to all Creditors regardless of which debtor was responsible for the debt in the first instance.

2.3   The consolidation of the estates eliminates any inter-company claims not previously cancelled as well as the guaranties of the obligations of one debtor by the other. Consolidation also ensures that multiple and duplicative claims filed against more than one debtor will not improperly receive more than one Distribution. In addition, Creditors of the consolidated estates are combined for purposes of voting on the Plan. If the Bankruptcy Court confirms the Plan, then CO and COO and their respective estates will be substantively consolidated for purposes of classification and Distribution under the Plan.

2.4   The Debtor believes that substantive consolidation is appropriate in this case based on its belief that there is sufficient cash to pay all Allowed Claims in full, with interest as provided in this Plan, and therefore proposing a separate plan for both debtors is unnecessary and would increase the cost and reduce the efficiency of providing distributions to Creditors. In other words, if the estates of CO and COO were to be separately administered, two separate plans would have to be filed, and where duplicative claims were filed against both entities, an objection would have to be filed as to those claims. Additionally, those Creditors who filed their claim only against CO would not receive distributions as quickly because their distributions would not occur until the Allowed Claims of COO were paid and the remaining cash was distributed to CO as the sole stockholder of COO. Based upon the facts in this case, the Debtor believes that substantive consolidation is in the best interest of the creditor body as a whole.

ARTICLE III

EVENTS LEADING UP TO THE PLAN

Below is a brief description of the Debtor and a recitation of the significant events and factual circumstances surrounding the commencement and administration of Debtor's Chapter 11 cases. All bankruptcy filings are on file with the Bankruptcy Court. In addition, the Debtor has filed periodic reports with the Securities and Exchange Commission that are available online at www.sec.gov under "Filing and Forms (EDGAR)," "Search for Company Filings."

3.1   General Background.

3.1.1   On October 6, 2004 (the "Petition Date"), CO and COO filed their respective Voluntary Petitions under Chapter 11, and are presently managing their financial affairs as debtors in possession pursuant to the provisions of Sections 1107 and 1108 of the Bankruptcy Code. The Debtor has disposed of most of its non-cash assets and is no longer operating a business. The Company is a Delaware corporation whose principal place of business was formerly in San Francisco, California. Following a reorganization in 2001, CO is now a holding company, holding all of the shares of the operating subsidiary, COO.

3.1.2   The Company has only one class of common stock. CO's common stock previously traded under the ticker symbol "CMRC" on the Nasdaq National Market ("NASDAQ") until it was delisted on October 16, 2004. The Company's stock continues to be quoted on the NASDAQ Over-The-Counter Bulletin Board quotation service (OTCBB) under the symbol "CMRCQ." The closing price on May 19, 2005 was $0.115 per share.

3.1.3   Prior to selling its assets, the Company provided software and professional services that enabled companies to conduct business transactions over the Internet, including procurement, sourcing and auctions. The Company experienced exponential growth during the period 1999-2001. At its height, the Company employed nearly 4,000 people in locations throughout the world. This growth resulted from the strong initial demand for the Company's e-marketplace software, which enabled multiple buyers and sellers to buy and sell goods in electronic marketplaces. However, in early 2001, the market for e-marketplaces began to decline and CO began a series of reductions to bring costs in line with revenues. However, revenues dropped much more quickly than projected, and the Company continued to operate at a significant loss. As a result, the Company moved its emphasis toward supplier relationship management (SRM), including procurement, sourcing, and auction software applications. The Company also began investing heavily in developing a new-generation technology that would allow engineers to write and modify software applications more efficiently, and which would allow software applications made by different vendors to communicate with each other without massive integration costs. The new technology resulted in a product offering called Commerce One Conductor. CO released Commerce One Conductor into the market in Spring 2003. Unfortunately, the depressed technology market, coupled with customer concerns over CO's weakening financial condition, made it extremely difficult to sell this new and untested product.

3.1.4   In 2003, the Company began seeking ways to raise additional capital to allow itself time to build a market for Commerce One Conductor. Those efforts resulted in a $10 million equity financing by BayStar Capital II, L.P. in July 2003, and a secured loan from ComVest Investment Partners II LLC ("ComVest") and DCC Ventures, LCC ("DCC")("Secured Lenders") in December 2003 in an aggregate amount equal to $5 million.

3.1.5   The Company also considered selling the SRM business in order to fund its ongoing efforts to build a market for the Conductor product. Accordingly, in late 2003, CO engaged an investment banker, Broadview International LLC to, among other things, commence efforts to find a buyer for the SRM business. These efforts were, however, unsuccessful.

3.1.6   In September 2004, the Company entered into a letter of intent with Commerce Acquisition LLC ("Commerce Acquisition"), a subsidiary of Secured Lenders, for the sale of substantially all of the Company's assets. On October 6, 2004, the Debtors entered into an asset purchase agreement with Commerce Acquisition. Following the Petition Date, when it became apparent that the Debtor's patent portfolio might yield a greater return if sold separately from the Debtor's other assets, the Debtor hired another investment banker, Ocean Tomo, to market the Debtor's patent portfolio along with its other assets. In particular, much interest was generated over a group of patents and patent applications referred to as the "Web Services Patents."

3.1.7   A Creditors' Committee was appointed in the within cases on October 26, 2004. The Creditors' Committee is comprised of the following creditors: Oracle (successor to claim formerly held by PeopleSoft Inc.) and Tri State Financial. The Creditors' Committee has retained the law firm of White & Case LLP as counsel.

3.2   Sale of Assets.

3.2.1   Following the establishment of sale procedures by the Bankruptcy Court and the marketing of the Company's assets by Ocean Tomo, an auction for the sale of the Debtor's assets was held on December 6, 2004. The auction resulted in two sales: (1) the sale of the Web Services Patents to a newly formed entity, JGR Acquisition, Inc. ("JGR") for $15.5 million, and (2) the sale of substantially all of the Debtor's other assets to Commerce Acquisition in the form of a $4.1 million credit bid, thereby leaving the Secured Lenders with only a general unsecured claim of $1 million. The sale of assets to Commerce Acquisition was made possible pursuant to a settlement between ComVest, the Debtor, and the Committee as approved by the Court on December 6, 2004. As a result of these sales having closed in December 2004, and the Debtor having disposed of various excess furniture and equipment via competitive bidding, all but a nominal amount of the Debtor's personal property has been liquidated. The Debtor has also collected or settled substantially all of the accounts receivable that were pending on the Petition Date.

3.2.2   The Debtor also holds stock in several of its subsidiaries. The Debtor is in the process of liquidating these stock interests, as well as winding up its subsidiaries. The Debtor anticipates that its subsidiaries will be liquidated by December 2006 and any remaining funds from liquidation will be returned to the Bankruptcy Estate to be distributed pursuant to the Plan. Subject to contingencies that could result in a higher or lower distribution amount, the Debtor currently estimates that up to $424,000.00 could be realized from the liquidation of its subsidiaries. The status of the Debtor's international subsidiaries is summarized in Exhibit "G" attached hereto.

3.3   Assumption/Rejection of Unexpired Leases and Executory Contracts.

3.3.1   The Debtor's business was built in large part on contractual relationships with various providers of software, equipment and leased premises, as well as other types of contracts. During the Chapter 11 case, the Debtor assumed and assigned numerous executory contracts relating to the operation of its businesses to Commerce Acquisition pursuant to approval of the Bankruptcy Court. Also with Bankruptcy Court approval, the Debtor has rejected certain executory contracts and all but one of its real property leases. The Debtor has yet to reject its lease of space located in Santa Clara for which Commerce Acquisition currently pays the rent. The Debtor has extended the time to assume or reject this space through July 5, 2005. This lease will be rejected upon the earlier of an order of the Bankruptcy Court or pursuant to this Plan. The Debtor is currently renting reduced space in San Francisco to perform the Debtor's obligations in the Chapter 11 case pursuant to a post-petition agreement. The current term of this agreement is through December 31, 2005 at a cost of $2,000.00 per month. The Plan provides for the Debtor to reject all remaining pre-petition executory contracts except that the Debtor intends to assume the D&O Insurance Policies (see Exhibit "B" hereto) to the extent they are executory in nature.

3.4   Legal Proceedings.

During the Bankruptcy Case, there have been four legal proceedings that have been or are anticipated to be resolved by the Confirmation Date. These matters are discussed below.

3.4.1   ComVest Dispute. Prior to the sale of assets by the Debtor to Commerce Acquisition, the Committee disputed some of ComVest's and DCC's liens, thereby limiting the ability of ComVest and DCC to credit bid their secured debt. On December 6, 2004, the Committee, ComVest, DCC, and the Debtor settled the disputes and the settlement was approved by the Court on that same date. The settlement required ComVest and DCC to credit bid $4.1 million for substantially all of the Debtor's assets (excluding the Web Services Patents) and provided ComVest and DCC with an allowed general unsecured claim of $1,000,000 (the "ComVest Deficiency Claim"); provided, that no distributions are payable by the Debtor on account of the ComVest Deficiency Claim until at least $2,750,000 in aggregate has been distributed from the Debtor's estate to holders of Allowed Unsecured Claims other than the ComVest Deficiency Claim. Thereafter, Distributions on account of the ComVest Deficiency Claim shall be made pro rata with the unpaid portion of other allowed general unsecured nonpriority claims. The Debtor expects that all unsecured Creditors will be paid in full. As a result, the subordination of the ComVest Deficiency Claim is not likely to reduce ComVest's recovery on account of the ComVest Deficiency Claim.

3.4.2   CHC/JGR Dispute. Following the closing of the Debtor's sale of the Web Services Patents to JGR, another company, Computer Horizons Corporation ("CHC"), came forward and alleged that the Debtor had previously sold to CHC one of the patent applications purportedly sold to JGR. While the Debtor did not dispute that the subject patent application had previously been sold to CHC and was inadvertently sold to JGR, because CHC had not recorded an assignment of the patent application with the U.S. Patent Office, the Debtor was informed by patent counsel that JGR was the rightful owner of the patent application. The Debtor also contended that CHC was provided notice of its intent to sell the patent application and failed to timely object to the sale. CHC disputed these contentions and a trial was scheduled before the Bankruptcy Court for April 27, 2005. The parties have reached a settlement of the matter that will be submitted to the Bankruptcy Court for approval prior to the hearing on confirmation of this Plan. The settlement requires (a) JGR to transfer the disputed patent application to CHC, subject to certain licenses to use such patent application previously granted by JGR, (b) the Debtor to pay $300,000 to CHC to compensate CHC for purported damages and legal fees, (c) the Debtor to pay $55,000 to JGR to compensate JGR for purported damages pertaining to transfer of the subject license application to CHC and legal fees, and (d) the parties to release one another as provided in the settlement agreement.

3.4.3   Disputed Mitelhaus Claim. A former employee of the Debtor, Charles Mitelhaus ("Mitelhaus") filed a general unsecured claim against CO in the approximate amount of $26 million based upon his claim for breach of contract, promissory estoppel and quantum meruit. The Debtor disputed the claim on res judicata grounds in that the Federal District Court for the District of Colorado had adjudicated the same claims on a motion for summary judgment resulting in the Court dismissing Mitelhaus' complaint and ruling in favor of the Company. Mitelhaus appealed the decision to the Tenth Circuit Court of Appeals. However, the Debtor's commencement of the within Bankruptcy Case stayed the appeal. The Debtor and the Creditors' Committee filed a joint objection to the Mitelhaus claim seeking disallowance in its entirety on res judicata grounds. Mitelhaus responded to the Debtor's and Committee's objection by asserting that if Mitelhaus' appeal succeeded, the basis for res judicata would be removed. Mitelhaus also filed a motion seeking relief from the automatic stay to pursue his appeal in the Tenth Circuit. While these matters were pending, the Creditors Committee contacted Mitelhaus to attempt to reach a settlement that would have allowed unsecured creditors to receive payment on account of the bulk of their claims while permitting the Mitelhaus appeal to go forward in the Tenth Circuit. While these discussions were underway, a representative of ComVest (an unsecured Creditor and stockholder of CO) approached Mitelhaus with the consent of the Committee. After various conferences among the Committee, ComVest and Mitelhaus, a tentative agreement was reached with Mitelhaus that provided for payment of $1,000,000 to Mitelhaus in full satisfaction of his claim and full mutual releases by and among Mitelhaus, the Debtor and its present and former officers and directors. Based on the expressed support for the settlement by stockholders holding approximately 25.8% of the issued stock of CO, the Debtor has agreed to enter into and support the Mitelhaus settlement. Further details regarding the settlement and discussion of the relevant legal factors for approval of a compromise in bankruptcy are set forth on Exhibit "C" attached hereto. Upon the confirmation of the Plan, the compromise with Mitelhaus will likewise be considered to be approved.

3.4.4   The Committee as well as the Debtor's largest stockholders believe that the settlement with Mitelhaus is in the best interests of the estate. Without the Mitelhaus settlement, creditors and stockholders alike could be required to wait over a year to receive distributions on account of their Claims or Interests. In addition, if Mitelhaus was successful in obtaining a large judgment against the Debtor, unsecured creditors might only receive partial distributions on account of their Claims, instead of payment in full with interest as provided in this Plan. Moreover, in such a scenario, stockholders would receive no distributions on account of their Interests. In addition, any plan that the Debtor might propose that provided for less than payment in full on account of Allowed Claims would expose certain Creditors to potential claims for recovery of preferential transfers or other Avoidance Actions. Finally, the Debtor and the Committee would be required to spend additional estate assets to litigate against Mitelhaus, which could reduce distributions to Creditors depending on the outcome of the litigation, and would reduce distributions to stockholders regardless of such outcome. The settlement of the Mitelhaus Claim avoids these risks and, as a result of the settlement, the Debtor expects to pay all allowed general unsecured Claims in full, with interest as provided herein, and to provide a distribution to stockholders.

3.4.5   Shareholder Litigation Claim. One of the elements of the Debtor's Plan is a set of provisions which implement a compromise to resolve the Shareholder Litigation Claim filed in the Bankruptcy Case in the amount of "in excess of $792,000." The Shareholder Litigation Claim arose out of conduct related to the IPO for the Company's common stock in July 1999. In December 2000, allegations were initially publicized that the underwriters of various initial public offerings had (1) improperly agreed to allow certain customers to purchase shares in the offerings in exchange for excess commissions paid to the underwriters; and (2) arranged for certain customers to purchase additional shares in the aftermarket at predetermined prices. By this conduct, the underwriters were alleged to have manipulated the offering and subsequent stock trading prices of various issuers, causing substantial damages to persons who purchased and/or sold the stock. These allegations turned into litigation involving CO when certain individuals commenced a purported class action ("Securities Action") in the U.S. District Court for the Southern District of New York ("New York District Court") against CO, eleven of its then officers and/or directors ("CO Directors and Officers") and the Underwriters. The case is one of over 300 actions consolidated in the District Court. This Plan provides for a resolution of the Shareholder Litigation as discussed in Exhibit "D" attached hereto. The material terms of the settlement are that the Shareholder Litigation Claim will be subordinated below the claims of other creditors to the level of common stock (Class 4); the Debtor will assign its Excess Compensation Claims to a Litigation Trustee for the benefit of the Securities Claimants; the sole source of any recovery on the Shareholder Litigation Claim (and claims by persons claiming by or through it) will be the proceeds of the D&O Insurance Policies and the Litigation Trust; the holders of the Officers' and Directors' Indemnification Claims (Classes 7 and 8) will retain access to the D&O Insurance Policies to cover any liability and/or expenses they might incur in connection with the Securities Action or otherwise, and they will release any rights to the Underpricing Claims and any other Distributions from the Debtor, the Reorganized Debtor or the Bankruptcy Estate; in turn, the Debtor will release the holders of Officers' and Directors' Indemnification Claims from any similar claims the Debtor might hold. If this Plan is confirmed, the compromise with the holders of the Shareholder Litigation Claim will be approved. For a detailed discussion of the compromise and the legal factors upon which the Debtor believes that approval of the compromise is appropriate, please see Exhibit "D" hereto.

3.5   Company's Management and Professionals.

3.5.1   Current Management. The current employees of the Debtor are Paul Warenski, Senior Vice-President and General Counsel of the Debtor, and the Court-appointed responsible person in the Bankruptcy Case; and Peter Seidenberg, Senior Vice-President & CFO of the Debtor. The majority of the board members resigned upon the filing of the bankruptcy petitions that commenced the within bankruptcy cases, while the remaining board members of the Company resigned upon the closing of the Debtor's sale of its assets in December 2004. Paul Warenski is compensated at the rate of $225 per hour and Peter Seidenberg is compensated at the rate of $200 per hour. Messrs. Warenski and Seidenberg will continue to provide services to the Reorganized Debtor following the Confirmation Date with the same titles and at the same rate of compensation. More specifically, their services following the Confirmation Date will be provided pursuant to an employment agreement to be entered into between the Debtor and the Creditors' Committee. In addition to the services provided to the Company, Mr. Warenski also concurrently provides legal consulting services to other clients, including Commerce One LLC, which is the purchaser of most of the Debtor's assets and is owned by ComVest and its affiliate DCC, on matters unrelated to the within Bankruptcy Case. Mr. Seidenberg is employed by MVC Capital, Inc., a company that is unrelated to the Debtor but may have an interest in purchasing the Debtor's corporate shell.

3.5.2   Professionals. The Debtor has employed various professionals in the Bankruptcy Case to assist the Debtor in various aspects of the case. The Creditors' Committee has also employed counsel to represent it in the within case. All professionals have been employed pursuant to Orders entered by the Bankruptcy Court and the payment of all compensation prior to the Confirmation Date was or will be approved by an order of the Bankruptcy Court. All such Orders are available for review at the Clerk's Office of the Bankruptcy Court. Following the Confirmation Date, the payment of compensation to professionals incurred post-confirmation is not subject to Bankruptcy Court approval unless a fee dispute arises (see Section 13.23 below for the procedure for professionals to be paid following the Confirmation Date).

3.6   Financial Information.

Attached hereto as Exhibit "E" is the Debtor's most current Monthly Operating Report (March 2005), without exhibits, as of the date of this Plan. The Debtor will continue to file monthly operating reports with the Bankruptcy Court through the Effective Date of the Plan, and thereafter, the Reorganized Debtor will file quarterly reports with the Bankruptcy Court pursuant to the Plan (see Section 13.25.1.2 below). These reports may be examined at the Clerk's Office of the Bankruptcy Court.

ARTICLE IV

RISK FACTORS RE PLAN

4.1   If the Debtor is unsuccessful in its objections to disputed and contingent Claims that have been filed against it, the Company's total liabilities will be greater than expected, and there will be less cash available for Distribution to its stockholders. The Debtor expects to pay Allowed Unsecured Claims in full, with interest as provided herein, regardless of the outcome of objections with respect to Disputed Claims. In addition to the contingent Shareholder Litigation Claim disclosed in Class 6, Creditors of the Company that have filed claims in the Bankruptcy Case or have been scheduled by the Debtor as having debt totaling approximately $35,623,841. Some of these Claims, or portions of Claims, are disputed by the Company. This total also includes the Mitelhaus Claim (an approximately $26 million claim) which will be reduced to $1,000,000 pursuant to a settlement with Mitelhaus effective upon Confirmation of this Plan. The total also includes three duplicate claims of $1 million each filed by ComVest & DCC which have been reduced to one claim for $1 million pursuant to the ComVest Settlement Agreement and order thereon. Upon confirmation of this Plan, resulting in the approval of the compromises proposed herein, the total filed Claims and scheduled debts against the Debtor will total $8,623,841, subject to further objections to be filed by the Debtor to any scheduled debt or filed Claim. While the Debtor is still reviewing Claims and not all bar dates have yet run (i.e., the Administrative Claims Bar Date and the Rejection Claims Bar Date), as of the date of this Plan, the Debtor estimates the Allowed Claims at approximately $6,796,318.

ARTICLE V

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

5.1    The following is a summary of certain United States federal income tax consequences of the Plan that may be material to Creditors and holders of Equity Securities (for purposes of this Article only, each a "Holder"). This discussion is included for general information purposes only and is not intended to be, and is not, legal or tax advice to any particular Holder. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "IRC"), and other legal authorities, all of which are subject to change, possibly with retroactive effect. No rulings from the Internal Revenue Service (the "IRS") or opinions of counsel have been or will be requested concerning the matters discussed below. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

5.2   The following discussion does not apply to certain Holders who, due to their particular circumstances, may be subject to special rules. Such Holders include dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign persons, Holders who acquired their common stock through stock option or stock purchase programs or in other compensatory transactions, Holders who hold their CO common stock as part of an integrated investment, including a straddle, comprising shares of CO common stock and one or more other positions, or Holders who have entered into a constructive sale of CO common stock under the IRC.

Each Holder Should Consult The Holder's Own Tax Advisor To Determine The Holder's Particular U.S. Federal Income Tax Consequences And Other Tax Consequences To The Holder Of The Plan, Including Any State, Local And Foreign Tax Laws And The Effect Of Any Changes In Such Laws.

5.3   Consequences to CO. CO should not recognize any taxable income as a consequence of forgiveness of indebtedness, if any, pursuant to the Plan and payments of cash to Holders.

5.4   Consequences to Creditors. Any amount received by a Creditor in satisfaction of accrued interest on a Claim will be taxable to the Creditor as interest income, if not previously included in the Creditor's gross income. A Creditor may be subject to backup withholding, as described below, with respect to such interest payments.

Each Creditor who receives cash in partial or complete satisfaction of the Creditor's Claim will recognize gain or loss equal to the difference between the amount of cash received and the Creditor's tax basis in the Creditor's Claim. Gain may be recognized, for example, by a Creditor who acquired a Claim at a discount or who previously reported a bad debt deduction or worthless security loss with respect to all or a portion of the Claim. Any gain recognized will be capital gain if the Claim is held as a capital asset, and will be ordinary income if the Claim is not held as a capital asset. Capital gain will generally be long-term capital gain if the Claim has been held for more than 12 months. Any loss will be a capital loss if the Claim is a capital asset and if the payment is deemed a "retirement" of the Claim within the meaning of section 1271 of the IRC.

A Creditor who receives no payment with respect to a Claim (and a Creditor who receives a payment which is not a "retirement" and incurs a loss) should generally be able to claim a bad debt deduction to the extent of the Creditor's tax basis in the Claim (or, in the case of a Creditor receiving a payment, the excess of the tax basis in the Claim over the payment received). A Creditor who holds a Claim as a non-business bad debt and who is not a corporate Creditor will generally only be able to claim a short-term capital loss with respect to such Claim. A Creditor who holds a Claim which is a "security" as defined in section 165(g) of the IRC will generally only be able to claim a capital loss rather than a bad debt deduction. Limitations apply to the ability to deduct capital losses.

Because a loss is allowed only for the tax year in which it is sustained, a Creditor that claims a loss or deduction in the wrong tax year risks losing the benefit of such loss or deduction in its entirety. Creditors should consult with their own tax advisors as to the character and timing of recognition of any income, gain, loss or deduction.

5.5   Consequences to Holders of Equity Securities. Amounts received by stockholders in complete liquidation of CO should be treated as payments made in exchange for their common stock. In general, each CO stockholder should recognize gain or loss equal to the difference between the amount of consideration received by such CO stockholder and the CO stockholder's adjusted tax basis in the shares of CO stock surrendered.

Gain or loss should be determined separately for each block of shares, with a "block" consisting of shares acquired at the same cost in a single transaction. Such gain or loss will be long-term capital gain or loss, provided the shares are held for investment and the stockholder's holding period for such shares is more than 12 months. Long-term capital gains are generally subject to a maximum federal income tax rate of 15% for non-corporate stockholders, and short-term capital gains are subject to tax at ordinary income tax rates. Capital losses not offset by capital gains may be deducted against a non-corporate stockholder's ordinary income only up to a maximum annual amount of $3,000. A non-corporate stockholder may not carry back capital losses, but such losses may be carried forward to subsequent tax years. All net capital gains for a corporate stockholder are subject to tax at regular corporate tax rates. Although a corporate stockholder can generally deduct capital losses only to the extent of capital gains, any unused capital losses of a corporate stockholder may generally be carried back three years and forward five years.

5.2   Consequences to Option Holders and Warrant Holders. If an option holder or warrant holder acquired such option or warrant in an investment transaction and has a tax basis in such Holder's option or warrant, such Holder should be able to claim a capital loss with respect to the cancellation of the option or warrant subject to limitations applicable to the deduction of capital losses.

5.6   Backup Withholding. Federal income tax laws require that, to avoid backup withholding with respect to "reportable payments" (currently at a rate of 28%), each Holder must establish a basis for exemption from backup withholding on an appropriate Form W-8 (including a Form W-8BEN, W-8ECI, W-8EXP and W-8IMY) or Form W-9, as applicable. Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. If withholding is made and results in an overpayment of taxes, a refund may be obtained. Reportable payments made to Holders pursuant to the Plan will be reported to the IRS to the extent required by law.

ARTICLE VI

DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

The Allowed Claims against and Interests in the Debtor are designated and classified below for purposes of the Plan. Upon the Effective Date, the estates of CO and COO shall be deemed substantively consolidated for purposes of administration, liquidation of assets, and Distribution to Creditors and Equity Security Holders under the Plan. Accordingly, the Allowed Claims and Interests of both CO and COO are consolidated in the below classes.

Except to the extent that the Plan provides otherwise, a Claim or Interest that is properly includable in more than one class is classified in a particular class only to the extent that it qualifies within the description of that class, and is placed in a different class to the extent it qualifies within the description of such different class.

6.1    Class 1 (Priority Claims). Class 1 includes all Allowed Claims that have priority under Bankruptcy Code Section 507(a) which remain unpaid as of the Effective Date, but not including Administrative Claims or priority Tax Claims.

6.1.1   The Debtor does not believe there are any Priority Claims.

6.2   Class 2 (Secured Claims). Class 2 includes all Allowed Secured Claims.

6.2.1   As of the Confirmation Date, the Debtor does not believe there will be any remaining Creditors holding secured Claims.

6.3   Class 3A (Unsecured Claims). Class 3A includes all Allowed Unsecured Claims which are not included or provided for in any other class including, without limitation, all Rejection Claims and all unsecured Claims of vendors and trade creditors for goods delivered or services provided to the Company prior to the Petition Date.

6.3.1   As of May 19, 2005, the total general unsecured filed Claims and scheduled debts against CO and COO, excluding the ComVest Claim provided for in Class 3B below, is approximately $32,782,637. However, of this sum, (a) the Mitelhaus Claim (an approximately $26 million claim) will be reduced to $1,000,000 upon Confirmation of this Plan (see Class 3C below), and (b) the Shareholder Litigation Claim (a $792,000 claim) will be subordinated to the level of common stockholders and, pursuant to the terms of the Plan, no reserve will be necessary by the Bankruptcy Estate for such Claim (see Class 6 below). The Debtor is currently reviewing all Claims and its preliminary analysis of Claims is set forth on Exhibit "F" hereto. While the Debtor reserves the right to dispute other Claims, based upon its preliminary review, the Debtor anticipates that the allowable Class 3A Claims (i.e., excluding the ComVest Deficiency Claim and the Mitelhaus Claim) will range between approximately $4,308,024 and $5,990,637. The variance is attributable to the outcome of the Reorganized Debtor's objections to certain scheduled debts and filed Claims. This figure may increase based upon the filing of additional Rejection Claims (see Section 14.7 below).

6.4   Class 3B (ComVest Deficiency Claim). Class 3B consists of the ComVest Deficiency Claim.

6.5   Class 3C (Mitelhaus Claim). Class 3C consists of the Mitelhaus Claim.

6.6   Class 4 (Holders of Common Stock). Class 4 includes all Allowed Interests of the holders of the Company's common stock; provided, however, for purposes of Distribution under the Plan, the Allowed Interests of the holders of the Company's common stock shall include, and be limited to, the holders of record on the "Record Date" (see below), any transfers thereafter notwithstanding.

6.6.1   CO's common stock is currently trading on the over-the-counter market (see Section 3.1.2 above). In order to fix which holder of particular shares is entitled to receive Distributions pursuant to the Plan, a "record date" must be established such that, when fixed, only the holders of shares (Allowed Interests) on this record date will be entitled to receive Distributions. The "Record Date" hereunder for purposes of Distribution means the close of business on the thirtieth day following the Rejection Claims Bar Date.

6.6.2   At the close of market on May 3, 2005, there were approximately 41,415,413 shares of common stock of the Company issued and outstanding, held by approximately 917 holders of record. This number does not include beneficial holders of the common stock for whom shares are held in "nominee" or "street" accounts. There are at least 98,000 beneficial holders of the Debtor's common stock.

6.6.3   For purposes of Distribution under the Plan, the Allowed Interests of the holders of CO's common stock shall include, and be limited to, the holders of record on the Record Date, any transfers thereafter notwithstanding. Each holder as of the Record Date will receive its Pro Rata share of Distribution on the First Distribution Date, and the right to receive its Pro Rata share of any subsequent Distributions, if any, on any subsequent Distribution Date. Immediately following the Record Date, the stock transfer ledgers of the Company shall be closed, and there shall be no further changes made or processed in the holders of record of CO's common stock. The Company's stock transfer agent or agents shall not accept or process any requests or instructions for transfers of CO's common stock after the Record Date. The Debtor, the Reorganized Debtor, the Disbursing Agent and the Responsible Person, shall not recognize any transfer of the Company's common stock after the Record Date, but shall instead be entitled to recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Record Date.

6.6.4   Distribution Payments will also be sent only to the record holders of common stock as of the Record Date. Distributions to a beneficial owner whose shares are held in "nominee" or "street" name shall be made to the applicable broker or account representative. The beneficial owner is responsible for assuring that its nominee transmits to them any Distribution received from the Company.

/ / /

6.7   Class 5 (Option and Warrant Holders). Class 5 includes the Allowed Interests of the holders of options, warrants and/or other rights to acquire any Equity Security of the Company.

6.7.1   The Debtor's records reflect that there are no unexpired options and, with respect to outstanding warrants, the exercise price of each of these warrants is greater than the estimated Distribution per share under the Plan.

6.8   Class 6 (Securities Claims). Class 6 consists of all Allowed Claims held by the named holders of the Shareholder Litigation Claim and all persons claiming by or through the Shareholder Litigation Claim.

6.9   Class 7 (Director and Officer IPO Claims). Class 7 consists of the Officers' and Directors' Indemnification Claims to the extent that such claims are based on their right to indemnity or contribution from the Debtor in connection with the IPO, the Securities Action, or the Shareholder Litigation Claim.

6.10   Class 8 (Other Director and Officer Claims). Class 8 consists of the Officers' and Directors' Indemnification Claims to the extent that such claims are not based on their right to indemnity or contribution from the Debtor in connection with the IPO, the Securities Action, or the Shareholder Litigation Claim.

6.10.1   No specific claims for indemnification have been made by the holders of Class 8 Claims.

ARTICLE VII

CLASSES OF CLAIMS AND INTERESTS NOT IMPAIRED UNDER THE PLAN

The following classes of Claims and Interests are not impaired under the Plan for the reasons hereinafter set forth:

7.1   Class 1 Priority Claims. Except to the extent that the holder of a particular Class 1 Priority Claim has agreed to a different treatment of such Claim, each holder of an Allowed Class 1 Priority Claim shall be paid on the Effective Date in cash, in full, but without interest.

7.2   Class 2 Claims (Secured Creditors). Each holder of an Allowed Class 2 secured Claim shall receive, at the Debtor's option: (a) one hundred percent (100%) of the net proceeds from the sale of its particular collateral at the time of such sale or as soon thereafter as practicable, up to the unpaid Allowed Amount of such claim; (b) the return of its particular collateral; or (c) such other less favorable treatment as shall be agreed to by the Debtor and the holder of such secured Claim. Any Allowed Claim held thereafter by the holder of such Allowed Secured Claim shall be treated as an Allowed Class 3A Unsecured Claim.

7.3   Class 4 Interests (Holders of Common Stock). Each of the holders of the Company's common stock existing on, and determined as of, the Record Date shall receive on account of, and in exchange for, its Allowed Class 4 Interest, pursuant to Section 13.1 of the Plan, its Pro Rata share of the Remaining Available Cash, and the right to receive its Pro Rata share of any subsequent Distributions, if any, on any subsequent Distribution Date. Notwithstanding any of the foregoing, holders of Allowed Class 4 Interests shall receive no Distributions on account of their interests until the holders of Claims in Class 3A, Class 3B and Class 3C have been paid in full, and the holders of Claims in Class3A and Class 3B have also been paid interest as provided under this Plan.

ARTICLE VIII

TREATMENT OF UNCLASSIFIED CLAIMS

Unclassified Claims shall be treated as follows:

8.1   Allowed Administrative Claims. Except to the extent that the holder of a particular Administrative Claim has agreed to a different treatment of such Claim, each holder of an Allowed Administrative Claim shall be paid in cash, in full, upon the later of (a) the Effective Date, (b) if such Claim is initially a Disputed Claim or an order of the Court is required prior to any payment, upon the ultimate allowance of such Claim by a Final Order of the Bankruptcy Court, and (c) if such Claim is incurred after the Petition Date in the ordinary course of the Debtor's business, within such time as payment is due pursuant to the terms giving rise to such Claim. Any request for allowance of an Administrative Claim pursuant to Section 503(a) of the Bankruptcy Code (including an estimate of expenses to be incurred through the Confirmation Date), other than by the Debtor's Professionals and the professionals of the Creditors' Committee, must be filed on or before July 11, 2005, which is the Administrative Claims Bar Date established by the Court, or the holder of such Claim shall be forever barred from asserting such Claim or receiving any payment on account of such Claim.

Administrative Claims other than professional compensation have been paid in the ordinary course during the Bankruptcy Case. As of the date of this Plan, the estimated outstanding and unpaid professional fees through April 30, 2005 totaled approximately $362,000.

ADMINISTRATIVE CLAIMS		AMOUNT
Murray & Murray, APC (general bankruptcy counsel to the Debtor)	Professional Fees and Costs	$231,720.41
Wilson Sonsini Goodrich & Rosati PC (special corporate and securities counsel to the Debtor)	Professional Fees and Costs	$71,893.84
White & Case (counsel to the Committee)	Estimated Professional Fees and Costs	$50,000.00
Fragomen Del Rey Bernsen & Loewy (special immigration counsel to the Debtor)	Professional Fees and Costs	$1,173.00
Thelen Reid & Priest, LLP (special patent counsel to Debtor)	Professional Fees and Costs	$1,851.15
United States Trustee's Fees	Estimated Quarterly Fees for Second Quarter 2005	$5,250.00
TOTAL

8.2   Tax Claims. Except to the extent that the holder of a particular Tax Claim has agreed to a different treatment of such Claim, each holder of an Allowed Tax Claim shall receive on the Distribution Date of the Plan, a cash payment of a value, as of the Effective Date, equal to the Allowed Amount of such Claim; provided, however, that in no event shall the holder of a Tax Claim be paid prior to the payment in full of Allowed Claims entitled to priority pursuant to Section 507(a)(1) through (a)(7) of the Bankruptcy Code.

The sum of priority Tax Claims filed against the Debtor as of May 18, 2005 total $634,993 which is subject to the Debtor's further review and determination of whether an objection should be filed to particular Claims.

The Debtor also has ongoing post-petition tax reporting and payment obligations as summarized below based upon information provided by its accountant. The Debtor's post-petition tax obligations are not included in the Tax Claims and the below is provided for informational purposes only:

Delaware charges an annual franchise tax until a corporation is dissolved (currently $62,265 per year for the Debtor). Upon dissolution of the corporation before the year ends, the minimum franchise tax per corporate entity will be reduced (currently $60.00). Debtor expects a refund of $11,252 from its 2004 Delaware franchise tax.

A California sales tax return will have to be filed pursuant to the allocation agreement between ComVest and the Debtor in connection with the sale of substantially all of the Debtor's assets to ComVest. The estimated sales tax is $45,000 which is reimbursable by ComVest pursuant to the Asset Purchase Agreement between the parties.

Final 2004 tax returns will be filed for all state jurisdictions where applicable excluding for California and Delaware.  The Company may have to continue paying the California minimum tax each year until the companies are dissolved.  The aggregate amount of taxes owing for all relevant states is anticipated to be less than $10,000.

The San Francisco payroll tax for 2005 is estimated at $80,000 based on the 2004 payroll at 1.5% interest.

Additional Secretary of State fees for California of approximately $25.00 for each company will also continue until the companies are dissolved.

In the event the Debtor formally deregisters from each state in which it did business, as opposed to filing final income tax returns and letting the registration lapse and be canceled by state, additional fees will be incurred.

ARTICLE IX

TREATMENT OF CLASSES OF CLAIMS AND INTERESTS
THAT ARE IMPAIRED UNDER THE PLAN

The following classes of Claims and Interests are impaired under the Plan, and shall be treated as follows:

9.1   Class 3A Claims (Unsecured Creditors). Each holder of an Allowed Class 3A Unsecured Claim shall receive, pursuant to Section 13.1 of the Plan, payment of its Claim in full plus interest from the Petition Date at the Class 3A Interest Rate on the later to occur of the date that is ten days after (a) the Rejection Claims Bar Date and (b) the date upon which such holder's Class 3A Unsecured Claim becomes Allowed (the "Class 3A Payment Date"). Notwithstanding the foregoing, if there is insufficient Available Cash to pay all Class 3A Claims in full, then each holder of an Allowed Class 3A Claim shall receive its Pro Rata Share of Available Cash without interest pursuant to Section 13.1 of the Plan. The Debtor and/or Reorganized Debtor shall make commercially reasonable efforts to determine prior to the Effective Date whether Available Cash will be sufficient to pay holders of Allowed Class 3A Unsecured Claims in full and shall notify counsel for the Committee of their determination prior to the hearing on confirmation of the Plan. All Avoidance Actions against any holder of an Allowed Claim in Class 3A shall be deemed waived upon the payment in full of such holder under the Plan without regard for interest.

_______

2 The California minimum tax is computed as follows: $2,400 - $800 x 3.

9.2   Class 3B (ComVest Deficiency Claim). An Allowed Class 3B Claim shall receive, pursuant to Section 13.1 of the Plan, payment of its Allowed Class 3B Claim in full plus interest from the Petition Date at the Class 3A Interest Rate. Notwithstanding the foregoing, if there is insufficient Available Cash to pay each holder of an Allowed Class 3B Claim in full, each such holder shall receive its Pro Rata Share of Available Cash (which shall be calculated by aggregating Allowed Claims in Class 3A and Class 3B) pursuant to Section 13.1 of the Plan; provided, that no Distribution shall be paid under the Plan or otherwise on account of an Allowed Class 3B Claim until at least $2,750,000 in the aggregate has been distributed to holders of Allowed Class 3A Claims. All Avoidance Actions against any holder of an Allowed Claim in Class 3B have been released pursuant to the ComVest Settlement Agreement.

9.3   Class 3C (Mitelhaus Claim). On the Effective Date, the holder of the Mitelhaus Claim shall receive payment of $1,000,000 in cash, without interest, pursuant to the terms of the Mitelhaus Settlement Agreement. The payment of the Mitelhaus Claim as contemplated hereby shall be in full and complete satisfaction of any and all Claims of Mitelhaus against the Debtor and its present or former officers and directors.

9.4   Class 5 Interests (Option and Warrant Holders). The holders of warrants, options and/or other rights to acquire any Equity Security of the Debtor shall be cancelled and will not receive any Distribution under the Plan.

9.5   Class 6 (Securities Claims). All claims in Class 6 shall be subordinate to the Allowed Claims in all classes other than Classes 4, 5, 7, and 8. Jurisdiction and venue over allowance of the Shareholder Litigation Claim (including all determinations whether such claim may be certified as a class claim) shall be transferred to the New York District Court on the Effective Date. On account of their Allowed Claims in Class 6, the Securities Claimants shall receive beneficial interests in the Litigation Trust and may receive payment from the proceeds of the D&O Insurance Policies for (a) the Debtor's share of the Securities Action Settlement in accordance with the Settlement Agreement, if approved as the Securities Action Settlement in the Securities Action, (b) if the Settlement Agreement is not approved before these claims are otherwise resolved, to the extent and in the proportions determined by the District Court in the Securities Action, or (c) to the extent that such court declines to make such a determination, in accordance with the D&O Insurance Policies and applicable law, in each case subject to the Insurance Preservation Effort. The Securities Claimants and all persons who accept the benefits of the consideration provided to the holders of claims in Class 6 by this Plan (including the compromising of claims against the Bankruptcy Estate by the holders of the Officers' and Directors' Indemnification Claims and the proceeds of the Litigation Trust and D&O Insurance Policies) shall not be entitled to Distributions from any property of the Debtor, the Reorganized Debtor or the Bankruptcy Estate, or any right or Claim against any the Company's directors or officers, past or present, other than from the proceeds of the Litigation Trust and the D&O Insurance Policies.

9.6   Class 7 (Director and Officer IPO Claims). All Claims in Class 7 shall be subordinate to the Allowed Claims in all classes other than Classes 4, 5, 6 and 8. Jurisdiction and venue over allowance of all claims in Class 7, as well as any jurisdiction held by the Bankruptcy Court to adjudicate the liability of the holders of claims in Class 7 to the Securities Claimants, shall be transferred to the District Court on the Effective Date, subject to the Insurance Preservation Effort. On account of their claims in Class 7, the holders of the Officers' and Directors' Indemnification Claims shall receive or access the proceeds of the D&O Insurance Policies (a) directly, in accordance with the Settlement Agreement, if approved as the Securities Action Settlement in the Securities Action, (b) if no such Settlement Agreement is approved before these claims are otherwise resolved, to the extent and in the proportions determined by the District Court in the Securities Action, or (c) to the extent such court declines to make such a determination, in accordance with the D&O Insurance Policies and applicable law, in each case subject to the Insurance Preservation Effort. The holders of the Officers' and Directors' Indemnification Claims shall not be entitled to distributions from any property of the Debtor, the Reorganized Debtor, the Bankruptcy Estate, or other Company directors or officers, past or present, other than from the proceeds of the D&O Insurance Policies.

_______

3 Subject to appropriate Court approval, the Debtor contemplates that this Plan provision will be implemented by inclusion in the Confirmation Order of a recommendation by the Bankruptcy Court to the U.S. District Court for the Northern District of California, San Francisco Division, that the reference of 28 U.S.C. Section 157(a) and Local Bankruptcy Rule 5011-1(a) be withdrawn relevant to allowance of the Shareholder Litigation Claim (including without limitation all determinations of whether such claim may be certified as a class claim) and the allowance of the Officers' and Directors' Indemnification Claims, and that venue over the Shareholder Litigation Claim and Officers' and Directors' Indemnification Claims be transferred to the Southern District of New York or such other court as may have jurisdiction, from time to time, over those cases consolidated in the Securities Action.

9.7   Class 8 (Other Director and Officer Claims). To the extent that Claims in Class 8 are based upon an obligation to indemnify any party (other than the Securities Claimants) whose claim against the Debtor would be subordinated under Section 510(b) of the Bankruptcy Code to all claims and interests senior to the Debtor's common stockholders, such claims shall be subordinate to all classes other than Classes 4, 5, 6 and 7. On account of their Allowed Claims in Class 8, the holders thereof shall retain any rights they might hold under the D&O Insurance Policies, but shall not be entitled to distributions from any other property of the Debtor, the Reorganized Debtor or the Bankruptcy Estate.

ARTICLE X

VOTING PROCEDURES AND REQUIREMENTS

10.1    Ballots and Voting. A ballot to be used for voting to accept or reject the Plan is enclosed with all copies of the Plan mailed to all Creditors entitled to vote. To have your vote counted, you must complete the ballot and forward it so that it is received at the following address no later than 5:00 P.M., Pacific Daylight Time, on July 11, 2005, as follows:

If by mail:

Poorman-Douglas Corporation
Attn: CO Ballots
PO Box 4390
Portland, OR 97208-4390

If by overnight or hand delivery:

Poorman-Douglas Corporation
Attn: CO Ballots
10300 SW Allen Blvd
Beaverton, OR 97005

If by facsimile transmission:

Poorman-Douglas Corporation
1-503-350-5230

10.2   Creditors Entitled to Vote. Any Creditor of the Debtor whose Claim is in a class that is impaired under the Plan is entitled to vote, if either (a) its Claim has been listed or scheduled by the Debtor (and such Claim is not scheduled as disputed, contingent, unliquidated or unknown), or (b) it has filed a Proof of Claim with the Bankruptcy Court within the time ordered by the Bankruptcy Court. Holders of Claims in Classes 3A, 3B, 3C, 6, 7 and 8 are entitled to vote.

10.3   Effect of Objection to Claim. Any Claim as to which an objection has been filed (and such objection is still pending) is not entitled to vote, unless the Bankruptcy Court temporarily allows the Claim in an amount which it deems proper for the purpose of accepting or rejecting the Plan upon application by the Creditor to whose Claim an objection has been made. Such a request for temporary allowance must be heard and determined by the Bankruptcy Court on or before the Confirmation Date. A Creditor's vote may be disregarded if the Bankruptcy Court determines that the Creditor's acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

If You Have Any Questions Regarding The Procedures For

Voting On The Plan, You May Contact Debtor's Bankruptcy

Counsel As Follows:

Doris A. Kaelin, Esq.
Murray & Murray
A Professional Corporation
19400 Stevens Creek Boulevard, Suite 200
Cupertino, CA 95014-2528
Telephone: (650) 852-9000; (408) 907-9200
Facsimile: (650) 852-9244
Email: dkaelin@muraylaw.com

10.4   Definition of Impairment. Under Section 1124 of the Bankruptcy Code, a class of claims or equity interests is impaired under a plan of reorganization unless, with respect to each claim or equity interest of such class, the plan:

10.4.1   leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or interest; or

10.4.2   notwithstanding any contractual provision or applicable law that entitles the holder of a claim or interest to demand or receive accelerated payment of its claim or interest after the occurrence of a default:

10.4.2.1   cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code;

10.4.2.2   reinstates the maturity of such claim or interest as it existed before the default;

10.4.2.3   compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance on such contractual provision or applicable law; and

10.4.2.4   does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or interest.

10.5   Classes Impaired Under the Plan. The following classes of Claims are impaired under the Plan, and Creditors holding Claims in such classes are entitled to vote to accept or reject the Plan:

Class 3A Claims (Unsecured Claims)

Class 3B Claims (ComVest DeficiencyClaim)

Class 3C Claims (Mitelhaus Claim)

Class 6 Claims (Securities Claims)

Class 7 and 8 Claims (Directors' and Officers' Indemnification Claims).

Pursuant to Section 1126(g) of the Bankruptcy Code, a class is deemed not to have accepted the Plan if the Plan provides that the Claims or Interests of such class do not entitle the holders of such Claims or Interests to receive or retain any property under the Plan on account of such Claims or Interests. The holders of Class 5 Interests (Holders of Options, Warrants, and/or Other Rights to Acquire Any Equity Security of the Debtor) are to receive nothing under the Plan and are, therefore, deemed to have rejected the Plan.

10.6   Classes Unimpaired Under the Plan. Pursuant to Section 1126(f) of the Bankruptcy Code, a class that is not impaired under the Plan, and each holder of a Claim or Interest of such class, are conclusively presumed to have accepted the Plan, and solicitation of acceptances with respect to such class from the holders of Claims or Interests of such class is not required. The holders of Class 1 Priority Claims, Class 2 Secured Claims and Class 4 Interests (Common Stock) are not deemed impaired under the Plan and are therefore presumed to have accepted the Plan.

10.7   Vote Required for Class Acceptance. The Bankruptcy Code defines acceptance of a plan by a class of Creditors as acceptance by the holders of two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims of that class which actually cast ballots for acceptance or rejection of the plan, i.e., acceptance takes place only if two-thirds (2/3) in amount and a majority in number of the Creditors voting cast their ballots in favor of acceptance.

ARTICLE XI

CONFIRMATION PROCEDURES; OBJECTIONS TO CONFIRMATION

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

11.1   Confirmation Hearing. Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). The Confirmation Hearing may be postponed from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any postponement thereof. Section 1128(b) provides that any party in interest may object to confirmation of the Plan. Any objection to confirmation must be made in writing and filed with the Bankruptcy Court, with a copy delivered to the Judge's chambers, and served on the following parties, together with a proof of service:

/ / /

/ / /

/ / /

Doris A. Kaelin, Esq.
Murray & Murray
A Professional Corporation
19400 Stevens Creek Boulevard, Suite 200
Cupertino, CA 950144-2528
Fax: (650) 852-9244

Roberto Kampfner, Esq.
White & Case LLP
Three Embarcadero Center, Suite 2210
San Francisco, CA 94111-3162
Fax: (415) 544-0202

United States Trustee
Attn: Patricia Cutler
235 Pine Street, Suite 700
San Francisco, CA 94104
Fax: (415) 705-3379

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

11.2   Requirements for Confirmation of the Plan. At the Confirmation Hearing, the Bankruptcy Court must confirm the Plan if it determines that all of the requirements of Section 1129 of the Bankruptcy Code have been satisfied. These requirements are as follows:

11.2.1   The Plan complies with the applicable provisions of the Bankruptcy Code.

11.2.2   The Debtor has complied with the applicable provisions of the Bankruptcy Code.

11.2.3   The Plan has been proposed in good faith and not by any means forbidden by law.

11.2.4   Any payment made or promised by the Debtor or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Bankruptcy Case, or in connection with the Plan and incident to the case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

11.2.5   The Debtor has or will disclose the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Debtor, an affiliate of the Debtor participating in a joint plan with the Debtor, or a successor to the Debtor under the Plan, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of holders of Claims and Interests and with public policy, and the Debtor has disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor, and the nature of any compensation for such insider.

11.2.6   Any regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtor have approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval.

11.2.7   With respect to each class of impaired Claims or Interests, either each holder of a Claim or Interest of such class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated on such date under Chapter 7 of the Bankruptcy Code.

11.2.8   Subject to the "cramdown" provisions of the Bankruptcy Code discussed in Section 11.4 below, each class of Claims or Interests has either accepted the Plan or is not impaired under the Plan.

11.2.9   Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Claims and Priority Claims (other than Tax Claims) will be paid in full on the Effective Date of the Plan, and that the holders of Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six (6) years after the date of assessment of such Claims, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such Claims.

11.2.10   If a class of Claims is impaired under the Plan, at least one class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such class.

11.2.11   Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

11.3   Compliance with Confirmation Requirements. The Debtor believes that all of the foregoing requirements have been or will be met prior to the Confirmation Hearing. Specifically, the Debtor believes:

11.3.1   The Plan is in the best interests of Creditors, in that holders of all Claims impaired under the Plan will receive payments under the Plan having a present value as of the Effective Date of the Plan in amounts not less than the amounts likely to be received if the Debtor were liquidated in a case under Chapter 7 of the Bankruptcy Code. [See discussion at Section 12.2 below.]

11.3.2   The Plan will be accepted by sufficient votes in each impaired class or may be confirmed under the cramdown standards of 1129(b) even if sufficient votes are not received.

11.4   Cramdown. In the event that any impaired class of Claims does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the proponents if, as to each impaired class which has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization "does not discriminate unfairly" against a class if the Plan allocates value to that class in a manner consistent with the treatment afforded to other classes with similar legal Claims against the Debtor. "Fair and equitable" has different meanings for the holders of secured and unsecured Claims, and for holders of Interests.

With respect to a Secured Claim, "fair and equitable" means either (a) the impaired secured Creditor retains its Liens to the extent of its allowed Claim and receives deferred cash payments at least equal to the allowed amount of its Claim with a present value as of the Effective Date of the Plan at least equal to the value of such Creditor's interest in the property securing its Liens, (b) property subject to the Lien of the impaired secured Creditor is sold free and clear of that Lien, with that Lien attaching to the proceeds of the sale, and such Lien proceeds are treated in accordance with clauses (a) or (c) hereof, or (c) the impaired secured Creditor realizes the "indubitable equivalent" of its Claim under the Plan.

With respect to an Unsecured Claim, "fair and equitable" means either (a) each impaired Unsecured Creditor receives or retains property of a value equal to the amount of its allowed Claim, or (b) the holders of Claims and Interests that are junior to the Claims of the dissenting class will not receive any property under the Plan.

With respect to a Class of Interests, "fair and equitable" means (a) the Plan provides that each holder of an interest of such class receive or retain on account of such interest property of a value, as of the Effective Date of the Plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) the holder of any interest that is junior to the interests of such Class will not receive or retain any property under the Plan on account of such junior interest.

In the event that one or more classes of impaired Claims rejects the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired class of Claims.

ARTICLE XII

ALTERNATIVES TO CONFIRMATION

12.1    Consideration of Business Alternatives. The Plan provides for the liquidation of the Debtor and distribution of its assets to its Creditors and stockholders. Because the Debtor has sold all of its operating assets, the only reasonable alternative to liquidation would be a merger or combination with another company with ongoing operations or identification of another product or business in which to invest. To date, no concrete viable alternative has been identified by the Debtor or the Creditors' Committee.

12.2   Liquidation Analysis. Provided the Mitelhaus Settlement is approved (which will occur upon Confirmation), the Debtor expects to be solvent. The Administrative Claims Bar Date is July 11, 2005 and the Rejection Claims Bar Date will be established as thirty (30) days following notice of entry of the Order confirming the Plan. Unless unanticipated Administrative Claims and Rejection Claims are filed which exceed the Available Cash, Creditors with Allowed Claims will be paid in full, including interest for most Claims as provided herein. Cash remaining thereafter will be distributed to the stockholders of CO as expeditiously as possible. Based upon the Debtor's current estimate of what the Allowed Claims will be, plus the estimated cost of winding up the affairs of the Company and closing the Bankruptcy Case, the Debtor has estimated the range of distribution per share at between $0.09 and $0.15. This estimate is based upon the Debtor having 41,415,413 outstanding shares on the Record Date. These are estimates only and the ultimate range of Distributions may be higher or lower based upon variances in the amount of Allowed Claims, the costs of winding-up the Debtor's affairs and concluding the Bankruptcy Case, the filing of Administrative Claims and Rejection Claims by the applicable bar date in amounts higher than the Debtor has estimated, as well as other contingencies. If the Plan is not confirmed by the Bankruptcy Court, Distributions to both Creditors and Equity Security Holders could be significantly delayed.

The Bankruptcy Court must independently determine that the Plan is in the best interest of each impaired class of Creditors and Interests. The "best interest" test requires that a plan provide to each dissenting member of each impaired class a recovery that has a present value at least equal to the present value of the Distribution which each such Creditor or Equity Security Holder would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

In performing this analysis, the Bankruptcy Court must determine the amount that would be generated from a Chapter 7 liquidation of the Debtor's assets after deducting the cost of liquidation. The cost of liquidation would include the Trustee's commissions (approximately three to four percent of all disbursements), the Trustee's expenses, fees for counsel and other professionals retained by the Trustee and Administrative Claims. In addition to liquidating the Debtor's assets, the Trustee must also decide whether to litigate certain claims and possibly other litigation matters. Generally, no distribution is made in a Chapter 7 case until all assets of the bankruptcy estate and all claims have been liquidated, a process that can take many months and sometimes years. This delay could further impair the value of any distribution made to holders of Claims under a Chapter 7 liquidation. Moreover, a Chapter 7 trustee would be unable to subordinate the Shareholder Litigation Claim via a Chapter 11 plan, and would instead be required to seek such subordination via an adversary proceeding, potentially at additional cost and delay to the Bankruptcy Estate.

On the other hand, barring unforeseen Claims, Confirmation of the Plan will enable the Debtor to make a full distribution to Creditors and a Pro Rata distribution to Equity Security Holders and to conclude its orderly liquidation and timely distribute all liquidation proceeds which the Debtor believes will result in the highest and best recovery for Creditors and Equity Security Holders. By proceeding to liquidate the remaining assets and distribute the Debtor's cash proceeds with a Responsible Person and counsel that are already familiar with the Bankruptcy Case, the Debtor and the Creditors' Committee believe that the liquidation proceeds can be distributed sooner and at a lesser expense.

The net proceeds of the Debtor's assets will be distributed in accordance with the priority scheme set forth in the Bankruptcy Code. Any assets not liquidated prior to confirmation of the Plan will be liquidated by the Responsible Person. The Debtor, therefore, believes that the liquidation under the Plan will achieve at least the same results as would occur in the conversion of the Case to Chapter 7. The result can be achieved without the duplication of administrative costs that would result from the appointment of a Chapter 7 Trustee and the employment of additional professional persons, and the delay attendant with the administration of the assets in Chapter 7.

Those Creditors who are impaired under the Plan, therefore, are receiving, at a minimum, the equivalent of what they would receive if the liquidation was accomplished in Chapter 7. The Plan has been also proposed by the Debtor with the support of the Creditors' Committee rather than converting the case to Chapter 7. The Debtor believes that the Creditors and Equity Security Holders will fare much better should the liquidation be achieved in Chapter 11 under the Plan.

In any event, the best interest test is met with respect to the Debtor's creditors, because the Debtor expects to pay such creditors in full with interest as provided herein. Creditors cannot recover more than they are owed under any chapter of the Bankruptcy Code.

ARTICLE XIII

MEANS FOR IMPLEMENTATION OF THE PLAN

13.1   Distributions. The Debtor and/or the Reorganized Debtor shall liquidate all of its assets, collect and/or prosecute all of its claims, including Retained Claims, the cash proceeds of which shall be added to the Available Cash and deposited into the Distribution Account. All Available Cash shall be held in trust by the Reorganized Debtor or the Disbursing Agent, as applicable, in the Distribution Account and is deemed held in trust for the holders of Allowed Claims and Allowed Interests entitled to Distributions under this Plan and shall not be deemed for any purpose as personal assets of any Disbursing Agent. Any Disbursing Agent shall keep all such property segregated from any other property possessed or administered by it.

13.1.1   On the Effective Date, the First Distribution Date and the Class 3A Payment Date (if applicable), the Reorganized Debtor or the Disbursing Agent, as applicable, shall make a Distribution from Available Cash in full payment of the amounts distributable on account of all Allowed Claims and Interests, other than Claims and Interests in Class 6, Class 7 and Class 8. Thereafter, the Reorganized Debtor or the Disbursing Agent, as applicable, shall make subsequent Distributions at such times as determined by the Reorganized Debtor in its discretion, or as ordered by the Bankruptcy Court upon motion after notice to the Notice Parties; provided that the Reorganized Debtor shall consult with the Committee regarding the timing of any Distributions to holders of Claims in Class 3A and Class 3B of the Plan.

13.1.2   There shall be no Distribution to the holders of Class 4 Interests until all Allowed Claims of Creditors are paid in full or appropriately reserved for.

13.1.3   Pursuant to the First Distribution Date, each holder of an Allowed Class 4 Interest shall receive its Pro Rata share of the Remaining Available Cash. Thereafter, the Reorganized Debtor or the Disbursing Agent, as applicable, shall make subsequent Distributions at such time as is determined by the Reorganized Debtor in its discretion, or as ordered by the Bankruptcy Court upon motion after notice to the Notice Parties.

13.1.4   On the Effective Date, the Debtor and the Reorganized Debtor shall assign to the Litigation Trust all Excess Compensation Claims the Debtor and the Reorganized Debtor now have or may hereafter acquire against the Underwriters. In addition, without the prior written consent of the Litigation Trust or as otherwise ordered by the District Court, neither the Debtor, the Reorganized Debtor, the Bankruptcy Estate nor any of their agents or representatives shall bring any action or proceeding against the Underwriters based on the Underpricing Claims or any other alleged conduct in connection with the IPO or assign, transfer, release, discharge, extinguish or otherwise dispose of such claims.

13.1.5   In addition, the D&O Insurance Policies, and any proceeds thereof, may be used to pay, or otherwise satisfy, the Shareholder Litigation Claim in accordance with the Settlement Agreement or as otherwise ordered by the District Court in the Securities Action for the benefit of all of the beneficiaries of the D&O Insurance Policies as their interests appear in such policies and subject to the Insurance Preservation Effort, notwithstanding any Claims against or interests in such policies that may be held by the Debtor, the Reorganized Debtor, the Bankruptcy Estate and/or the holders of the Officers' and Directors' Indemnification Claims.

13.1.6   All Securities Claimants who vote to accept this Plan (through any person filing a proof of claim in this Bankruptcy Case on their behalf), or who accept any benefits under this Plan, shall be deemed to have released the holders of the Officers' and Directors' Indemnification Claims from each Claim that was, or could have been, asserted in the Securities Action or this Bankruptcy Case that arises out of, or relates to, the conduct alleged in the Securities Action or the Shareholder Litigation Claim to be wrongful, including but not limited to claims in connection with (i) the conduct of any Underwriter, the Debtor, its Bankruptcy Estate, or the holders of the Officers' and Directors' Indemnification Claims relating to the underwriting, distribution or allocation of shares of the Debtor in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for IPO shares. The Debtor, the Reorganized Debtor, the Bankruptcy Estate, and the holders of the Officers' and Directors' Indemnification Claims shall be further released to the extent the Securities Claimants agree or as otherwise is ordered by the District Court in the Securities Action. In addition, the Securities Claimants shall direct and authorize their attorneys and agents to use their best efforts to obtain from the District Court (a) certification of the Shareholder Litigation Claim as a class proof of claim, including in the event that the District Court does not approve the Settlement Agreement, and (b) approval of such further releases of the holders of the Officers' and Directors' Indemnification Claims from any liability in the Securities Action as provided in the Settlement Agreement or, if the Securities Action Settlement is not approved by the District Court, as the holders of the Shareholder Litigation Claim and the holders of the Officers' and Directors' Indemnification Claims may agree. Any determination by the District Court that the holders of the Securities Litigation Claim are the certified representatives of the class of persons purportedly covered by the Shareholder Litigation Claim shall constitute a determination that the treatment of such claim under this Plan is binding upon all members of the class so certified.

13.1.7   The Debtor also releases any holder of any of the Officers' and Directors' Indemnification Claims voting in favor of the Plan from any Claims which are property of the Bankruptcy Estate and which were, or could have been, asserted in the Securities Action or this Bankruptcy Case that arise out of, or are related to, the conduct alleged to be wrongful in the Securities Action or the Shareholder Litigation Claim.

13.1.8   Every release of claims referenced herein shall include all known and unknown claims, whether liquidated or unliquidated, fixed, inchoate or contingent, and however and whenever arising in such context. California Civil Code  1542, and any similar statute, rule and regulation, is waived to the extent, if any, applicable.

13.1.9   Notwithstanding any provision of this Plan to the contrary, nothing in this Plan shall be interpreted to cause or create any defense by any insurer under any D&O Insurance Policies, and the Debtor, the Reorganized Debtor, the Bankruptcy Estate, the holders of the Officer and Director Indemnification Claims, and their successors shall perform such cooperation and defense actions as may be required by the D&O Insurance Policies to keep them in full force and effect, subject to the effectiveness of the Securities Action Settlement in accordance with the Settlement Agreement. The Reorganized Debtor shall assume the Debtor's obligations under the D&O Insurance Policies on and after the Effective Date.

13.2   The Mitelhaus Settlement. The Mitelhaus Settlement Agreement and the Mitelhaus Settlement are hereby fully incorporated into the Plan and this Plan shall constitute the Debtor's request that the Bankruptcy Court approve the Mitelhaus Settlement Agreement and the Mitelhaus Settlement pursuant to section 1123(b)(3) of the Bankruptcy Code. On the Effective Date, the Reorganized Debtor shall be fully authorized to enter into and perform the Mitelhaus Settlement Agreement and the Mitelhaus Settlement without further order of the Bankruptcy Court and without the need for further corporate action of any kind or nature whatsoever.

13.3   Distribution Addresses.

13.3.1   Creditors. Unless a Creditor has provided Debtor's counsel with written notice of a different address, Distribution checks to Creditors shall be sent to the address set forth in their Proofs of Claim or, if no proof of claim is filed with respect to a particular Claim, the Distribution shall be mailed to the address set forth in the Debtor's Schedules. To ensure proper and timely receipt of a Distribution check, Creditors should promptly notify Debtor's counsel of any change of address.

13.3.2   Equity Security Holders. Unless an Equity Security Holder with an Interest in Class 4 has provided written notice of a different address to the Debtor's Stock Transfer Agent prior to the Distribution Date pursuant to the procedures of the Stock Transfer Agent, checks shall be mailed to such holders at the addresses shown on the records of the Stock Transfer Agent existing as of the Distribution Date, or as otherwise ordered by the Bankruptcy Court.

13.4   De Minimis Distributions. Notwithstanding any other provision of this Plan, Distributions of less than $2.00 need not be made by the Reorganized Debtor or the Disbursing Agent, as applicable, on account of any Allowed Claim or Allowed Interest; provided that Distributions that would otherwise be made but for this provision shall carry over until the next Distribution Date until the cumulative amount to which any holder of an Allowed Claim or Allowed Interest is entitled is more than $2.00, at which time the cumulative amount of such Distributions shall be paid to such holder.

13.5   Donation of Excess Cash. Notwithstanding any other provision of this Plan, at such time as the projected expense of a Distribution exceeds the remaining cash on hand (other than any cash reserved on account of Disputed Claims and Disputed Interests), the Reorganized Debtor or the Disbursing Agent, as applicable, upon approval of the Bankruptcy Court after notice to the Notice Parties and a hearing, may donate such cash to a nonprofit organization or organizations that are exempt pursuant to section 501(c) of the Internal Revenue Code (Title 26 of the United States Code); provided that any donations made pursuant to this provision shall be made to nonprofit organizations that fund or perform community-based services primarily in or around the metropolitan areas served by the Bankruptcy Court.

13.6   Withholding Taxes. Pursuant to section 346(f) of the Bankruptcy Code, the Reorganized Debtor or the Disbursing Agent, as applicable, shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Reorganized Debtor or the Disbursing Agent, as applicable, shall be permitted to withhold a Distribution to any Creditor that has not provided information requested by the Disbursing Agent for the purpose of fulfilling its obligations hereunder. The Reorganized Debtor and/or Disbursing Agent shall comply with all reporting obligations imposed on it by any governmental unit with respect to withholding and related taxes.

13.7   Conditions to Confirmation. It is a condition to the Confirmation of the Plan that the Bankruptcy Court shall have entered the Order of Confirmation in form and substance acceptable to the Debtor and the Creditors' Committee and, with respect to provisions relating to the Mitelhaus Settlement, the Order of Confirmation shall have approved the Mitelhaus settlement.

13.8   Conditions to the Effective Date. It is a condition to the Effective Date of the Plan that the Order of Confirmation shall have become a Final Order.

13.8   Waiver of Conditions to Confirmation. The conditions to Confirmation set forth in Section 13.7 above may be waived, at any time, in writing by the Debtor and the Creditors' Committee, as applicable; provided that the Debtor and the Committee may not waive the condition that the Order of Confirmation approves the Mitelhaus Settlement without Mitelhaus' consent.

13.10   Waiver of Conditions to the Effective Date. The conditions to the Effective Date set forth in Section 13.8 above may be waived, at any time, in writing by the Debtor and the Creditors' Committee, as applicable.

13.11   Substantive Consolidation. Upon the Effective Date, the bankruptcy estates of CO and COO shall be deemed substantively consolidated for purposes of administration, liquidation of assets, as well as Distribution to Creditors under the Plan.

13.12   Responsible Person.

13.12.1   Duties. Except as provided at Section 13.12.2 below, the Responsible

Person shall have all of the authority to and shall manage the Reorganized Debtor's affairs as if it were the sole shareholder, director and officer in accordance with the Bankruptcy Code, Bankruptcy Rules and Local Rules. Such management shall include, without limitation, (a) fulfilling the duties and obligations of the Reorganized Debtor under the Plan, and (b) fully administering the Bankruptcy Estate as required by the Plan, the Order of Confirmation, the Bankruptcy Code and the Bankruptcy Rules, which duties and obligations include, without limitation, the facilitation of Distributions pursuant to the Plan, reviewing Claims and Interests, objecting to Disputed Claims and Disputed Interests, supervising the preparation and filing of the Company's tax returns, dissolving the Company's corporate existence and closing the Bankruptcy Case. Without limiting the foregoing, the Responsible Person shall have all of the rights and powers of an estate representative appointed pursuant to Section 1123(b)(3) of the Bankruptcy Code to prosecute or otherwise assert the Retained Claims, including any Avoidance Actions.

13.12.2   Matters Requiring Consultation with Committee or Notice.

Notwithstanding Section 13.12.1 above, any decision affecting distributions to holders of Claims in Class 3A or Class 3B shall be made in consultation with the Creditors' Committee and any dispute between the Responsible Person and the Creditors' Committee regarding any such decision shall be resolved by the Bankruptcy Court upon reasonable notice to the Notice Parties. Additionally, the Responsible Person shall be required to provide the Notice Parties with fifteen (15) days' advance written notice of the following: (1) the proposed sale, liquidation or abandonment of assets with a fair market value of more than $75,000; and (2) any compromise of controversy pertaining to the settlement of a Disputed Claim where the amount being compromised by the Debtor exceeds $75,000. Any objection to such proposed action must be in writing and served upon the Responsible Person and counsel for the Debtor, and shall be adjudicated by the Bankruptcy Court in the event that such objection cannot be consensually resolved by the Parties. If no written objection is timely served with such fifteen (15) day period, the Responsible Person shall be authorized to carry out or consummate the proposed transaction or act without any further notice, order of the Court or otherwise.

13.12.3   Tenure and Replacement. The Responsible Person shall serve pursuant to the terms set forth in the agreement to be entered into between the Debtor and the Creditors' Committee prior to the Confirmation Date. The Responsible Person may resign at any time, or may be removed for cause upon motion by any party in interest to the Bankruptcy Court; provided, that any such resignation or removal shall not be effective until a new Responsible Person has been appointed by the Bankruptcy Court as required by this Section 13.12.3. In the event the Responsible Person is so removed, or in the event the Responsible Person voluntarily resigns, a new Responsible Person will be appointed by the Bankruptcy Court upon nomination by the existing Responsible Person, following notice to the Notice Parties. If replaced as the Responsible Person, such person shall turn over all of his/her records to the new Responsible Person.

13.12.4   Bond. Unless ordered by the Bankruptcy Court, the Reorganized Debtor does not intend to obtain a guaranty or fiduciary bond for the Responsible Person. The Debtor currently has an insurance policy that provides coverage for negligent acts by its officers or directors. This policy likely does not cover intentional acts. However, the proposed Responsible Person is the same person who has served as the responsible individual during the Bankruptcy Case. Additionally, the cash to be distributed to stockholders pursuant to this Plan will be distributed via the stock transfer agent. If a bond is ordered by the Bankruptcy Court, the cost will be paid by the Bankruptcy Estate. The Responsible Person may also obtain and/or renew liability and errors and omissions insurance at the Bankruptcy Estate's expense.

13.12.5   Compensation. The initial Responsible Person shall be compensated pursuant to the terms of the agreement with the Creditors' Committee which shall be approved by the Bankruptcy Court. Any successor to the Responsible Person shall be compensated upon such terms as are approved by the Bankruptcy Court following fifteen (15) days' notice to the Notice Parties. The Responsible Person, as well as any other person providing services to the Reorganized Debtor (other than professionals), shall be required to file with the Bankruptcy Court a monthly statement that reasonably demonstrates the time spent and the fees incurred by the such person for the particular month. The monthly statements shall be due by the 15th of the month for the preceding month's services. Any objection to a particular statement must be filed and served on the Responsible Person and Debtor's counsel within thirty (30) days of the end of the month for which statement is being challenged. By way of example only, for services rendered in August, the written statement by the Responsible Person and other non- professional providing services to the Reorganized Debtor must be filed with the Court no later than September 15; any objection would have to be filed and served no later than September 30 or be forever barred from objecting to that particular month's statement. Notwithstanding the foregoing, the Responsible Person and other persons providing services to the Reorganized Debtor shall be entitled to be paid semi-monthly. However, should a timely objection be made in writing by a party in interest that is sustained by the Court, the Responsible Person or other officer will be required to disgorge, or offset future compensation, in the amount disallowed by the Court.

13.12.6   Disbursing Agent. The Disbursing Agent for purposes of the Plan will be the Reorganized Debtor. The Reorganized Debtor shall be authorized to retain the services of Equiserve, ADP Proxy Services and/or Depository Trust Company to assist it in distributions under the Plan to the holders of Allowed Interests. The Debtor currently estimates that the cost for these services would include an administration fee of $850.00, and approximately $2.00 per distribution which contemplates the cost of the materials, postage, and the cost of providing tax reporting at the end of the year. The Reorganized Debtor may also utilize the services of a third party such as Poorman Douglas Corporation to assist in mailing distribution checks to Creditors. Debtor currently estimates that the cost of distributing checks to Creditors would total approximately $8,500.00.

13.13   Unclaimed Distributions. Any cash Distributions that remain unclaimed or unnegotiated for ninety (90) days following Distribution or are returned for reasons other than the absence of a current or correct address (unless a current or correct address cannot be determined after reasonable inquiry) shall become the property of the Reorganized Debtor and added to the Available Cash.

13.14   Amendment of Reorganized Debtor's Certificate of Incorporation. Not later than sixty (60) days after the Effective Date, the Reorganized Debtor's certificate of incorporation shall be amended to include a provision prohibiting the issuance of nonvoting equity securities. No action other than the entry of the Order of Confirmation by the Bankruptcy Court shall be necessary to effect this amendment other than the filing by the Reorganized Debtor of a certified copy of the Order of Confirmation and amended certificate of incorporation with the Secretary of State of Delaware, together with the payment of the requisite fees.

13.15   Revestment. On the Effective Date, all property of the Debtor and the Bankruptcy Estate shall vest in the Reorganized Debtor subject to the terms of the Plan. The Reorganized Debtor shall succeed to and take into account all tax attributes of the Debtor and the Bankruptcy Estate. As of the Effective Date, all property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate, and all property vesting in the Reorganized Debtor shall be free and clear of all Claims, Liens and Interests of Creditors and Equity Security Holders, except those Claims, Liens and Interests that are provided for, imposed by, or continued under the Plan. Revestment does not modify the nature of any contracts assumed by the Debtor and/or the Reorganized Debtor.

13.16   Tax Returns and Payments. The Company, through the Responsible Person, shall file or cause to be filed any and all delinquent and final tax returns and pay any and all taxes and Tax Claims due and owing, and not barred by the Governmental Unit Claims Bar Date or other applicable bar dates.

13.17   Termination of Employee Benefit Plans. The Debtor before the Effective Date and the Reorganized Debtor on and after the Effective Date shall continue to fulfill the Company's responsibilities relative to the termination of its employee benefit plans and the distributions therefrom, and shall pay the costs related thereto.

13.18   Exemption from Certain Transfer Taxes. Each of the asset sales entered into by the Debtor during the Bankruptcy Case and approved by the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code was a sale in contemplation of this Plan and, therefore, all such actions taken pursuant to such sales are, to the extent permitted by law, entitled to the exemptions provided for under and to the fullest extent permitted by Section 1146(c) of the Bankruptcy Code.

13.19   Dissolution of Corporate Entity. Pursuant to the authority contained in Sections 303 and 275 of the Delaware General Corporation Law, the Debtor shall be dissolved and its corporate existence terminated, without further corporate action, upon the filing of a certificate of dissolution; provided, however, the corporation shall be continued for three years from such dissolution, or such longer period as the Bankruptcy Court directs, to settle and close the Company's business pursuant to Section 278 of the Delaware General Corporation Law. The Order of Confirmation shall be deemed the appropriate authorization required under Section 275 of the Delaware General Corporation Law, authorizing the Responsible Person to file a certificate of dissolution upon the Effective Date of the Plan.

13.20   Further Orders. Upon motion by the Debtor and/or the Creditors' Committee after the Confirmation Date or the Reorganized Debtor and/or the Creditors' Committee after the Effective Date, on not less than ten (10) days' notice to the Notice Parties, the Bankruptcy Court may enter such other and further orders as may be necessary or appropriate to instruct and direct the Debtor's stock transfer agent or agents and others, and to facilitate the Distributions contemplated in the Plan.

13.21   Insurance Policies. The D&O Insurance Policies shall remain available, before and after the Effective Date, including to satisfy any and all Claims in Classes 6, 7, and 8, if Allowed, and all other claims held by, or asserted against, the Company and/or the Company's current or former officers and directors that may be covered by such policies.

13.22   Post-Confirmation Employment of Personnel. Any Disbursing Agent other than the Reorganized Debtor shall be entitled to receive reasonable compensation pursuant to Section 13.12.6 of the Plan. The Reorganized Debtor and any Disbursing Agent may employ or contract with persons and other entities to perform, or advise and assist in the performance of, their respective obligations under this Plan. The Reorganized Debtor may also continue to employ the Debtor's Professionals for the purposes for which they were employed before the Confirmation Date, and the Creditors' Committee may continue to employ the firm of White & Case for their post-Confirmation services through the date that the Committee is dissolved.

13.23   Post-Confirmation Compensation and Reimbursement of Professionals. All professionals employed by the Reorganized Debtor, the Disbursing Agent (if a third party Disbursing Agent is appointed) or the Creditors' Committee after Confirmation, including the Debtor's Professionals and counsel for the Creditors' Committee, shall be entitled to payment of their post-Confirmation Date fees and reimbursement of expenses on a monthly basis, subject to the following:

13.23.1   Each party requesting payment of such compensation shall serve a detailed statement of requested fees and expenses on the Notice Parties.

13.23.2   Any Notice Party or other party in interest may object to any portion of the requested fees and expenses. Any objection to the payment of fees or reimbursement of expenses shall be in writing (and sufficiently detailed to allow the party whose compensation is subject to the objection an opportunity to respond, and ultimately to allow the Bankruptcy Court to rule on such objection) and served on the Notice Parties and the party whose compensation is subject to the objection. Such an objection must be served within fifteen (15) days after service of the request.

13.23.3   If there is no objection to a parties' requested fees and expenses within such fifteen (15) day period, the Responsible Person shall promptly pay the requested amount in full. If an objection to a portion of the fees or expenses requested by a party is timely served, the Responsible Person shall promptly pay the undisputed portion of such fees and expenses.

13.23.4   To the extent that an objection is timely served, the Responsible Person shall reserve monies in the amount of the disputed fees and expenses pending resolution of said objection.

13.23.5   Any objection to a request shall be resolved by either (a) written agreement between the party requesting such fees and expenses and the objecting party, or (b) resolution of the disputed amount by the Bankruptcy Court pursuant to a Final Order. Resolution by the Bankruptcy Court shall be requested by motion filed and served in accordance with the Bankruptcy Rules and the Local Rules on not less than twenty (20) days notice. Any opposition to the motion shall be filed and served no later than five (5) days prior to the hearing.

13.23.6   Professionals shall not otherwise be required to file applications for Bankruptcy Court approval of post-Confirmation fees and expenses.

13.24   Creditors' Committee. The Creditors' Committee shall continue to serve and function until the Class 3A Payment Date or the First Distribution Date, whichever is applicable, with all of the duties, obligations, defenses and immunities provided by this Plan and applicable provisions of the Bankruptcy Code relating to committees in cases under Chapter 11 of the Bankruptcy Code, including without limitation all of the rights and powers set forth in Sections 1102 and 1103 of the Bankruptcy Code. The Creditors' Committee shall be dissolved and discharged from its duties on the day following the Class 3A Payment Date or the First Distribution Date, whichever is applicable.

13.25   Post-Confirmation Reports, Fees, and Final Decree.

13.25.1   U.S. Trustee Fees. Not later than thirty (30) days after the end of each calendar quarter that ends after the Effective Date (including any fraction thereof), the Reorganized Debtor or the Disbursing Agent, as applicable shall pay to the United States Trustee the quarterly fee for such quarter until this case is converted, dismissed, or closed pursuant to a Final Decree, as required by 28 U.S.C. 1930(a)(6).

13.25.2   Post-Confirmation Reports. Not later than thirty (30) days after the end of each calendar quarter which ends after the Effective Date, the Reorganized Debtor shall file and serve upon the Creditors' Committee (until dissolved) and the United States Trustee a quarterly post-Confirmation status report in substantially the form provided by the United States Trustee. Further reports shall be filed thirty (30) days after the end of every calendar quarter thereafter until entry of a Final Decree, unless otherwise ordered by the Bankruptcy Court.

13.25.3   Final Decree. After the Bankruptcy Estate is fully administered, the Reorganized Debtor shall file an application for a Final Decree, and shall serve the application on the Notice Parties, together with a proposed Final Decree. The Notice Parties shall have twenty (20) days within which to object or otherwise comment upon the Bankruptcy Court's entry of the Final Decree.

ARTICLE XIV

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

14.1   Treatment of Executory Contracts and Unexpired Leases. The Debtor reserves the right to move the Bankruptcy Court prior to Confirmation for authority to assume, assume and assign, or reject, pursuant to Bankruptcy Code Section 365, any and all contracts that are executory and leases that are unexpired.

14.2   Assumption of Executory Contracts and Unexpired Leases. Each contract listed on Exhibit "B" to the Plan shall be assumed by the Reorganized Debtor on the Effective Date to the extent each such contract is an executory contract.

14.3   Effect of Assumption of Executory Contracts and Unexpired Leases. All executory contracts assumed prior to Confirmation or pursuant to the Plan shall remain in full force and effect, be unimpaired by the Plan except as specifically modified by the Plan and the Order of Confirmation, and be binding on the parties thereto.

14.4   Adding and Removing Executory Contracts and Unexpired Leases. The provisions of this Article XIV may be amended, with appropriate notice to those parties in interest directly affected, at any time prior to the conclusion of the hearing on Confirmation of the Plan, to add or remove executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected pursuant to the Plan.

14.5   Defaults. Unless other treatment is agreed to between the parties to each assumed contract or lease, if there has been a default in an assumed executory contract or unexpired lease other than the kind specified in Section 365(b)(2) of the Bankruptcy Code, the Debtor shall, on or before the Effective Date, (a) cure, or provide adequate assurance that it will promptly cure, any such default, (b) compensate, or provide adequate assurance that it will promptly compensate, the other party to such contract or lease, for any actual pecuniary loss to such party resulting from such default, and (c) provide adequate assurance of future performance under such contract or lease.

14.6   Rejection of Executory Contracts and Unexpired Leases. Without admitting the validity of any other executory contracts and unexpired leases, all executory contracts and unexpired leases of the Debtor that are not (a) assumed or rejected prior to Confirmation, (b) the subject of a pending motion to assume filed prior to Confirmation, or (c) assumed pursuant to the Plan, are hereby rejected by the Debtor as of the Effective Date. Confirmation of the Plan shall be deemed to constitute Bankruptcy Court approval of such rejection.

14.7   Rejection Claims. Rejection Claims shall be classified as Class 3A Claims. The holder of a Rejection Claim shall file with the Bankruptcy Court, and serve on counsel for the Debtor and the Creditors' Committee, a Proof of Claim relative to such Rejection Claim on or before the Rejection Claims Bar Date or be forever barred from asserting any such Claim or receiving any payment or other Distribution on account of such Claim.

ARTICLE XV

PROOFS OF CLAIM AND INTEREST; OBJECTIONS

15.1   Time for Filing Proofs of Claim and Interest. Proofs of Claim and Interest, when required, shall be filed with the Bankruptcy Court no later than the applicable Claims and Interests Bar Date or applicable Governmental Unit Claims Bar Date.

15.2   Evidence of Claim or Interest. As soon as practicable after the Record Date, the Reorganized Debtor shall obtain from its transfer agent a list of all holders of record of the Debtor's common stock on the Record Date. Said list shall be conclusively presumed to be complete and accurate in all respects, and the Debtor, the Reorganized Debtor, the Creditors' Committee, and their professionals and the Responsible Person shall be entitled to rely on said list in connection with Distributions to be made under the Plan.

For purposes of any Distribution under the Plan, the Debtor, the Reorganized Debtor, the Disbursing Agent, and the Responsible Person shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the First Distribution Date or Record Date, respectively. The Debtor, the Reorganized Debtor, the Disbursing Agent, the Creditors' Committee, and their professionals and the Responsible Person shall be entitled to recognize and deal for all purposes with only those Creditors of record with the Bankruptcy Court as of the First Distribution Date and those stockholders of record stated on the stock records maintained by the transfer agent as of the Record Date.

15.3   Amendments to Claims. A Claim may be amended to increase the amount or priority of such Claim prior to the Confirmation Date only as agreed upon by the Debtor and the holder of such Claim or Interest, after consultation with the Creditors' Committee, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. Except as otherwise provided in the Plan, after the Confirmation Date, a Claim may not be filed or amended unless the amendment is solely to decrease the amount or priority. Unless otherwise provided herein, any new or amended Claim or Interest filed after the Confirmation Date or Record Date, respectively, shall be deemed disallowed in full and expunged without any action by the Reorganized Debtor or Responsible Person.

15.4   Time for Filing Objections. Except for any objections to allowance of Claims or Interests in Classes 6 and 7, objections to any Claim or Interest shall be filed no later than the Claims and Interests Objection Date.

15.5   Who May File Objections To Claims and Interests. Any party in interest may file an objection to a Claim or Interest.

15.6   Disputed Claims and Interests Resolution Procedures. The Debtor or the Reorganized Debtor, as the case may be, shall have the primary responsibility to review Claims and Interests and resolve Disputed Claims and Disputed Interests. The Reorganized Debtor shall use the Debtor's Professionals in reviewing Claims and Interests and resolving Disputed Claims and Disputed Interests. There shall be an attorney-client privilege between the Reorganized Debtor and the Debtor's Professionals on all matters.

The Debtor has prepared a schedule with its preliminary analysis of all Claims and scheduled debts which is attached hereto as Exhibit E. The Debtor's analysis of scheduled debts and Claims is ongoing and the Debtor reserves the right to object to any Claim or scheduled debt even if such Claim or debt is not presently identified as "disputed" on Exhibit E for which an objection is expected to be filed. The Debtor does not intend entry of the Order of Confirmation to constitute res judicata or otherwise bar, estop or inhibit the prosecution of these disputed and potentially Disputed Claims.

15.7   Disputed Claims and Interests Reserve. The Reorganized Debtor or the Disbursing Agent, as applicable, shall administer the Disputed Claims and Interests Reserve. Subject to the next sentence, any cash that would be distributed to the holder of a Disputed Claim (other than Class 6, Class 7 and Class 8 Claims) or Disputed Interest if it were an Allowed Claim or Allowed Interest on any Distribution Date hereunder shall be deposited on such Distribution Date in the Disputed Claims and Interests Reserve Account. On motion of any party in interest, the Bankruptcy Court shall determine what greater or lesser amount is necessary or sufficient to pay into the Disputed Claims and Interests Reserve to protect the rights of Distribution of the holder of a Disputed Claim or Disputed Interest. Not later than fifteen (15) days after the Reorganized Debtor or the Disbursing Agent, as applicable, has notice that a Disputed Claim or Disputed Interest has been Allowed in whole or in part, the Reorganized Debtor or the Disbursing Agent, as applicable, shall Distribute the cash paid into the Disputed Claims and Interests Reserve on account of such Disputed Claim or Disputed Interest, together with any interest earned on such cash in such account, to the extent distributable with respect to the Allowed Amount thereof. To the extent that cash payments made into the Disputed Claims and Interests Reserve Account on account of a Disputed Claim or Disputed Interest exceed the cash distributable with respect to the Allowed Amount of such Claim or Interest, such excess cash shall become the property of the Reorganized Debtor and shall be added to and treated as part of the Available Cash.

15.8   Distributions. Notwithstanding any provision of the Plan specifying a date or time for payments or Distributions of consideration hereunder, payments and Distributions in respect of any Claim or Interest that at such date or time is disputed, unliquidated or contingent, shall not be made until a Final Order with respect to an objection, estimation or valuation of such Claim or Interest is entered by the Bankruptcy Court, whereupon appropriate Distributions shall be made promptly in accordance with the preceding section.

ARTICLE XVI

DEFAULT

16.1   In the event that the Debtor or the Reorganized Debtor shall default in the performance of any of their obligations under this Plan, and shall not have cured such default within a period of ten (10) days after receipt of written notice of default from the holder of any Allowed Claim or Allowed Interest, or other affected party, then the holder of such Allowed Claim or Allowed Interest, or other affected party, may pursue such remedies as are permitted by law. The Bankruptcy Court shall have exclusive jurisdiction of any action or proceeding which alleges such breach. An event of default occurring with respect to one Claim or Interest, or other affected party, shall not be an event of default with respect to any other Claim or Interest or other affected party.

16.2   If, after Confirmation, the Reorganized Debtor materially defaults on any obligation under the Plan, any party in interest, including without limitation the Office of the United States Trustee, may move the Bankruptcy Court for an order converting the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code. If such motion is granted, the Plan shall terminate, and the Chapter 7 estate shall consist of all property not administered pursuant to the Plan. Such property shall be administered by the Chapter 7 trustee as prescribed in Chapter 7 of the Bankruptcy Code. Any party in interest, including without limitation the Reorganized Debtor, may oppose any such motion.

/ / /

ARTICLE XVII

RESERVATION OF POWERS

Nothing in the Plan shall be deemed to constitute a waiver of the powers of the Debtor as debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, and the Debtor shall retain after Confirmation, and the Reorganized Debtor shall retain after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules to a trustee or debtor in possession, including, without limitation, those with respect to recovery of property and objections to, and/or subordination of, Claims and Interests.

ARTICLE XVIII

PRESERVATION OF CLAIMS AND RIGHTS

18.1   Confirmation of the Plan effects no settlement, compromise, waiver or release of any claim, cause of action or claim for relief, including any Retained Claims, unless the Plan or Order of Confirmation specifically and unambiguously so provides. The nondisclosure or nondiscussion of any particular claim, cause of action or claim for relief is not and shall not be construed as a settlement, compromise, waiver, or release of any such claim, cause of action or claim for relief.

18.2   The Debtor and the Reorganized Debtor reserve any and all claims and rights, including any Retained Claims, against any and all third parties, whether such claims and rights arose before, on or after the Petition Date, the Confirmation Date, the Effective Date, the Record Date and/or any Distribution Date, including without limitation, any and all Claims, rights, causes of action and/or claims for relief that the Debtor may have against the Underwriters and Executive Liability Underwriters. The Company believes that it has claims against all of the aforementioned parties. The Debtor does not intend entry of the Order of Confirmation to constitute res judicata or otherwise bar, estop or inhibit any actions by the Debtor or Reorganized Debtor upon any claims referred to in this Article XVIII, or otherwise.

ARTICLE XIX

WAIVER

After the entry of the Order of Confirmation by the Bankruptcy Court and except as otherwise specifically set forth in the Plan, any term of the Plan may be waived only by the party or parties entitled to the benefit of the term to be waived.

ARTICLE XX

REQUEST FOR CONFIRMATION

The Debtor, as proponent of the Plan, requests Confirmation of the Plan. In the event any impaired class shall fail to accept this Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtor requests that the Bankruptcy Court confirm the Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code.

ARTICLE XXI

MODIFICATION OF THE PLAN

The Debtor may propose amendments to or modifications of the Plan under Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 at any time prior to the conclusion of the hearing on Confirmation of the Plan; provided that the Plan may not be amended to alter or modify the Mitelhaus Settlement or to remove the Mitelhaus Settlement from the Plan without Mitelhaus' consent. After the Confirmation Date, the Debtor may modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019.

ARTICLE XXII

RETENTION OF JURISDICTION

Except for the jurisdiction and venue transferred to the District Court pursuant to Sections 9.5 and 9.6 of the Plan, the Bankruptcy Court shall retain jurisdiction of the Bankruptcy Case (a) to determine the allowance or disallowance of Claims and Interests, (b) to hear and determine proceedings initiated before or after the Confirmation Date and the Effective Date regarding the prosecution of the Company's rights, claims, causes of action or claims for relief against any party, recovery of property and subordination of Claims and Interests, including the Retained Claims, (c) to fix and approve allowance of compensation and other Administrative Claims, including, if appropriate, payments to be made in connection with the Plan, (d) to adjudicate controversies arising from the terms of the Plan, (e) to hear and determine any proposed modifications of or amendments to the Plan to the extent permitted by Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, (f) to enforce or interpret the provisions of the Plan, the Order of Confirmation or any order entered by the Bankruptcy Court in the Bankruptcy Case, (g) to facilitate the Consummation of the Plan, (h) to hear and determine any claims, issues, matters and/or proceedings arising under or related to the D&O Insurance Policies, including without limitation issues related to ownership of the D&O Insurance Policies or the proceeds thereof, claims against the D&O Insurance Policies, and/or claims arising as a result of claims against the D&O Insurance Policies, (i) to consider such other matters as may be set forth in the Plan or the Order of Confirmation, and (j) to enter a Final Decree closing the Bankruptcy Case. If closed, the Bankruptcy Case may be reopened at any time to facilitate the provisions of this Article XXII.

ARTICLE XXIII

EFFECT OF ORDER OF CONFIRMATION

As of the Confirmation Date, the effect of the Order of Confirmation shall be as provided in Section 1141 of the Bankruptcy Code, and as follows:

23.1   Binding Effect of Plan. The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Debtor, any entity acquiring property under or otherwise accepting the benefits of the Plan, and every Creditor and Equity Security Holder, whether or not such Creditor or Equity Security Holder has filed a proof of Claim or Interest in the Bankruptcy Case, whether or not the Claim or Interest of such Creditor or Equity Security Holder is impaired under the Plan, and whether or not such Creditor or Equity Security Holder has accepted or rejected the Plan.

23.2   Full Satisfaction of Claims and Interests. Except as otherwise provided in the Plan and the Order of Confirmation, the rights afforded in the Plan shall constitute full and complete satisfaction and release of all Claims and Interests, including any interest accrued thereon from and after the Petition Date, against the Debtor, the Reorganized Debtor, the Bankruptcy Estate, or any assets or property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate.

23.3   Incorporation of ComVest Settlement Agreement. The ComVest Settlement Agreement is hereby incorporated by reference into the Plan and each provision thereof, including any releases are and shall be fully enforceable by and against the parties thereto, including, without limitation, against the Reorganized Debtor as a successor to the Debtor.

/ / /

ARTICLE XXIV

MISCELLANEOUS

24.1   Headings. The headings contained in the Plan are for convenience of reference only and shall not limit or otherwise affect in any way the meaning or interpretation of the Plan.

24.2   Singular/Plural. All references in the Plan to the singular shall be construed to include references to the plural and vice versa.

24.3   Gender. All references in the Plan to any one of the masculine, feminine or neuter genders shall be deemed to include references to both other such genders.

24.4   Exhibits. All exhibits attached to the Plan are, by this reference, hereby incorporated into the Plan.

24.5   Notices. All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by first class mail, as follows:

If to the Debtor or Reorganized Debtor:
 CO Liquidation, Inc.
fka Commerce One, Inc.
Attn: Paul Warenski
580 California Street, Ste. 526
San Francisco, CA 94104

With copies to:
 Doris A. Kaelin, Esq.
Murray & Murray
A Professional Corporation
19400 Stevens Creek Boulevard, Suite 200
Cupertino, CA 95014-2528

If to the Creditors' Committee:
 Roberto Kampfner, Esq.
White & Case LLP
Three Embarcadero Center, Ste. 2210
San Francisco, CA 94111-3162

and if to a holder of an Allowed Claim or Allowed Interest, at the address prescribed by Section 13.3 hereof. Notices shall be deemed given when delivered or mailed. Any entity may change the address at which such entity is to receive notices under the Plan by sending written notice, pursuant to the provisions of Section 13.3 if applicable, or otherwise to the entity to be charged with knowledge of such change.

24.6   Reservation of Rights.

24.6.1   The Debtor, in consultation with the Creditors' Committee, reserves the right to withdraw this Plan at any time before the entry of the Confirmation Order.

24.6.2   Neither the filing of the Plan nor any statement or provision contained in the Plan, nor the taking by any party in interest of any action with respect to the Plan, shall, until the Effective Date (a) be or be deemed to be an admission against interest, or (b) be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved.

24.6.3   In the event that the Plan is not confirmed or fails to become effective, neither the Plan nor any statement contained in the Plan may be used or relied upon in any manner in any suit, action, proceeding or controversy within or without this Bankruptcy Case involving the Debtor, except with respect to Confirmation of the Plan.

24.7   Computation of Time Periods. In computing any period of time prescribed or allowed by the Plan, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included unless it is a Saturday, a Sunday, or a legal holiday, or, when the act to be done is the filing of a paper in the Bankruptcy Court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.

DATED this 20th day of May, 2005.

CO Liquidation, Inc.,
a Delaware Corporation

By: /s/ Paul Warenski
Senior Vice President and General Counsel

COO Liquidation, Inc.,
a Delaware Corporation

By: /s/ Paul Warenski
Senior Vice President and General Counsel

MURRAY & MURRAY
A Professional Corporation

By: /s/ Doris A. Kaelin
 Attorneys for Debtors

EXHIBIT "A"

DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings specified below:

    "Administrative Claim" means a Claim for any cost or expense of administration of a kind specified in Section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the Bankruptcy Estate incurred on or after the Petition Date and through and including the Confirmation Date, any cure amounts that must be paid in connection with the assumption of any executory contract or unexpired lease of the Debtor under Section 365 of the Bankruptcy Code, fees due to the United States Trustee pursuant to 28 U.S.C. 1930(a)(6), and compensation for legal or other services and reimbursement of expenses allowed by the Bankruptcy Court under Sections 330 and 331 of the Bankruptcy Code or otherwise.
    "Administrative Claims Bar Date" means July 11, 2005.
    "Allowed" or "Allowed Amount" means the amount in which any Claim or Interest is allowed. Unless otherwise expressly required by the Bankruptcy Code or the Plan, the Allowed Amount of any Claim does not include interest on such Claim from or after the Petition Date.
    "Allowed Administrative Claim" means all or any portion of an Administrative Claim that has either been Allowed by a Final Order or has not been objected to within the time period established by the Plan or by an order of the Bankruptcy Court.
    "Allowed Claim" means a Claim (a) which is an Allowed Claim pursuant to the terms of the Plan; (b) in respect to which a Proof of Claim has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; (c) as to which no Proof of Claim has been filed and which has been listed on Schedule D, E or F of the Debtor's Schedules and is not listed as disputed, contingent, unliquidated or unknown as to amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (d) which is Allowed by a Final Order of the Bankruptcy Court. No Claim shall be considered an Allowed Claim if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.
    "Allowed Interest" means, subject to the proviso below, the Interest of an Equity Security Holder (a) which is an Allowed Interest pursuant to the terms of the Plan; (b) in respect to which a Proof of Interest has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (c) which has been listed on the Debtor's List of Equity Security Holders filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as may be amended (the "List of Equity Security Holders"), and is not listed as disputed, contingent, unliquidated or unknown as to class or amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; provided, however, that Allowed Interests shall be determined as of, and limited to, Interests owned by Equity Security Holders on the Record Date pursuant to Section 6.6 of the Plan. No Interest shall be considered an Allowed Interest if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.
    "Allowed Secured Claim" means an Allowed Claim secured by a Lien, security interest, or other charge against or interest in property in which the Debtor has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value (as specified in the Plan, or if no value is specified, as determined in accordance with Section 506(a) of the Bankruptcy Code) of the interest of a holder of such Allowed Claim in the Debtor's interest in such property or to the extent of the amount subject to such setoff, as the case may be.
    "Allowed Unsecured Claim" means any Allowed Claim that is not an Allowed Secured Claim, including the unsecured Claims of undersecured Creditors and Rejection Claims, but excluding Administrative Claims, Priority Claims and Tax Claims.
    "Available Cash" means any and all cash and cash equivalents owned by the Debtor that exist as of the time immediately prior to any Distribution Date, but not including the D&O Insurance Policies or the proceeds thereof.
    "Avoidance Actions" means causes of action of the Debtor under Sections 544, 545, 547, 548 and 549 of the Bankruptcy Code.
    "Bankruptcy Case" means the bankruptcy cases commenced by the Debtor's filing with the Bankruptcy Court of their respective Voluntary Petitions under Chapter 11 of the Bankruptcy Code.
    "Bankruptcy Code" means Title 11, United States Code, 101, et seq.
    "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division.
    "Bankruptcy Estate" means the estates created by the commencement of the Bankruptcy Case and comprised of the property described in Section 541 of the Bankruptcy Code.
    "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. 2075, as amended, as applicable to the Bankruptcy Case.
    "Business Day" means a day which is not a Saturday, a Sunday or a court holiday for the Bankruptcy Court.
    "Claim" means any right to payment, or right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, from the Debtor, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.
    "Claims Bar Date" means January 31, 2005, the deadline for filing, when required, proofs of Claim in the Bankruptcy Case; provided, however, that the deadline for filing proofs of Claim by a governmental unit shall be the Governmental Unit Claims Bar Date.
    "Claims Objection Date" means the date sixty (60) days after the Effective Date; provided, however, that (a) the Debtor or the Reorganized Debtor may object to claims includable in Class 6 (Shareholder Litigation Claims) and/or Class 7 (Officers' and Directors' Indemnification Claims) at any time prior to the entry of the Final Decree closing the Bankruptcy Case, and (b) the Claims Objection Date may be extended by the Court for cause upon the ex parte motion of the Debtor.
    "Class 3A Interest Rate" means simple interest at the rate of five percent (5%) per annum based on a 365 or 366 day year (as the case may be), actual days elapsed.
    "Company" means, collectively, CO Liquidation, Inc., formerly known as Commerce One, Inc. and COO Liquidation, Inc., formerly known as Commerce One Operations, Inc.
    "ComVest Deficiency Claim" means the "Deficiency Claim" defined in the ComVest Settlement Agreement.
    "ComVest Settlement Agreement" means the Settlement Agreement dated as of December 3, 2004 by and among the Debtor, Commerce Acquisition, LLC, the Committee, ComVest Investment Partners II, LLC and DCC Ventures, LLC and approved by the Bankruptcy Court on December 6, 2004.
    "Confirmation" means the entry by the Bankruptcy Court of the Order of Confirmation.
    "Confirmation Date" means the date on which the Bankruptcy Court enters the Order of Confirmation.
    "Consummation of the Plan" shall occur on the Effective Date.
    "Creditor" means any entity holding a Claim against the Company.
    "Creditors' Committee" or "Committee" means the Official Committee of Unsecured Creditors appointed in the Bankruptcy Case by the United States Trustee.
    "D&O Insurance Policies" means any and all directors' and officers' management liability, and/or similar insurance policies in which either the Debtor and/or its personnel have an insurable or other interest in or right to make a claim against, including without limitation: Classic A-Side Management Liability Insurance Policy with Executive Liability Underwriters, policy number CL 71 00 03 00.
    "Debtor" means, collectively, CO Liquidation, Inc., formerly known as Commerce One, Inc. and COO Liquidation, Inc., formerly known as Commerce One Operations, Inc.
    "Debtor's Professionals" means, collectively, Murray & Murray, A Professional Corporation (bankruptcy counsel); Wilson Sonsini Goodrich & Rosati; Professional Corporation (special corporate and litigation counsel); Thelen Reid & Priest, LLP (special patent counsel); Stallman & Pollock LLP (special patent counsel); Fragomen, Del Rey, Bernsen & Loewy, PC (special immigration counsel); Constantin Pavleas (special litigation counsel); Randall A. Bradford, Certified Public Accountant, a Professional Corporation (accountants); and/or their successors, if any; and such other professionals whose employment by the Debtor prior to Confirmation was approved by order of the Bankruptcy Court, if any; and following the Effective Date, any professionals engaged by the Reorganized Debtor to represent or assist it in fulfilling its duties and obligations as the Reorganized Debtor under the Plan, including, without limitation, such accountant(s) as the Reorganized Debtor may select to complete the Company's tax returns and other required filings with governmental authorities having jurisdiction over the Debtor or the Reorganized Debtor and such legal professionals as might be appropriate to assist in administering the Plan, the Bankruptcy Case and the Bankruptcy Estate.
    "Disbursing Agent" means the Reorganized Debtor or such other Person as may be designated by the Court at the request of the Debtor or the Reorganized Debtor.
    "Disputed Claim" means a Claim against the Company (a) as to which a Proof of Claim has not been filed and that has been listed in the Debtor's Schedules as disputed, contingent or unliquidated, or; (b) as to which an objection or adversary proceeding has been filed within the time fixed by the Bankruptcy Court and which objection or adversary proceeding has not been withdrawn or disposed of by a Final Order of the Bankruptcy Court.
    "Disputed Claims and Interests Reserve" means a depository of cash attributable to Disputed Claims (other than Class 6, Class 7 and Class 8 Claims) and Disputed Interests to be administered by the Reorganized Debtor. Cash attributable to Disputed Claims and Disputed Interests shall be maintained in the Disputed Claims and Interests Reserve Account.
    "Disputed Claims and Interests Reserve Account" means a segregated interest-bearing bank account maintained for the purpose of holding cash attributable to Disputed Claims (other than Class 6, Class 7 and Class 8 Claims) and Disputed Interests and administered consistent with the provisions of Section 345 of the Bankruptcy Code.
    "Disputed Interest" means an Interest in the Debtor (a) as to which a Proof of Interest has not been filed and that has been listed on the List of Equity Security Holders as disputed, contingent or unliquidated, or (b) as to which an objection or adversary proceeding has been filed and which objection or adversary proceeding has not been withdrawn, overruled or otherwise disposed of by a Final Order of the Bankruptcy Court.
    "Distribution" means, as the context requires: (a) the cash or other property or consideration to be provided under the Plan to the holders of Allowed Claims and Allowed Interests; or (b) the payment, transfer, delivery or deposit of cash or other property to Creditors and Equity Security Holders pursuant to the Plan.
    "Distribution Account" means a segregated interest-bearing bank account maintained for the purpose of holding Available Cash and administered consistent with the provisions of Section 345 of the Bankruptcy Code.
    "Distribution Date" means the Class 3A Payment Date, First Distribution Date or any subsequent date on which a Distribution is made pursuant to this Plan.
    "District Court" means the United States District Court for the Southern District of New York or such other court as may have jurisdiction, from time to time, over the Securities Action.
    "Effective Date" means the first Business Day following the date on which the Order of Confirmation becomes a Final Order.
    "Equity Security" means (a) share in a corporation, whether or not transferable or denominated "stock", or similar security; or (b) warrant or right other than a right to convert, to purchase, sell, or subscribe to a share, security, or interest of a kind specified in subparagraph (a) of this section.
    "Equity Security Holder" means the holder, as of the Record Date, of any Equity Security of the Company.
    "Excess Compensation Claims" mean all claims held by the Debtor against the Underwriters for excess compensation in the form of fees or commissions or other forms of refunds of customer profits paid to the Underwriters by their customers for allocation of securities in connection with the offerings that are the subject of the Securities Action; provided, however, that Pricing Claims are excluded from this definition.
    "Final Order" means an order entered on the docket by the Bankruptcy Court which is no longer subject to appeal, certiorari or other proceedings for review or rehearing, and as to which no appeal, certiorari or other proceedings for review or rehearing are pending.
    "First Distribution Date" means the first Business Day following the Effective Date on which, practicably, cash can be distributed pursuant to Section 13.1 of the Plan; but in no event prior to the Administrative Claims Bar Date or the Rejection Claims Bar Date.
    "Governmental Unit Claims Bar Date" means April 4, 2005, the deadline for filing Proofs of Claim by a governmental unit.
    "Insurance Preservation Effort" means whatever acts and performance are required by the Debtor, the Reorganized Debtor, the Bankruptcy Estate or their successors in order to preserve the D&O Insurance Policies in full force and effect, including whatever defense and cooperation may be required in order to avoid defenses by the insurer to the prejudice of the beneficiaries of the D&O Insurance Policies.
    "Interest" means the rights and property interests represented by an Equity Security of the Company.
    "IPO" means the initial public offering of CO's common stock conducted by the Underwriters in July 1999.
    "Legal Rate" means two and twenty hundredths percent (2.20%) per annum, the interest rate allowed on judgments entered in federal courts pursuant to 28 U.S.C. 1961(a) which is the weekly average 1-year constant maturity Treasury yield, as published by the Board of Governors of the Federal Reserve System, for the calendar week preceding the Petition Date.
    "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.
    "List of Equity Security Holders" means the List of Equity Security Holders filed by the Debtor with the Bankruptcy Court on October 6, 2004 pursuant to Bankruptcy Rule 1007(a)(3), as may be amended.
    "Litigation Trust" means a trust to be established by the holders of the Shareholder Litigation Claim to hold and exercise control over the Excess Compensation Claims upon their assignment by the Debtor and the Reorganized Debtor for the benefit of the Securities Claimants and/or their successors in interest, including all agents and representatives thereof.
    "Local Rules" means the Local Rules of the United States District Court for the Northern District of California, as amended, as applicable to this Bankruptcy Case.
    "Mitelhaus" means Charles Mitelhaus, a former employee of the Debtor.
    "Mitelhaus Claim" means that Proof of Claim filed by Charles Mitelhaus against CO on January 11, 2005 in the amount of $26,190,960.00, designated as Claim Number 33.
    "Mitelhaus Settlement" means the settlement between the Debtor and Mitelhaus set forth in the Mitelhaus Settlement Agreement.
    "Mitelhaus Settlement Agreement" means that Settlement Agreement between the Debtor and Mitelhaus by which the Debtor has agreed to pay Mitelhaus the sum of $1,000,000 in full and final satisfaction of the Mitelhaus Claim; Mitelhaus has agreed to release the Debtor, the Bankruptcy Estates and all present and former officers and directors of the Debtor with respect to all Claims, whether known or unknown, all as more fully set forth in the Settlement Agreement; and the Debtor has agreed to execute a general release of Claims against Mitelhaus.
    "Notice Parties" means the Debtor or Reorganized Debtor, counsel for the Debtor and Reorganized Debtor, the Creditors' Committee (until dissolved), counsel for the Creditors' Committee (until the Committee is dissolved), the twenty largest holders of the Debtor's common stock as of the date of this Plan, the Office of the United States Trustee, and persons who have filed a request for special notice, but not including any Creditor whose Claim has been paid in full.
    "Officers' and Directors' Indemnification Claims" means the Claims evidenced by the proofs of Claim filed by the following persons: Asim Abdullah, Jack Acosta, John Balen, Wain Beard, Chuck Boynton, William Elmore, Beth A. Frensilli, Kenneth G. Gardner, Todd Hagen, William Harding, Mark B. Hoffman, Meichun Hsu, Irv Lichtenwald, Ed Mueller, Mark Pecoraro, Peter Pervere, Kip Quackenbush, Stewart Schuster, Peter Seidenberg, Narry Singh, Jay Tenenbaum, Alex S. Vieux, and Paul Warenski; and the Claims of any other officer or director of the Debtor, past or present, based on rights of reimbursement, contribution or indemnification.
    "Order of Confirmation" means the order entered by the Bankruptcy Court approving and confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code.
    "Person" shall have the meaning ascribed to it in the Bankruptcy Code.
    "Petition Date" means October 6, 2004, the date on which the Debtor filed its Voluntary Petition under Chapter 11 initiating the Bankruptcy Case and on which date relief was ordered in the Bankruptcy Case.
    "Plan" means this Plan of Reorganization (Dated May 20, 2005), including any modification(s) hereof and/or amendment(s) hereto that comply with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.
    "Pricing Claims" means any Claims held by the Debtor against the Underwriters arising out of or relying on the pricing of the offering that is the subject of the Securities Action.
    "Priority Claim" means any Allowed Claim entitled to priority pursuant to Section 507(a) of the Bankruptcy Code, but not including an Administrative Claim or a Tax Claim.
    "Pro Rata" means with respect to any Distributions to be made to the holder of an Allowed Claim or Interest, the proportion that such Allowed Claim or Allowed Interest bears to the aggregate of all outstanding Allowed Claims or Interest in the same Class.
    "Record Date" means the close of business on the thirtieth day following the Rejection Claims Bar Date.
    "Rejection Claim" means an Allowed Unsecured Claim arising from the Debtor's rejection of an unexpired lease or executory contract pursuant to the Plan or pursuant to an order of the Bankruptcy Court.
    "Rejection Claims Bar Date" means that date which is thirty (30) days following the date the Debtor provides notice of entry of the Order of Confirmation; provided, however, that Claims arising from the rejection of an unexpired lease or executory contract pursuant to a Final Order of the Bankruptcy Court entered prior to Confirmation shall be filed no later than the date designated in such order, or the holders of such Claims shall be forever barred from asserting any such Claims or receiving any payment on account of such Claims.
    "Remaining Available Cash" means Available Cash remaining after (a) payment of, or reservation for, all Allowed Administrative Claims, Allowed Tax Claims, Allowed Secured Claims, Allowed Unsecured Claims other than Class 6, Class 7 and 8 Claims (including Allowed Claims in Classes 3A, 3B and 3C), any other claims senior to Class 4 Interests and Class 6, 7 and 8 Claims, and post-confirmation expenses of the Debtor and post- Effective Date expenses of the Reorganized Debtor (including the fees and expenses of the Debtor's Professionals) incurred in administering the Plan and fulfilling its duties and obligations under the Plan, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, and (b) resolution of, or appropriate reserve for, all Disputed Claims and Disputed Interests.
    "Reorganized Debtor" means the Debtor on and after the Effective Date.
    "Responsible Person" means Paul Warenski, or such other Person proposed by the Debtor and designated by the Bankruptcy Court in the Order of Confirmation to fulfill the duties and responsibilities set forth in Section 13.12 of the Plan.
    "Retained Claims" means any and all Claims, defenses and rights of the Debtor against third parties, including Avoidance Actions, other than Claims released pursuant to the Plan or in the ComVest Settlement Agreement or Claims that have otherwise been validly released by the Debtor before the Effective Date.
    "Schedules" means the Debtor's schedules of assets and liabilities consisting of Schedule "A" through "J" filed with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007(b), as may be amended at anytime prior to Distribution.
    "Securities Action" means the cases consolidated as In re Commerce One, Inc. Initial Public Offering Securities Litigation, Civ. No. 01-CV-5575 (SAS) (S.D.N.Y.), coordinated with other actions as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.) pending before the United States District Court for the Southern District of New York.
    "Securities Action Settlement" means the settlement of claims relating to the Securities Action and Shareholder Litigation Claims against the Debtor and its past and present directors and officers (among others), as provided in the Settlement Agreement and in subsequent documents to be executed to implement, effect, and obtain approval of the Settlement Agreement.
    "Securities Claimants" means the holders of the Shareholder Litigation Claim.
    "Settlement Agreement" means (1) the Stipulation and Agreement of Settlement with Defendant Issuers and Individuals setting forth and memorializing the terms of an agreement between (a) plaintiffs; (b) participating issuers and/or individual defendants in the Securities Action and the other cases consolidated as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.); and (c) participating D&O insurers; and (2) the agreements ancillary to the Settlement Agreement, including the Insurers-Insureds Agreement, the Agreement Among Insurers, and the Issuers' Special Counsel Agreement.
    "Shareholder Litigation Claim" means the Claim evidenced by the Proof of Claim filed in the Bankruptcy Court on December 17, 2004 by Stamell & Schager, LLP, in the amount of "in excess of $792,000.00."
    "Tax Claim" means any Allowed Claim against the Company entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.
    "Underpricing Claims" means any claims held by the Debtor against the Underwriters arising out of or relying on (i) the pricing of the IPO or otherwise relating to the underwriting, distribution or allocation of shares of CO's common stock in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for shares issued in the IPO.
    "Underwriters" means Credit Suisse First Boston LLC (for itself and as successor to Donaldson Lufkin & Jenrette), Piper Jaffray & Co. (f/k/a/ U.S. Bancorp Piper Jaffray), and Robertson Stephens, Inc. (f/k/a/ FleetBoston Robertson Stephens and as successor to Banc Boston Robertson Stephens, Inc.).

EXHIBIT "B"

EXECUTORY CONTRACTS TO BE ASSUMED UNDER THE PLAN*

The following contracts, to the extent executory, shall be assumed by the Reorganized Debtor on the Effective Date: any and all directors' and officers' liability, and/or management liability insurance policies of the Debtor and its personnel, including without limitation:

    AIG (National Union Fire Ins. Co.); policy # 872-15-74;
    Lloyds of London; policy # 595/FD032080P;
    Chubb (Executive Risk Indemnity, Inc.); policy # 8167-7527;
    Clarendon America Ins. Co.; policy # MAG 24 700206 100000;
    The Hartford (Twin City Fire Ins. Co.); policy # DNA0160504-00;
    Gulf Ins. Co.; policy # GA0719203; and
    Executive Liability Underwriters; policy # CL 71 00 03 00.

* Debtor reserves the right to add executory contracts and unexpired leases, upon notice to those parties in interest directly affected, at any time prior to the conclusion of the hearing on confirmation of the Plan.

EXHIBIT "C"

SETTLEMENT OF MITELHAUS CLAIM

The Debtor's Plan provides for settlement of the Mitelhaus Claim pursuant to the terms of a compromise between the Debtor and Mitelhaus (the "Mitelhaus Settlement Agreement@ ), the material terms of which are set forth below. The proposed settlement is supported by the Creditors' Committee as well as by stockholders holding a combined 25.8% of the outstanding shares of CO.

By way of background, the following is a summary of the events leading up to the Mitelhaus Settlement Agreement. On or about January 11, 2005, Mitelhaus, a former employee of the Company, filed Claim No. 33 in the approximate amount of $26 million against the bankruptcy estate of CO based on the causes of action asserted in a complaint filed against the Company prior to the Petition Date (the "Mitelhaus Action"). Mitelhaus asserted in the complaint that he was entitled to damages arising from an alleged breach of contract or, alternatively pursuant to equitable remedies including quantum meruit. On a motion for summary judgment, a District Court in Colorado construed a contractual agreement between the Debtor and Mitelhaus to provide that Mitelhaus had been fully paid on a major contract that formed the basis for his claim. The District Court also found against Mitelhaus on his claims of promissory estoppel and quantum meruit. As a result, the Mitelhaus Action was dismissed. Mitelhaus appealed the District Court's judgment to the Tenth Circuit which is currently stayed by operation of 11 U.S.C. ' 362. On February 25, 2005, the Debtors and the Committee filed a Joint Objection to the Claim of Mitelhaus (A Objection@ ) arguing, inter alia, that the claim should be disallowed entirely under the principles of res judicata. Mitelhaus responded to this Objection by arguing that even if res judicata was initially applied, it would no longer apply if the Tenth Circuit reversed the judgment against Mitelhaus. In this regard, Mitelhaus also filed a motion seeking relief from the automatic stay (A RFS Motion@ ) for authority to proceed with the Mitelhaus Appeal. Preliminary hearings on the issue were held before the Bankruptcy Court.

To resolve the foregoing and in compromise of Mitelhaus= claim, the parties have entered into a Settlement Agreement conditioned upon the Court's entry of an order confirming the proposed Plan and approving the proposed compromise. The salient terms of the proposed settlement are as follows:

    Pursuant to its Plan, the Debtor will pay Mitelhaus $1,000,000 in full settlement of the Mitelhaus Claim and any other Claims he may have against the Debtor, the Reorganized Debtor, the Bankruptcy Estate, and/or present or former officers and directors of the Company;

    In consideration for the Debtor's agreement to pay the settlement sum, Mitelhaus shall dismiss, with prejudice, the appeal pending in the Tenth Circuit Court of Appeals and the Mitelhaus Claim shall be deemed Allowed as a non-priority general unsecured Claim in the reduced amount of $1,000,000 and shall be paid on the Effective Date;

    Mitelhaus shall execute a full and unconditional release of all Claims against the Debtor, the Reorganized Debtor, the Bankruptcy Estate, and/or present or former officers and directors of the Company, as more fully set forth in the Mitelhaus Settlement Agreement and the Debtor shall provide a similar release of all claims to Mitelhaus; and

    Each party shall bear their respective attorneys= fees and costs associated with the dispute.

The Debtor believes that the compromise satisfies the following factors set forth in the Ninth Circuit case of In re A & C Properties, 784 F.2d. 1377, 1380 (9th Cir. 1986) to determine fairness, reasonableness, and adequacy of the settlement:

(a) the probability of success in the litigation;

(b) the difficulties, if any, to be encountered in the matter of collection;

(c) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and

(d) the paramount interest of the creditors and a proper deference to their reasonable views.

In re A & C Properties, 784 F.2d. at 1381 quoting In re Flight Transportation Corp. Securities Litigation, 730 F.2d. 1128, 1135 (8th Cir. 1984). Similarly, the United States Supreme Court instructs the bankruptcy court to find the settlement A fair and equitable@ based on A an educated estimate of the complexity, expense, and likely duration of . . . litigation, the possible difficulties of collecting on any judgment which might be obtained, and all other factors relevant to a full and fair assessment of the wisdom of the proposed compromise.@ Protective Committee v. Anderson, 390 U.S. 414 (1968).

A. The probability of success in the litigation.

Debtor believes it would prevail on the appeal if it proceeded in the Tenth Circuit with the Mitelhaus Appeal and that the law is in the Debtor's favor with respect to disallowance of the Mitelhaus Claim on res judicata grounds. The Debtor also believes that even if Mitelhaus were to prevail on the appeal and ultimately a liability judgment was entered against the Debtor, that any damages awarded would be less than the approximate $26 million claim asserted by Mitelhaus. Mitelhaus, on the other hand, has asserted that res judicata would be inapplicable to the claim objection if Mitelhaus prevailed on the appeal, and the Bankruptcy Court has raised questions regarding its willingness to disallow the Mitelhaus Claim without some reservation pending the outcome of the Mitelhaus appeal. The Tenth Circuit appeal is currently stayed and allowing the appeal to continue could take a year or more. Moreover, if Mitelhaus were to prevail on the appeal, some or all of the causes of action asserted by Mitelhaus would likely be remanded to the District Court for a trial on the merits resulting in further delay. In addition, due to the size of Mitelhaus' asserted claims, a favorable outcome by the District Court that accepted his damage claim in full would significantly reduce distributions to unsecured creditors and potentially eliminate any distribution to stockholders. While the Debtor believes it is unlikely that Mitelhaus would in fact prevail on the appeal or at the District Court, or that any damage award would be in the $26 million amount asserted by Mitelhaus, there is always risk and unpredictability inherent in any litigation and creditors and stockholders could be adversely affected if the Debtor's predictions proved to be wrong. Further complicating matters is that the Colorado District Court based its decision upon its interpretation of contractual language that would likely be reviewed de novo by the appeals court. Such a standard of review requires the appeals court to take a new look to Mitelhaus' claims, without deferring to the discretion of the Colorado District Court. On the other hand, without relief from stay, Mitelhaus would likely appeal the outcome of the Objection and RFS Motion. Thus, a favorable outcome for the Debtor would not necessarily end the litigation.

B. The difficulties, if any, to be encountered in the matter of collection

Since any award in Mitelhaus= favor in either the Objection or the Mitelhaus Appeal would require payment from the Debtor, the estates= ability to collect is not dispositive here.

C. The complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it.

A significant factor in favor of a compromise in this case, is the complexity of the dispute and the expense, inconvenience and delay resulting therefrom. A certain degree of complexity is inherent in the parties= dispute. While the Debtors believe that res judicata bars Mitelhaus= claim against the estate of CO Liquidation, sustaining the Objection arguably could interfere with Mitelhaus' due process rights. Debtors believe that this could be avoided by requesting that the Bankruptcy Court estimate the claim but there is no guarantee that the Bankruptcy Court would agree to do so. Certainly, the dispute yields a significant amount of expense, inconvenience, and delay. A potential delay of one year or more associated with the Mitelhaus Appeal and potential reconsideration of his claim would not facilitate an expeditious administration of the Bankruptcy Case. Absent entry of a Final Order on an estimation of the Mitelhaus Claim that allowed for Creditors to be paid in full, Creditors would have to wait until the appeal concluded and, if remanded, for the underlying claim to be adjudicated. Proceeding with the Mitelhaus Appeal would also require the Debtors to hire special counsel to defend the estate= s interest in the appeal and to incur the fees and costs associated with litigation for which results are not guaranteed. Finally, an adverse ruling against the Debtors could require payment to Mitelhaus of up to approximately $26 million as measured by the proof of claim filed against the CO estate. The dispute would also have an adverse effect on the Debtor's Chapter 11 plan as Mitelhaus= claim, if fully allowed, would reduce the amount available for the rest of the Debtor's creditors from a 100% distribution contemplated by the compromise. Instead, the within compromise provides the benefit of quantifying the cost to the estates arising from the litigation, provides finality to the dispute between the parties, and allows the Debtor to proceed with the administration of the estates without further delay.

D. The paramount interest of the creditors and a proper deference to their reasonable views

As a final matter, case law instructs the court to give deference to a debtor= s judgment in settling a dispute and should A canvass the issues and see whether the settlement > falls below the lowest point in the range of reasonableness= @ instead of determining whether the settlement was the best that a debtor could obtain. Cosoff v. Rodman, 699 F.2d. 599, 608 and 613 (2d Cir. 1983). The Court should also refrain from conducting a A mini-trial@ on the merits of the underlying action in determining whether the settlement is proper. In re Blair, 538 F.2d. 849 (9th Cir. 1976); In re Walsh Construction, Inc., 669 F.2d. 1325 (9th Cir. 1982). In the instant compromise, the Debtor has agreed to the settlement based upon the support of significant stockholders of CO and the Creditors' Committee. Importantly, the compromise will release the estates from further claims in connection with the Mitelhaus Action and will allow the Debtor to proceed with the administration of the estates while avoiding additional unnecessary litigation expenses.

EXHIBIT "D"

SETTLEMENT OF SHAREHOLDER LITIGATION CLAIM

One of the elements of the Plan is the set of provisions which implement a compromise to resolve the Shareholder Litigation Claim filed in this case in the amount of "in excess of $792,000."

  Background of the Settlement

  The Shareholder Litigation Claim arose out of conduct related to the IPO for the Debtor's common stock in July 1999. In December 2000, allegations were initially publicized that the underwriters of various initial public offerings had (1) improperly agreed to allow certain customers to purchase shares in the offerings in exchange for excess commissions paid to the underwriters; and (2) arranged for certain customers to purchase additional shares in the aftermarket at predetermined prices. By this conduct, the underwriters were alleged to have manipulated the offering and subsequent stock trading prices of various issuers, causing substantial damages to persons who purchased and/or sold the stock.

  These allegations turned into litigation involving CO when certain individuals commenced a purported class action ("Securities Action") in the U.S. District Court for the Southern District of New York ("District Court") against CO, eleven of its then officers and/or directors ("CO Directors and Officers") and the Underwriters.1 The case is now captioned as In re Commerce One, Inc. Initial Public Offering Securities Litigation, 01 Civ. 5575 (SAS) (CLP) (S.D.N.Y.), coordinated with other actions as In re Initial Public Offering Securities Litigation, 21 MC 92 (SAS) (S.D.N.Y.). This Securities Action is only one of over 300 actions consolidated in the District Court and is one of the largest securities actions brought in recent times.

  _______

  1 The Underwriters of CO's initial public offering named in the consolidated amended complaint are: Credit Suisse First Boston Corporation (for itself and as successor to Donaldson Lufkin & Jenrette); Robertson Stephens, Inc. (f/k/a Fleetboston Robertson Stephens and as successor to Banc Boston Robertson Stephens, Inc.); and Piper Jaffray & Co. (f/k/a/ U.S. Bancorp Piper Jaffray) and their successors and assigns (collectively, the "Underwriters").

  Although the primary fault allegedly lay with the Underwriters, CO and the CO Directors and Officers were sued because, according to the plaintiffs, the prospectus used in the IPO should have disclosed the wrongful conduct and CO and its officers and directors either (a) knew or should have known of the alleged improper dealings by the Underwriters or (b) were strictly liable, regardless of fault, for the improper omission of this information in the registration statements filed with the SEC and offering materials.

  After commencement of this Chapter 11 case, the named plaintiffs in the Securities Action filed the Securities Litigation Claim in this Chapter 11 case as an alleged class Proof of Claim.2

  The Company maintains a significant amount of Directors' and Officers' Liability insurance. The Company estimates that the damages claimed by the Securities Claimants would be covered by the proceeds of the D&O Policies. The Company has demanded defense and indemnity in connection with the Securities Action from the D&O carriers. The Debtor believes the issuers of the D&O Insurance Policies will support the compromise incorporated into the Plan.

  The Debtor also has its own potential claims against the Underwriters ("Underwriter Claims"). These could fall into three categories: (a) rights to indemnity or contribution from the Underwriters to the extent that the Debtor is held liable to the Securities Claimants or the CO Directors and Officers because of wrongful conduct by the Underwriters; (b) claims ("Underpricing Claims") that the Underwriters set the initial offering price for the IPO too low and otherwise manipulated trading in the aftermarket for the Debtor's shares3, and (c) claims for return of secret commissions or profit "kickbacks" allegedly received by the Underwriters from their customer/purchasers to whom the Underwriters allocated shares in the IPO ("Excess Compensation Claims").

  _______

  2 If the compromise incorporated into the Plan is not approved, Debtor reserves, among other defenses the estate might have to the claim, defenses that the Shareholder Litigation Claim does not qualify as a class claim because, for example, permitting recovery on this Proof of Claim would result in a double recovery for the Company's shareholders, that there is a conflict within the alleged class such that the plaintiffs cannot fairly represent the class, or the bankruptcy system can adequately address the interests of the purported class members without certifying the class under the Proof of Claim.

  3 These allegations would be based on the fact that the aftermarket trading price of CO stock rose precipitously right after the IPO and the theory that the Underwriters directly or indirectly conspired with the initial purchasers in the IPO to give the purchasers (with whom the Underwriters allegedly had close relationships) profits that should have been earned by the Debtor-issuer.

  Based on these circumstances, the conclusion of the Chapter 11 case requires resolution of the allegations made in the Securities Litigation Claim and of the Company's potential claims against the Underwriters. As will be more fully described below:

  Proving and recovering damages on the Underwriter Claims would be difficult, time consuming and uncertain of success. If the Debtor were to prosecute these claims, at least final distributions to shareholders could be delayed for a substantial period of time and seriously diminished by the costs of litigation.

  Since the Shareholder Litigation Claim arose in connection with transactions in the Debtor's common stock, they are subordinated to the level of shareholders under 510(b) of the Bankruptcy Code. This raises an undecided issue of bankruptcy and corporate law. Distributions to shareholders not based on the Shareholder Litigation Claim will be allocated on the basis of the number of shares. The Shareholder Litigation Claim, if allowed, would have a dollar (not a per-share) value. The Debtor is not aware of any legal precedent governing translation of any allowed securities claims into shares in order to calculate distributions between the two groups with the same level of priority.4

  _______

  4 This same problem exists with respect to any Officer and Director Indemnification that might have been allowed and payable from funds that would otherwise go to shareholders.

  The above difficulties, among others, necessitate that the issues raised by the Securities Action be resolved (or, at least, a framework for their resolution be established) in order to conclude the Bankruptcy Case. For these reasons, among others, the Debtor recommends approval of the compromise described in the next section through acceptance of the Plan.

  In the larger group of suits in which the Securities Action is involved, the issuers who are not debtors in bankruptcy cases, their defendant-directors and officers, and their D&O insurance carriers have entered into a Stipulation of Settlement and ancillary agreements (collectively, the "Settlement") that provide for the settlement of the plaintiffs' claim against the issuers and defendant-directors on terms similar to those in the Plan. CO was a signatory to the Stipulation of Settlement prior to the filing of this bankruptcy case. The Stipulation of Settlement does not contemplate that issuers who are debtors in bankruptcy cases ("Bankrupt Issuers") would be parties to the Settlement, but such Bankrupt Issuers would receive from plaintiffs in the Securities Action a covenant not to sue; further, their defendant directors would receive the benefit of the releases from the plaintiffs and their D&O insurance carriers would participate in the creation of a guarantee fund. The Debtor believes that the assignment of the Underwriter Claims contained in the Plan is in CO's and its stockholders' best interests to obtain the releases provided therein and for the additional reasons set forth below.

  Although the Settlement has been preliminarily approved by the Court subject to certain conditions, there is no assurance that the Settlement will receive final Court approval in its present or any other form. In any event, the Debtor believes that, at best, final approval would not come until the end of 2005.

  Terms of the Compromise

  The Debtor's Plan provides for a compromise of the Shareholder Litigation Claim, the Officer and Director Indemnity Claims related to the IPO, and certain related matters and provides for treatment of these Claims similar to the treatment provided in other solvent issuer cases. The elements of the proposed compromise are incorporated into various sections of the Plan, and it will become effective if the Plan is confirmed by the Bankruptcy Court. Under the settlement and the Plan:

  The Shareholder Litigation Claim (Class 6) and the claims of the CO Directors and Officers (Class 7) will be subordinated below the claims of other creditors to the level of common stock (Class 4).

  The Debtor will assign the Excess Compensation Claims to a Litigation Trustee designated by the holders of the Securities Litigation Claim for the benefit of the Securities Claimants.

  In addition, without the prior written consent of the Litigation Trustee or as otherwise ordered by the District Court, neither the Debtor, the Estate nor any of their agents or representatives may instigate any litigation against the Underwriters based on the Underpricing Claims.5

  The sole sources of recovery on the Shareholder Litigation Claim (and claims by any persons claiming by or through it) will be the proceeds of the D&O Insurance Policies and the Litigation Trust. The Securities Claimants6 shall not have any claim against or receive any distribution from the Debtor, the Estate, or the assets of any of CO 's present or former officers and directors other than the proceeds of the Litigation Trust and the D&O Insurance Policies.

  _______

  5 The Underpricing Claims are defined in the Plan as: " . . . any claims held by the Debtor against the Underwriters arising out of or relying on (i) the pricing of the IPO or otherwise relating to the underwriting, distribution or allocation of shares of CO's common stock in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for shares issued in the IPO."

  6 The Securities Claimants currently include a settlement class and class representatives certified by the District Court in an Opinion and Order dated February 15, 2005. Specifically, the District Court certified, for purposes of the Settlement only, a settlement class including all persons who purchased or otherwise acquired shares of CO during the class period of July 1, 1999 to December 6, 2000 and were allegedly damaged thereby. Excluded from the settlement class are the named defendants in the Securities Action and persons who request to be excluded from the class pursuant to applicable notice requirements. The District Court's Opinion and Order certified, also for settlement purposes only, five individuals as class representatives, one of whom is a claimant specified on the Shareholder Litigation Claim. The Plan provides that the District Court's certification will also apply to the Shareholder Litigation Claim and the acts of those representatives will be binding on all class members. However, because there is no assurance that the District Court will approve the Settlement in its present or any other form, the current settlement class and class representatives may change in the event the Settlement does not become final. Any future class certification determination, if necessary, will be in the jurisdiction of the District Court.

  The holders of the Officer and Director Indemnification Claims (Classes 7 and 8) will retain access to the D&O Insurance Policies to cover any liability and/or expenses they might incur in connection with the Securities Action or otherwise. They release any rights to the Underwriter Claims and any other distributions from the Debtor, the Reorganized Debtor or the Bankruptcy Estate. In turn, the Debtor releases the holders of the Officer and Director Indemnification Claims from any similar claims the Debtor might hold.

  The actual Allowed Amount of the Shareholder Litigation Claim, and the allocation of any proceeds recovered from the Litigation Trust and/or the D&O Insurance Policies, will be determined by either settlement or judgment in the Securities Action. The Plan provides for transfer to the District Court of jurisdiction and venue over all other aspects of the Shareholder Litigation Claim (including its certification as a class claim and its effect on members of the potential class). [See Footnote 7.]

  More specifically, the relative rights of the securities plaintiffs and the CO director-defendants will be based on the Settlement if it is finalized and approved. If not, they will be determined by the District Court. The Plan requires the Securities Claimants to use their best efforts to have District Court certify the Shareholder Litigation Claim as a class proof of claim and approve further releases of the defendant-directors in accordance with the Settlement or as the Securities Claimants and the defendant-directors may agree. To the extent that potential class members (who are not otherwise bound by this Plan) opt out of any class certified in the Securities Action and thereby cannot be bound by the District Court's determinations, their rights against the director-defendants will be determined by the D&O Insurance Policies and applicable law. The Plan also provides that the director-defendants reserve any rights they might otherwise have to share in benefits received under the Plan by any beneficiaries of the Shareholder Litigation Claim who fail to accept the Plan or who opt out of the Securities Action.

  The Plan provides that all stockholders (holders of interests in Class 4) and Securities Claimants will release the holders of the Officer and Director Indemnification Claims from any claims that were or could have been asserted in this case or the Securities Action based on the wrongdoing alleged in the Securities Action. That alleged wrongdoing would include: (i) the conduct of any Underwriter, the Debtor, its Bankruptcy Estate, or the holders of the Officers' and Directors' Indemnification Claims relating to the underwriting, distribution or allocation of shares of the Debtor in the IPO, or (ii) the Underwriters' alleged conduct in connection with the aftermarket for IPO shares. Similarly, the Plan provides for a release by the Debtor of any claims it might have against the holders of the Officers' and Directors' Indemnity Claims relating to the IPO and the subject of the Securities Action and the Shareholder Litigation Claim.

  Notwithstanding any of the foregoing, however, the Debtor, the Reorganized Debtor, the Bankruptcy Estate and the holders of the Officer and Director Indemnification Claims continue to have an overriding duty to cooperate in the defense of any actions to the extent necessary to keep the D&O Insurance Policies in full force and effect, subject to the effectiveness of any settlement from the Settlement.

  Grounds for Approval of the Compromise.

The Debtor believes that the compromise incorporated into the Plan is in the best interests of the Estate and its shareholders and should be accepted and approved for several reasons:

      The Value of the Claims Surrendered by the Debtor is Not Readily Quantifiable, and In Any Event Appears to Be Outweighed by the Risks and Detriment of their Prosecution by the Estate.

      In this compromise, the Debtor is assigning one potential asset (the Excess Compensation Claims against the Underwriters) to the Litigation Trust and restricting its access to another (its Underpricing Claims and other potential claims against the Underwriters). The Debtor has spent substantial time and effort in investigating the potential value of these assets, and the Debtor has reached the business judgment that the potential value of recovery thereon is not readily quantifiable, and in any event appears to be outweighed by the risks and detriment of their prosecution, when compared to the value of their surrender in this compromise. 7 Based on the Debtor's investigations, it has determined that:

      _______

      7 In 2003, a special committee of CO's board of directors considered these potential claims in evaluating a Memorandum of Understanding for the proposed settlement of the Securities Action. Following this review, CO indicated its intention to participate in the settlement. Around this same time, more than 250 other issuer defendants (or director and officer defendants in the case of Bankrupt Issuers) also provided similar indications of their participation in the settlement embodied in the Memorandum of Understanding.

      The most viable causes of action that could be brought against the Underwriters if they acted wrongfully would be for either common law fraud or breach of the underwriting contracts. The damages that could be recovered for breach of contract appear to be fairly limited, especially when compared to the delay and costs of litigation described below.

      Significant legal and practical obstacles would exist in proving the potential common law fraud allegation or any material amount of damages. The Debtor would have to prove, by clear and convincing evidence, the materiality of any nondisclosures by the Underwriters and the causal link between the nondisclosure and, for example, the pricing of the IPO.

      So far, neither the Debtor nor any of its representatives is aware of any actual evidence that the Underwriters received the alleged excess compensation or underpriced the IPO. Substantial expense, which could run into millions of dollars, might have to be incurred to seek any such evidence, which might never be discovered even assuming arguendo it exists.

      Assuming arguendo that evidence existed to support excess compensation or underpricing claims against the Underwriters, the extent to which damages could be recovered from the Underwriters on such claims, and the measures of any such damages are unknown. Under the law likely to be applied to in any litigation with the Underwriters, damages for breach of contract would have to be proved with reasonable certainty, and meeting that standard could be difficult where based on judgments about market conditions. At a minimum, costly expert analysis and testimony would be required to prove damages from the Underwriters' conduct.

      Unless the Debtor were able to engage counsel to prosecute its potential claims against the Underwriters on a contingency basis, additional millions of dollars in attorney fees might be incurred to prosecute such claims.

      If the Debtor itself were to commence litigation against the Underwriters, they likely would vigorously defend the actions; the Underwriters would have access to much larger resources to defend such litigation; and the Underwriters likely would counterclaim against the Debtor, causing it to incur defense costs that might not be covered by the Debtor's D&O Insurance Policies.8 The likely vigor of the Underwriters' defense would be increased because of the potential precedent-setting effect of such litigation on the cases of other issuers with IPOs in which the Underwriters' conduct is being questioned.

      _______

      8   None of the Underwriters filed proofs of claims in this Chapter 11 case. Accordingly, they do not now have the right to seek any recovery from the Debtor or the Estate. However, if the Debtor were to instigate litigation against the Underwriters, they would have the right to counterclaim and assert offset rights based on any claims they could prove against the Debtor.

      Unless promptly settled, litigation against the Underwriters easily could require several years to conclude, making it necessary to keep the Chapter 11 case open, and resulting in significant additional administrative costs.

      Because of the uncertain level of expense that might have to be incurred to prosecute the claims against the Underwriters and defend against likely counterclaims by the Underwriters, the Debtor may have to reserve a substantial portion of the cash after paying unsubordinated creditor claims until conclusion of the litigation, or until expended, thereby potentially delaying any substantial distributions to existing shareholders.

      The Compromise Resolves the Potential, Irreconcilable Conflict Between the Securities Claimants and Other Shareholders to the Estate's Available Cash.

      As described above, assuming the Shareholder Litigation Claim was allowed in this Chapter 11 case and considered entitled to distribution of cash from the Estate, the Debtor is not aware of any legal precedent (or any logically compelling basis) for allocating the distributions between the Shareholder Litigation Claim and the other shareholder interests. Under the Plan, the only sources for recovery by the Securities Claimants are funds which are not otherwise available to shareholders: the proceeds of the D&O Insurance Policies and the claims against the Underwriters. Since the Securities Claimants are not to receive any distributions from cash of the Estate under the compromise, the conflict may be avoided.

      The Compromise Avoids the Risk, Delay and Cost of Litigation over the Shareholder Litigation Claim.

If the Shareholder Litigation Claim is not compromised, protracted litigation with the Securities Claimants could be as costly, and the outcome would be as uncertain, as any litigation commenced against the Underwriters. In fact, if the Debtor were to object to the Securities Litigation Claim, it is possible that the Securities Claimants would posture the litigation in such a way as to create a three-way contest with both the Debtor and the Underwriters, exacerbating the delay and further increasing the cost. Accordingly, the Debtor would have to reserve substantial funds and likely could not make a final distribution to shareholders until the litigation is concluded. That litigation could take many years.

EXHIBIT "E"

DEBTOR'S FINANCIALS
UNITED STATES BANKRUPTCY COURT NORTHERN DISTRICT OF CALIFORNIA

In re: [CASE NAME]	Commerce One, Inc.		Case No.	04-32820

			CHAPTER 11 MONTHLY OPERATING REPORT (GENERAL BUSINESS CASE)
SUMMARY OF FINANCIAL STATUS
	MONTH ENDED:	03/31/05	PETITION DATE:	10/06/04
1.	Debtor in possession (or trustee) hereby submits this Monthly Operating Report on the Accrual Basis of accounting (or if checked here the Office of the U.S. Trustee or the Court has approved the Cash Basis of Accounting for the Debtor).
	Dollars reported in	$1
2.	Asset and Liability Structure		End of Current Month	End of Prior Month	As of Petition Filing
	a. Current Assets		$14,657,055	$14,666,887
	b. Total Assets		$14,657,055	$14,666,887
	c. Current Liabilities		$589,320	$408,524
	d. Total Liabilities		$7,477,727	$6,235,968
3.	Statement of Cash Receipts & Disbursements for Month		Current Month	Prior Month	Cumulative (Case to Date)
	a. Total Receipts		$66,080	$308,209	$17,774,509
	b. Total Disbursements		$63,820	$432,601	$3,557,757
	c. Excess (Deficiency) of Receipts Over Disbursements (a - b)		$2,260	($124,392)	$14,216,752
	d. Cash Balance Beginning of Month		$14,513,809	$14,638,201	$299,317
	e. Cash Balance End of Month (c + d)		$14,516,069	$14,513,809	$14,516,069
			Current Month	Prior Month	Cumulative (Case to Date)
4.	Profit/(Loss) from the Statement of Operations		($258,968)	($136,618)	($395,586)
5.	Account Receivables (Pre and Post Petition)		$0	$0
6.	Post-Petition Liabilities		$589,320	$408,524
7.	Past Due Post-Petition Account Payables (over 30 days)		$0	$292,899
At the end of this reporting month:				Yes	No
8.	Have any payments been made on pre-petition debt, other than payments in the normal				X
	course to secured creditors or lessors? (if yes, attach listing including date of
	payment, amount of payment and name of payee)
9.	Have any payments been made to professionals? (if yes, attach listing including date of				X
	payment, amount of payment and name of payee)
10.	If the answer is yes to 8 or 9, were all such payments approved by the court?				X
11.	Have any payments been made to officers, insiders, shareholders, relatives? (if yes,			X
	attach listing including date of payment, amount and reason for payment, and name of payee)
12.	Is the estate insured for replacement cost of assets and for general liability?			X
13.	Are a plan and disclosure statement on file?				X
14.	Was there any post-petition borrowing during this reporting period?				X
15.	Check if paid: Post-petition taxes X ; U.S. Trustee Quarterly Fees X Check if filing is current for: Post-petition tax reporting and tax returns: X .
	(Attach explanation, if post-petition taxes or U.S. Trustee Quarterly Fees are not paid current or if post-petition tax reporting and tax return filings are not current.)
I declare under penalty of perjury I have reviewed the above summary and attached financial statements, and after making reasonable inquiry believe these documents are correct.
Date: ______	Responsible Individual: _________________________________

STATEMENT OF OPERATIONS (General Business Case)
				For the Month Ended	03/31/05
Current Month
Actual	Forecast	Variance				Cumulative (Case to Date)	Next Month Forecast
				Revenues:
-		-	1	Gross Sales		664,426
		-	2	less: Sales Returns & Allowances		-
-	-	-	3	Net Sales		664,426	-
-		-	4	less: Cost of Goods Sold (Schedule 'B')		-
-	-	-	5	Gross Profit		664,426	-
		-	6	Interest		-
		-	7	Other Income:		-
		-	8			-
		-	9			-
-	-	-	10	Total Revenues		664,426	-
				Expenses:
33,499	35,000	1,501	11	Compensation to Owner(s)/Officer(s)		215,856	35,000
-	-	-	12	Salaries		446,146	-
		-	13	Commissions		-
855	25,000	24,145	14	Contract Labor		131,724	5,000
		-	15	Rent/Lease: Personal Property		-
2,722	3,000	278	16	Real Property		104,853	3,000
2,319	2,000	(319)	17	Insurance - Health benefits		177,321	2,000
		-	18	Management Fees		-
		-	19	Depreciation and Amortization		21,713
2,485	4,000	1,515	20	Taxes: Employer Payroll Taxes		241,628	4,000
		-	21	Real Property Taxes		-
		-	22	Other Taxes		-
-		-	23	Other Selling		83,859
47,088	20,000	(27,088)	24	Other Administrative		869,938	40,000
		-	25	Interest		-
		-	26	Other Expenses:		-
		-	27			-
		-	28			-
		-	29			-
		-	30			-
		-	31			-
		-	32			-
		-	33			-
		-	34			-
88,968	89,000	32	35	Total Expenses		2,293,038	89,000
(88,968)	(89,000)	32	36	Subtotal		(1,628,612)	(89,000)
(170,000)	(175,000)	(5,000)	37	Reorganization Items: Professional Fees		(1,756,154)	(175,000)
		-	38	Provisions for Rejected Executory Contracts		-
		-	39	Interest Earned on Accumulated Cash from		-
				Resulting Chp 11 Case		-
		-	40	Gain or (Loss) from Sale of Equipment		15,544,271
-		-	41	U.S. Trustee Quarterly Fees		(5,250)
-		-	42	Other Income		1,079,789
(170,000)	(175,000)	5,000	43	Total Reorganization Items		14,862,656	(175,000)
(258,968)	(264,000)	5,032	44	Net Profit (Loss) Before Federal & State Taxes		13,234,044	(264,000)
		-	45	Federal & State Income Taxes
(258,968)	(264,000)	5,032	46	Net Profit (Loss)		13,234,044	(264,000)
Attach an Explanation of Variance to Statement of Operations (For variances greater than +/- 10% only):

BALANCE SHEET
(General Business Case)
For the Month Ended					03/31/05
	Assets
					From Schedules	Market Value
		Current Assets
1			Cash and cash equivalents - unrestricted			14,516,069
2			Cash and cash equivalents - restricted			42,183
3			Accounts receivable (net)		A	-
4			Inventory		B	-
5			Prepaid expenses			98,803
6			Professional retainers
7			Other:
8
9				Total Current Assets		14,657,055
		Property and Equipment (Market Value)
10			Real property		C	-
11			Machinery and equipment		D	-
12			Furniture and fixtures		D	-
13			Office equipment		D	-
14			Leasehold improvements		D	-
15			Vehicles		D	-
16			Other:		D
17					D
18					D
19					D
20					D
21				Total Property and Equipment		-
		Other Assets
22			Loans to shareholders
23			Loans to affiliates
24
25
26
27
28				Total Other Assets		-
29				Total Assets		14,657,055
	NOTE:
			Indicate the method used to estimate the market value of assets (e.g., appraisals; familiarity with comparable market prices, etc.) and the date the value was determined.

Liabilities and Equity
(General Business Case)

	Liabilities From Schedules
		Post-Petition
			Current Liabilities
30				Salaries and wages
31				Payroll taxes
32				Real and personal property taxes		-
33				Income taxes
34				Sales taxes		115,625
35				Notes payable (short term)
36				Accounts payable (trade)	A	38,195
37				Real property lease arrearage
38				Personal property lease arrearage
39				Accrued professional fees		435,500
40				Current portion of long-term post-petition debt (due within 12 months)
41				Other:
42
43
44				Total Current Liabilities		589,320
45			Long-Term Post-Petition Debt, Net of Current Portion
46				Total Post-Petition Liabilities		589,320
		Pre-Petition Liabilities (allowed amount)
47				Secured claims	F	246,039
48				Priority unsecured claims	F	1,214,597
49				General unsecured claims	F	5,427,770
50				Total Pre-Petition Liabilities		6,888,407
51				Total Liabilities		7,477,727
	Equity (Deficit)
52			Retained Earnings/(Deficit) at time of filing			7,438,296
53			Capital Stock
54			Additional paid-in capital
55			Cumulative profit/(loss) since filing of case			(258,968)
56			Post-petition contributions/(distributions) or (draws)
57
58			Market value adjustment
59				Total Equity (Deficit)		7,179,328
60	Total Liabilities and Equity (Deficit)					14,657,055

SCHEDULES TO THE BALANCE SHEET
(General Business Case)
Schedule A
Accounts Receivable and (Net) Payable
Receivables and Payables Agings				Accounts Receivable [Pre and Post Petition]	Accounts Payable [Post Petition]	Past Due Post Petition Debt
	0 -30 Days			-	38,195
	31-60 Days			-	$0
	61-90 Days			-	$0	$0
	91+ Days			-	$0
	Total accounts receivable/payable			-	$38,195
Allowance for doubtful accounts
	Accounts receivable (net)			-
Schedule B
Inventory/Cost of Goods Sold
Types and Amount of Inventory(ies)				Cost of Goods Sold
			Inventory(ies) Balance at End of Month	Inventory Beginning of Month
Add -
	Retail/Restaurants -			Net purchase
	Product for resale			Direct labor
Manufacturing overhead
	Distribution -			Freight in
	Products for resale			Other:

Manufacturer -
Raw Materials
	Work-in-progress			Less -
	Finished goods			Inventory End of Month
Shrinkage
	Other - Explain			Personal Use

				Cost of Goods Sold		$0
	TOTAL		$0

	Method of Inventory Control			Inventory Valuation Methods
	Do you have a functioning perpetual inventory system?			Indicate by a checkmark method of inventory used.
	Yes	No
	How often do you take a complete physical inventory?			Valuation methods -
FIFO cost
	Weekly			LIFO cost
	Monthly			Lower of cost or market
	Quarterly			Retail method
	Semi-annually			Other
	Annually			Explain
Date of last physical inventory was

Date of next physical inventory is

Schedule C Real Property
Description		Cost	Market Value

	Total	$0	$0

Schedule D Other Depreciable Assets
Description		Cost	Market Value
Machinery & Equipment -
	Computer Equipment - estimated*	$0	$0

	Total	$0	$0
Furniture & Fixtures -
	Office Furniture and Fixtures - estimated*	$0	$0

	Total	$0	$0
Office Equipment -

	Total	$0	$0
Leasehold Improvements -

	Total	$0	$0
Vehicles -
	Van - estimated	$0	$0

	Total	$0	$0

* Cost of Fixed Assets are estimated based upon taking the June 30,2004 net fixed asset balance of $118,000 and applying a resonable amount of depreciation

Schedule E
Aging of Post-Petition Taxes
(As of End of the Current Reporting Period)
Taxes Payable		0-30 Days	31-60 Days	61-90 Days	91+ Days	Total
Federal
	Income Tax Withholding					$0
	FICA - Employee					$0
	FICA - Employer					$0
	Unemployment (FUTA)					$0
	Income	$0	$0	$0	$0	$0
	Other (Attach List)	$0	$0	$0	$0	$0
Total Federal Taxes		$0	$0	$0	$0	$0
State and Local
	Income Tax Withholding					$0
	Unemployment (UT)					$0
	Disability Insurance (DI)					$0
	Empl. Training Tax (ETT)					$0
	Sales	$0	$0	$0	$109,299	$109,299
	Excise	$0	$0	$0	$0	$0
	Real property	$0	$0	$0	$0	$0
	Personal property	$0	$0	$0	$6,326	$6,326
	Income	$0	$0	$0	$0	$0
	Other (Attach List)	$0	$0	$0	$0	$0
Total State & Local Taxes		$0	$0	$0	$115,625	$115,625
Total Taxes		$0	$0	$0	$115,625	$115,625
Schedule F
Pre-Petition Liabilities
List Total Claims For Each Classification -				Claimed Amount	Allowed Amount (b)
	Secured claims (a)			$384,281	$246,039
	Priority claims other than taxes			$281,836	$4,620
	Priority tax claims			$1,201,256	$1,209,977
	General unsecured claims			$35,126,327	$5,427,770
	(a) List total amount of claims even it under secured.
	(b) Estimated amount of claim to be allowed after compromise or litigation. As an example, you are a defendant in a lawsuit
	alleging damage of $10,000,000 and a proof of claim is filed in that amount. You believe that you can settle the case for a
	claim of $3,000,000. For Schedule F reporting purposes you should list $10,000,000 as the Claimed Amount and
	$3,000,000 as the Allowed Amount.
Schedule G Rental Income Information Not applicable to General Business Cases
Schedule H Recapitulation of Funds Held at End of Month
		Account 1	Account 2	Account 3	Account 4
Bank
Account Type
Account No.
Account Purpose
Balance, End of Month
Total Funds on Hand for all Accounts		$0
Attach copies of the month end bank statement(s), reconciliation(s), and the check register(s) to the Monthly Operating Report.

STATEMENT OF CASH RECEIPTS AND DISBURSEMENTS
Increase/(Decrease) in Cash and Cash Equivalents
			For the Month Ended	03/31/05
					Actual Current Month	Cumulative (Case to Date)
	Cash Receipts
1		Rent/Leases Collected
2		Cash Received from Sales			-	1,008,761
3		Interest Received
4		Borrowings
5		Funds from Shareholders, Partners, or Other Insiders
6		Capital Contributions
7		Repatriation of Cash			42,157	1,101,308
8		Sale of Assets				15,507,712
9		Other			23,923	156,728
10
11
12			Total Cash Receipts		66,080	17,774,509
	Cash Disbursements
13		Payments for Inventory
14		Selling			(1,381)	82,757
15		Administrative			27,149	772,040
16		Capital Expenditures			-	24,912
17		Principal Payments on Debt			-	-
18		Interest Paid			-	-
		Rent/Lease:				-
19			Personal Property			-
20			Real Property		-	109,820
		Amount Paid to Owner(s)/Officer(s)				-
21			Salaries		42,374	94,539
22			Draws		-	-
23			Commissions/Royalties		-	-
24			Expense Reimbursements		701	2,199
25			Other		-	-
26		Salaries/Commissions (less employee withholding)			-	804,155
27		Management Fees				-
		Taxes:
28			Employee Withholding
29			Employer Payroll Taxes		-	111,807
30			Real Property Taxes
31			Other Taxes
32		Other Cash Outflows:
33			Contractors		(5,023)	189,624
34			US Trustee		-	5,250
35			Professional		-	1,360,654
36			Other
37
38			Total Cash Disbursements:		63,820	3,557,757
39	Net Increase (Decrease) in Cash				2,260	14,216,752
40	Cash Balance, Beginning of Period				14,513,809	299,317
41	Cash Balance, End of Period				14,516,069	14,516,069

STATEMENT OF CASH FLOWS
(Optional) Increase/(Decrease) in Cash and Cash Equivalents
For the Month Ended				03/31/05
	Cash Flows From Operating Activities				Actual Current Month	Cumulative (Case to Date)
1		Cash Received from Sales			-	1,008,761
2		Rent/Leases Collected
3		Interest Received/ Repatriation of Cash/Other			66,080	1,258,036
4		Cash Paid to Suppliers
5		Cash Paid for Selling Expenses			(1,381)	82,757
6		Cash Paid for Administrative Expenses			27,149	772,040
		Cash Paid for Rents/Leases:
7			Personal Property		-	109,820
8			Real Property
9		Cash Paid for Interest
10		Cash Paid for Net Payroll and Benefits			-	804,155
		Cash Paid to Owner(s)/Officer(s)
11			Salaries		42,374	94,539
12			Draws			-
13			Commissions/Royalties			-
14			Expense Reimbursements		701	2,199
15			Other			-
		Cash Paid for Taxes Paid/Deposited to Tax Acct.
16			Employer Payroll Tax		-	111,807
17			Employee Withholdings
18			Real Property Taxes
19			Other Taxes
20		Cash Paid for General Expenses			(5,023)	189,624
21
22
23
24
25
26
27			Net Cash Provided (Used) by Operating Activities before Reorganization Items		2,260	99,857
	Cash Flows From Reorganization Items
28		Interest Received on Cash Accumulated Due to Chp 11 Case
29		Professional Fees Paid for Services in Connection with Chp 11 Case			-	1,360,654
30		U.S. Trustee Quarterly Fees			-	5,250
31
32			Net Cash Provided (Used) by Reorganization Items		-	(1,365,904)
33	Net Cash Provided (Used) for Operating Activities and Reorganization Items				2,260	(1,266,047)
	Cash Flows From Investing Activities
34		Capital Expenditures			-	24,912
35		Proceeds from Sales of Capital Goods due to Chp 11 Case			-	15,507,712
36
37			Net Cash Provided (Used) by Investing Activities		-	15,482,799
	Cash Flows From Financing Activities
38		Net Borrowings (Except Insiders)
39		Net Borrowings from Shareholders, Partners, or Other Insiders
40		Capital Contributions
41		Principal Payments
42
43			Net Cash Provided (Used) by Financing Activities		-	-
44	Net Increase (Decrease) in Cash and Cash Equivalents				2,260	14,216,752
45	Cash and Cash Equivalents at Beginning of Month				14,513,809	299,317
46	Cash and Cash Equivalents at End of Month				14,516,069	14,516,069

Payments been made to officers, insiders, shareholders, relatives

	Salaries	Reimbursed Expense	Total
Paul Warenski	16,357.50	195.00	16,552.50
Peter Seidenberg	16,300.00	646.18	16,946.18
Total	32,657.50	841.18	33,498.68

Payments been made to court approved professionals

Total

Total	-

EXHIBIT "F"

DEBTOR'S PRELIMINARY ANALYSIS OF
SCHEDULED DEBTS AND FILED CLAIMS1
Claimant Info.	Scheduled Claims				Filed Claims									Allowed Amount
Claimant Name	Secured	Priority Uns.	Non-Pri. Uns.	Total	Claim No.	Clm Date	Admin	Secured	Priority Tax Claim	Priority Uns.	Non-Pri. Uns.	Total	Total Claim (Filed or Scheduled)	Admin	Secured	Priority Tax Claim	Priority Uns.	Non-Pri. Uns.	Total	Disputed	Comments
Adam Harland					6	10/25/04					$23.32	$23.32	$23.32		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Alex S. Vieux (Bingham McCutchen)					79	02/03/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #105 as duplicate	Officer/Director contigent claim; also filed claim no. 105 (COO) on 02/03/05; Indemnification claim
American Express Travel Related Services Co. Inc. Corp. Card					38	01/20/05					$4,301.94	$4,301.94	$4,301.94		$0.00		$0.00	$0.00	$0.00	X
American International Specialty Lines Insurance C					51	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No claim amount provided
Asim Abdullah (Bingham & McCutchen LLP c/o Randy Michelson)					67	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim # 100 as duplicate	Officer/Director contingent claim; also filed claim no. 100 (COO) on 01/31/05; Indemnification claim
Augustine S. Bettencourt, Mary Anne Bettencourt JT Ten					9	10/25/04		$8,504.06				$8,504.06	$8,504.06		$0.00		$0.00	$0.00	$0.00	X	In claims register as secured, but not a scheduled claim; Disallow secured claim; stock option
Baker & McKenzie/Tokyo Aoyma Aoki Law Office					78	02/02/05					$10,015.81	$10,015.81	$10,015.81		$0.00		$0.00	$0.00	$0.00	X	Late claim
Balen, John (Bingham McCutchen LLP c/o Randy Michelson)					77	02/01/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #104 as duplicate	Officer/Director contingent claim; also filed claim no. 104 (COO) on 02/01/05; Indemnification claim
Beth A. Frensilli (Bingham & McCutchen LLP c/o Randy Michelson)					43	01/27/05						Unknown	Unknown		$0.00		$0.00	$132,200.00	$132,200.00	COO Claim #76 as duplicate	Officer/Director contingent claim; also filed claim no. 76 (COO) on 01/27/05; Indemnification claim
Bingham McCutchen			$209.00	$209.00	18	11/15/04					$3,919.70	$3,919.70	$3,919.70		$0.00		$0.00	$3,919.70	$3,919.70
Brulant			$7,209.64	$7,209.64	21	11/22/04				$7,209.64		$7,209.64	$7,209.64		$0.00		$0.00	$7,209.64	$7,209.64	X	In Claims Register as Priority, but scheduled as unsecured; Disallow priority status of claim; IPO Litigation
Business Wire			$2,835.00	$2,835.00	4	10/25/04					$2,835.00	$2,835.00	$2,835.00		$0.00		$0.00	$2,835.00	$2,835.00	X
CA-One Market Limited Partnership (c/o Michael S. Greger, Esq. Allen Matkins Leck Gamble & Mallory)					48	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim # 90 as duplicate	No claim amount provided; also filed claim no. 90 (COO) on 01/28/05;breach of lease claim; property located at 1 Market St., SF, CA
CA-Santa Monica Business Limited Partnership (c/o Michael S. Greger, Esq. Allen Matkins Leck Gamble & Mallory)					47	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #89 as duplicate	No claim amount provided; also filed claim no. 89 (COO) on 01/28/05; breach of lease claim; property located at 3330 Ocean Park Blvd., Santa Monica, CA
Charles Mitelhaus v. Commerce Onc, Inc.			Unknown	Unknown	33	01/11/05					$26,190,960.00	$26,190,960.00	$26,190,960.00		$0.00		$0.00	$1,000,000.00	$1,000,000.00		Claim pertains to action filed in Colorado that was dismissed on a motion for summary judgment; claim to be settled per Plan.
Chengan Bi (Jingbo Wang Jt Ten)					83	03/11/05					$28,907.25	$28,907.25	$28,907.25		$0.00		$0.00	$0.00	$0.00	X	Late claim
Chuck Boynton (Bingham & McCutchen LLP c/o Randy Michelson)					44	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #75 as duplicate	Officer/Director contingent claim; also filed claim no. 75 (COO) on 01/17/05 as Chuck Boyton; indemnity claim
Commissioner of Taxation of the Commonwealth of Australia					85	04/20/05			$470,549.00			$470,549.00	$470,549.00			$0.00			$0.00	X	Claim amount is in Australian currency ($606,034.39) (AUS) but indicated herein in its equivalent in US dollars. Allowed claim indicated is in US dollars. Amends claim number 84 in CO
Computer Horizons Corp.			$49,600.00	$49,600.00	60	01/31/05					$49,600.00	$49,600.00	$49,600.00		$0.00		$0.00	$300,000.00	$300,000.00		Notice of Transfer filed in CO case; Claim #60 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Comvest Investment Partners II, LLC	$5,100,000.00			$5,100,000.00	72	01/31/05					$1,000,000.00	$1,000,000.00	$1,000,000.00		$0.00		$0.00	$1,000,000.00	$1,000,000.00		Remaining claim following credit bid on asset purchase
Comvest Investment Partners II, LLC and DCC Ventures LLC					73	01/31/05					$1,000,000.00	$1,000,000.00	$1,000,000.00		$0.00		$0.00	$0.00	$0.00	Duplicate of Claim #72 and COO Claim ##94& 95	See ComVest above; also filed claim nos. 94 and 95 (COO) on 01/31/05; duplicate of Claim No. 72; POC includes claim for equity interest
Corporate Express Office Products			$1,841.89	$1,841.89	1	10/12/04					$1,698.67	$1,698.67	$1,698.67		$0.00		$0.00	$1,698.67	$1,698.67
David C. Cheffner, Diane P. Wagner JT Ten					23	12/06/04					$0.00	$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X
DCC Ventures LLC (c/o Paul R. Glassman Greenberg Traurig LLP)					74	01/31/05					$1,000,000.00	$1,000,000.00	$1,000,000.00		$0.00		$0.00	$0.00	$0.00	Duplicate of Claim #72 and COO Claim ##93	See ComVest; also filed claim no. 93 (COO) on 01/31/05; Duplicate of Claim No. 73; POC includes claim for equity interest
Dun & Bradstreet - IL			$46.90	$46.90	25	12/06/04					$224.95	$224.95	$224.95		$0.00		$0.00	$224.95	$224.95
Ed Mueller (Bingham McCutchen LLP c/o Randy Michelson)					41	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #78 as duplicate	Officer/Director contingent claim; also filed claim no. 78 (COO) on 01/27/05; Indemnification claim
Everett Dean Newson					8	10/25/04					$43.89	$43.89	$43.89		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Federal Express			$368.47	$368.47	17	11/15/04					$401.33	$401.33	$401.33		$0.00		$0.00	$401.33	$401.33
Ferrier, Kenneth P and Joann					75	02/01/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	Claim filed late; Claim amount not provided
Fleur Ann Howles					24	12/06/04						$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
FSP-Research Park Plaza, LP (c/o Michael S. Greger, Esq. Allen Matkins Leck Gamble & Mallory)					49	01/28/05					$355,568.32	$355,568.32	$355,568.32		$0.00		$0.00	$355,568.32	$355,568.32	COO Claim # 90 as duplicate; rejection amount	also filed claim no. 91 (COO) on 01/28/05; property located at Research Park Plaza, Austin, TX; claim to be reduced per sec. 502(b)(6) cap.
Fu Pui Cheng, Shirley Cheng JT Ten					34	01/14/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Georges S. Makhoul					20	11/19/04					$0.00	$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Getronics											$28,272.50	$28,272.50	$28,272.50		$0.00		$0.00	$28,272.50	$28,272.50	X	Claim sent 11/5/04; Claim filed in Euro € 21,931.95; claim includes prepetition and postpetition charges
Hsu, Meichun (Bingham & McCutchen LLP c/o Randy Michelson)					65	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Officer/Director contingent claim; Indemnification claim
Huang Yang Li Siu					7	10/25/04				$7,556.91		$7,556.91	$7,556.91		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Irv Lichtenwald (Bingham & McCutchen LLP c/o Randy Michelson)					53	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #83 as duplicate	Officer/Director contingent claim; also filed claim no. 83 (COO) on 01/28/05; Indemnification claim
Jack Acosta (Bingham & McCutchen LLP c/o Randy Michelson)					45	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #74 as duplicate	Officer/Director contingent claim; also filed claim no. 74 (COO) on 01/27/05; Indemnification claim
Jack R. Gibson Tod, Sherry R. Gibson					22	11/24/04					$696.00	$696.00	$696.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Jay Tenenbaum (Bingham & McCutchen LLP c/o Randy Michelson)					46	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #79 as duplicate	Officer/Director contingent claim; also filed claim no. 79 (COO) on 01/27/05; Indemnification claim
Jean V. Hurst					16	11/15/04					$2,142.00	$2,142.00	$2,142.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Jeffrey Weber (Bingham & McCutchen LLP c/o Randy Michelson)					59	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #86 as duplicate	No claim amount provided; also filed claim no. 86 (COO) on 01/28/05; Indemnification claim
Jere E. Goyan					32	01/11/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No claim amount provided; stockholder
Johnson Controls, Inc. c/o Michael P. Matthews, Foley & Lardner LLP					36	01/14/05		$117,500.00			$507,500.00	$625,000.00	$625,000.00		$0.00		$0.00	$0.00	$0.00	X	Filed to preserve counter claim; anticipated claim will be withdrawn; settled
Kalwinder Singh Gill					19	11/18/04					$0.00	$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X	Claim amount not listed in U.S. dollars; Stockholder (£ 35,000)
Kenneth C. Gardner (Bingham & McCutchen LLP c/o Randy Michelson)					56	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #85 as duplicate	Officer/Director contingent claim; also filed claim no. 85 (COO) on 01/28/05; Indemnification claim
Key Equipment Finance	$0.00			$0.00									$0.00		$0.00		$0.00	$0.00	$0.00
Kip Quackenbush (Bingham & McCutchen LLP c/o Randy Michelson)					57	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #81 as duplicate	Officer/Director contingent claim; also filed claim no. 81 (COO) on 01/28/05; Indemnification claim
Lynn A Hannington					62	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Madeline Leonard					3	10/21/04				$21,806.25		$21,806.25	$21,806.25		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Margaret Meador Fontana					11	10/29/04		$1,500.00				$1,500.00	$1,500.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Mark B. Hoffman (Bingham & McCutchen LLP c/o Randy Michelson)					42	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Officer/Director contingent claim; Indemnification claim
Mark Joseph Roth					15	11/15/04					$10,250.00	$10,250.00	$10,250.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Mark Pecoraro (Bingham & McCutchen LLP c/o Randy Michelson)					68	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #101 as duplicate	Officer/Director contingent claim; also filed claim no. 101 (COO) on 01/31/05; Indemnification claim
Marriott Plaza Associates, LP (Robert L. Eisenbach III, Esq. Cooley Godward LLP)					50	01/28/05					$290,843.34	$290,843.34	$290,843.34		$0.00		$0.00	$290,843.34	$290,843.34	X	Anticipated Rejection claim; property located at Tasman Dr, Santa Monica, CA; rejection deadline 7/4/05; if rejected by end of June, $157,333.32 +CAM in rejection claim only; prepet'n claim = $3,857.34; claim overstated based on exercised option
Maslar Jr., Thomas Robert					76	02/01/05					$5,633.00	$5,633.00	$5,633.00		$0.00		$0.00	$0.00	$0.00	X	Late claim; stockholder
MCI			$41,358.22	$41,358.22	82	02/16/05					$19,475.23	$19,475.23	$19,475.23		$0.00		$0.00	$0.00	$0.00	X	Late claim
Melanie S Wadman					61	01/31/05				$33,887.00		$33,887.00	$33,887.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Narry Singh (Bingham & McCutchen LLP c/o Randy Michelson)					63	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #102 as duplicate	Officer/Director contingent claim; also filed claim no 102 (COO) on 01/31/05
Norwest Financial Leasing	$0.00			$0.00									$0.00		$0.00		$0.00	$0.00	$0.00
Ohio Bureau of Workers' Compensation					87	5/16/2005			$212.94			$212.94	$212.94			$213.00			$213.00		Late Claim; claimed as a priority tax claim for workers' compensation
Paul R. Boyle UK Claimant					CO						unknown	Unknown	Unknown					Unknown	unknown	ok	Claim for work done in Commerce One-UK bankruptcy; Informal POC sent 4/18/05 in the amount of 321,318.60; unclear whether in £ or $.
Paul Warenski (Bingham & McCutchen LLP c/o Randy Michelson)					58	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #80 as duplicate	Officer/Director contingent claim; also filed claim no. 80 (COO) on 01/28/05; Indemnification claim
PeopleSoft, Inc.			$2,039,056.00	$2,039,056.00	37	01/19/05					$2,039,056.00	$2,039,056.00	$2,039,056.00		$0.00		$0.00	$2,039,056.00	$2,039,056.00	COO Claim # 71 as duplicate; amout of equity claim	Promissory Note issued as part of Real Estate Settlement Agreement; also filed claim no. 71 (COO) on 01/19/05; Also claims interest
Peter Pervere (Bingham & McCutchen LLP c/o Randy Michelson)					52	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #82 as duplicate	Officer/Director contingent claim; also filed claim no. 82 (COO) on 01/28/05; Indemnification claim
Peter Seidenberg (Bingham & McCutchen LLP c/o Randy Michelson)					70	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Officer/Director contingent claim; Indemnification claim
Peter Seidenberg (Bingham & McCutchen LLP c/o Randy Michelson)					71	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Officer/Director contingent claim; Indemnification claim
Raymond O. Fenstermacher, Doris E. Fenstermacher JT Ten					5	10/25/04					$1,925.00	$1,925.00	$1,925.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Robert S. Korkus, Kathryn G. Korkus JT Ten					13	11/05/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Stockholder
Roseann Ahlquist					39	01/24/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	Stockholder
SAP America			$9,094.02	$9,094.02	10	10/26/04					$9,094.02	$9,094.02	$9,094.02		$0.00		$0.00	$9,094.02	$9,094.02
Schuster, Stewart (Bingham & McCutchen LLP c/o Randy Michelson)					64	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim # 97 as duplicate	Officer/Director contingent claim; also filed claim no. 97 (COO) on 01/31/05; indemnity claim
Scott O. Sarasin, Andrea Sarasin Tr UA 03/30/99 FBO Scott O. Sarasin Living Trust					27	12/21/04				$50,000.00	$15,000.00	$65,000.00	$65,000.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Shari Fetzer					28	12/27/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No claim amount provided; stockholder
Southwestern Bell Telephone, L.P.					80	02/07/05					$831.21	$831.21	$831.21		$0.00		$0.00	$0.00	$0.00	X	Late claim; does not appear to be a rejection claim
Stamell & Schager, LLP					26	12/17/04					$792,000.00	$792,000.00	$792,000.00		$0.00		$0.00	$0.00	$0.00	X	This is a purported class claim. See the original claim (Cameron) for details. Claimants are: Jonathan Baruch, Feridoon Zarrinnia and Frank Povoski (01 Civ 5575)
Tania G. Hayek					14	11/08/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00		Stockholder
Tax Collector, County of Santa Clara					81	02/16/05					$6,972.37	$6,972.37	$6,972.37			$0.00		$0.00	$0.00	X
Todd Hagen (Bingham & McCutchen LLP c/o Randy Michelson)					55	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #84 as duplicate	Officer/Director contingent claim; also filed claim no. 84 (COO) on 01/28/05; indemnity
Tri-State Financial LLC (Tri-State Financial Press)			$100,579.00	$100,579.00	40	01/27/05					$100,579.00	$100,579.00	$100,579.00		$0.00		$0.00	$100,579.00	$100,579.00	COO Claim # 17 as duplicate	Also filed as claim no. 17 for COO on 10/29/04
United Parcel Service			$4,176.72	$4,176.72	30	12/28/04					$2,974.01	$2,974.01	$2,974.01		$0.00		$0.00	$2,974.01	$2,974.01
Wain Beard (Bingham & McCutchen LLP c/o Randy Michelson)					54	01/28/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #86 as duplicate	Officer/Director contingent claim; also filed as claim no. 86 (COO) on 01/28/05; indemnity claim
William A. Waldo					2	10/18/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	Stockholder
William Elmore (Bingham & McCutchen LLP c/o Randy Michelson)					69	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim #103 as duplicate	Officer/Director contingent claim; also filed claim no 103 (COO) on 01/31/05; indemnity claim
William H. Gehlhaus Cust Diana Elizabeth Gehlhaus					31	01/05/05				$5,261.00		$5,261.00	$5,261.00		$0.00			$0.00	$0.00	X	Stockholder
William Harding (Bingham & McCutchen LLP c/o Randy Michelson)					66	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	COO Claim # 99 as duplicate	Officer/Director contingent claim; also filed claim no. 99 (COO) on 01/31/05; indemnity claim
William Heneveld					35	01/19/05					$9,891.00	$9,891.00	$9,891.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Wilson Sonsini Goodrich & Rosati			$102,000.00	$102,000.00	29	12/27/04					$102,516.06	$102,516.06	$102,516.06		$0.00		$0.00	$102,516.06	$102,516.06
Yong Jin Yu					12	11/02/04					$1,206.00	$1,206.00	$1,206.00		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Abe Staffing Services, LLC			$65,773.43	$65,773.43	63 (COO)	01/04/05					$65,956.43	$65,956.43	$65,956.43		$0.00		$0.00	$65,956.43	$65,956.43
Adam Ezrilov					61 (COO)	12/30/04				$813.20		$813.20	$813.20		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Adams & Adams			$421.00	$421.00	20 (COO)	10/28/04					$212.00	$212.00	$212.00		$0.00		$0.00	$212.00	$212.00
ADP Investor Communication			$171,673.91	$171,673.91	16 (COO)	10/29/04					$171,673.91	$171,673.91	$171,673.91		$0.00		$0.00	$171,673.91	$171,673.91
ADP, Inc.			$4,394.01	$4,394.01	19 (COO)	11/01/04				unknown	$4,394.01	$4,394.01	$4,394.01		$0.00		$0.00	$4,394.01	$4,394.01	X	Scheduled as nonpriority, filed as priority; disallow claim as unclear which is priority and GUC
Alvin M. Neviaser					60 (COO)	12/29/04		$1,104.82				$1,104.82	$1,104.82		$0.00		$0.00	$0.00	$0.00	X	Linked to Myra Neviaser claim no. 59 (COO); Stockholder
Amy Richesin			$40.00	$40.00	4 (COO)	10/18/04					$340.00	$340.00	$340.00		$0.00		$0.00	$340.00	$340.00
Arista Business Imaging Solutions			$624.38	$624.38	8 (COO)	10/21/04					$624.38	$624.38	$624.38		$0.00		$0.00	$624.38	$624.38		Notice of Transfer filed in COO case; Claim # 8 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Associated Services Company			$558.35	$558.35	41 (COO)	11/22/04					$680.75	$680.75	$680.75		$0.00		$0.00	$558.35	$558.35
AT&T			$26,472.79	$26,472.79	106 (COO)	02/04/05					$34,815.36	$34,815.36	$34,815.36		$0.00		$0.00	$0.00	$0.00	X	Late claim
Avaya, Inc. fdba Expanets					113 (C00)	05/16/05				$1,015.16		$1,015.16	$1,015.16					$1,015.16	$1,015.16		Rejection Claim (check the deadline)
Avaya			$1,736.20	$1,736.20	24 (COO)	11/08/04					$2,052.80	$2,052.80	$2,052.80		$0.00		$0.00	$2,052.80	$2,052.80
Baker & McKenzie-Hong Kong			$1,268.92	$1,268.92	66 (COO)	01/10/05					$11,327.13	$11,327.13	$11,327.13		$0.00		$0.00	$1,268.92	$1,268.92	X	Scheduled as Hong Kong branch, filed with SF address
Barnes & Thomburg			$2,183.86	$2,183.86	18 (COO)	10/29/04					$2,183.86	$2,183.86	$2,183.86		$0.00		$0.00	$2,183.86	$2,183.86		Also filed as claim no. 21 (COO) on 10/29/04; object to claim no. 21 as duplicate of Claim # 18
BellSouth			$3,141.75	$3,141.75	35 (COO)	11/16/04					$2,707.64	$2,707.64	$2,707.64		$0.00		$0.00	$2,707.64	$2,707.64
Blanche Ross, TTEE					32 (COO)	11/17/04					$9,754.88	$9,754.88	$9,754.88		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Brand Coffee Services, Inc.			$246.56	$246.56	46 (COO)	11/29/04					$249.08	$249.08	$249.08		$0.00		$0.00	$249.08	$249.08		Notice of Transfer filed in COO case; Claim of $246.56 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Cingular Wireless			$201.58	$201.58	45 (COO)	11/23/04					$1,266.91	$1,266.91	$1,266.91		$0.00		$0.00	$0.00	$0.00	X
City and County of San Francisco, Bureau of Delinquent Revenue					50 (COO)	12/06/04			$0.00			$0.00	$0.00		$0.00	$0.00	$0.00	$0.00	$0.00	X
CommAir Mechanical Services			$4,674.34	$4,674.34	11 (COO)	10/25/04				$4,674.34		$4,674.34	$4,674.34		$0.00		$0.00	$4,674.34	$4,674.34	X	Scheduled as nonpriority, filed as priority; object to priority status; Notice of Transfer filed in CO case; Claim # 11 trnfrd to ARGO PARTNERS
Commissioner of Taxation of the Commonwealth of Australia					110 (COO)	04/04/05			see notes on far right							$0.00			$0.00	X	Claim amount is in Australian currency ($1,335,060.67 (AUS) but indicated herein in its equivalent in US dollars, $1,036,377. Allowed claim indicated is in US dollars. Also filed as claim number 84 in CO; claim has been amended in CO case as Claim #85.
Constantin Pavleas			$12,481.00	$12,481.00	26 (COO)	11/09/04					$12,332.01	$12,332.01	$12,332.01		$0.00		$0.00	$12,332.01	$12,332.01
Covente			$15,000.00	$15,000.00	23 (COO)	11/05/04					$15,000.00	$15,000.00	$15,000.00		$0.00		$0.00	$15,000.00	$15,000.00		Claim assigned to ASM Capital II LP
Cranel Versitec			$16,356.81	$16,356.81	6 (COO)	10/19/04					$15,749.94	$15,749.94	$15,749.94		$0.00		$0.00	$15,749.94	$15,749.94		Claim # 6 trnsfrd to ASM CAPITAL LP as of 12/20/04
Curl's Service Corporation			$2,310.00	$2,310.00	52 (COO)	12/13/04				$4,620.00		$4,620.00	$4,620.00		$0.00		$0.00	$0.00	$0.00	X
David Lemert			$4,770.00	$4,770.00	92 (COO)	01/31/05					$4,770.00	$4,770.00	$4,770.00		$0.00		$0.00	$4,770.00	$4,770.00
Delyse Nash & Associates			$32,527.50	$32,527.50	10 (COO)	10/25/04				$36,165.00		$36,165.00	$36,165.00		$0.00		$0.00	$32,527.50	$32,527.50	X	Scheduled as nonpriority, filed as priority; Notice of Transfer filed in CO case; Claim # 10 trnfrd to ARGO PARTNERS
Eloise Abundez					37 (COO)	11/18/04				$3,149.63		$3,149.63	$3,149.63		$0.00		$0.00	$0.00	$0.00	X	Stockholder
ePartners			$76.31	$76.31	3 (COO)	10/18/04					$76.31	$76.31	$76.31		$0.00		$0.00	$76.31	$76.31		Notice of Transfer filed in COO case; Claim #3 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Fragomen, Del Rey, Bemsen & Loewy			$8,803.00	$8,803.00	2 (COO)	10/15/04					$8,803.00	$8,803.00	$8,803.00		$0.00		$0.00	$8,803.00	$8,803.00		Notice of Transfer filed in CO case; Claim of $6,440 trnfrd to ARGO PARTNERS
Haynes, Beffel & Wofeld, LLP			$51,833.15	$51,833.15	68 (COO)	01/18/05					$32,138.50	$32,138.50	$32,138.50		$0.00		$0.00	$32,138.50	$32,138.50
IDC Facilities Services			$16,034.42	$16,034.42	39 (COO)	11/19/04					$16,034.42	$16,034.42	$16,034.42		$0.00		$0.00	$16,034.42	$16,034.42
Iron Mountain Records Mgmt.			$280.00	$280.00	27 (COO)	11/09/04					$560.00	$560.00	$560.00		$0.00		$0.00	$560.00	$560.00
Joseph C. Kegley II					43 (COO)	11/22/04					$4,857.21	$4,857.21	$4,857.21		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Joseph Foley					107 (COO)	02/15/05					$878.00	$878.00	$878.00		$0.00		$0.00	$0.00	$0.00	X	Late claim; stockholder
Joseph White			$1,125.00	$1,125.00	14 (COO)	10/26/04					$1,125.00	$1,125.00	$1,125.00		$0.00		$0.00	$1,125.00	$1,125.00		Notice of Transfer filed in CO case; Claim #14 trnfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Kerr & Wagstaffe, LLP			$5,397.24	$5,397.24	54 (COO)	12/16/04					$5,397.24	$5,397.24	$5,397.24		$0.00		$0.00	$5,397.24	$5,397.24
Kinkos, Inc.			$218.58	$218.58	73 (COO)	01/26/05					$218.58	$218.58	$218.58		$0.00		$0.00	$218.58	$218.58
Kumud S. Shah, Dr.					53 (COO)	12/13/04					$51,075.25	$51,075.25	$51,075.25		$0.00		$0.00	$0.00	$0.00	X
Leslie M. Unger, Dr.					67 (COO)	12/23/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No claim amount provided; stockholder
Lillian Kuangjing Shao					109 (COO)	02/28/05					$44,475.69	$44,475.69	$44,475.69		$0.00		$0.00	$0.00	$0.00	X	Late claim; stockholder
Loeb & Loeb			$4,065.75	$4,065.75	56 (COO)	12/22/04					$4,065.75	$4,065.75	$4,065.75		$0.00		$0.00	$2,065.75	$2,065.75	X	claim does not reflect prepetition reduction negotiated
Malik, Vijender					98 (COO)	01/31/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No claim amount provided
Marshall Dale Kline TR Audrey Kline Silbert TTEE UA					33 (COO)	11/15/04					$6,311.25	$6,311.25	$6,311.25		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Massachusetts Dep. Of Revenue					96 (COO)	01/31/05			$1,206.00			$1,206.00	$1,206.00		$0.00	$0.00	$0.00	$0.00	$0.00	X
Menlo Equities LLC					77 (COO)	01/27/05						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	See Marriott Plaza	No amount provided
Merrill Communications LLC			$7,719.75	$7,719.75	22 (COO)	11/02/04					$8,070.75	$8,070.75	$8,070.75		$0.00		$0.00	$8,070.75	$8,070.75
Miles & Stockridge P.C.			$2,017.30	$2,017.30	25 (COO)	11/08/04					$2,023.75	$2,023.75	$2,023.75		$0.00		$0.00	$2,023.75	$2,023.75		claim transferred to Riverside Claims, LLC
Moon & Freeman of the Upstate, Inc.			$352.00	$352.00	7 (COO)	10/19/04				$352.00		$352.00	$352.00		$0.00		$0.00	$352.00	$352.00	X	Disallow claim for priority; Notice of Transfer filed in CO case; Claim #7 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Morrison & Foerster MNP			$26,529.41	$26,529.41	12 (COO)	10/25/04					$29,413.16	$29,413.16	$29,413.16		$0.00		$0.00	$29,413.16	$29,413.16
Myra Neviaser					59 (COO)	12/29/04		$1,104.82				$1,104.82	$1,104.82		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Nelson Staffing Solutions			$9,693.75	$9,693.75	64 (COO)	01/04/05					$9,693.75	$9,693.75	$9,693.75		$0.00		$0.00	$9,693.75	$9,693.75
New York State Dept					15 (COO)	11/02/04					$100.00	$100.00	$100.00		$0.00		$0.00	$0.00	$0.00	X	Determine if replaced by COO claim no. 51
New York State Dept					51 (COO)	12/07/04					$17,637.06	$17,637.06	$17,637.06		$0.00		$0.00	$0.00	$0.00	X	Determine if replaces COO claim no. 15; POC # 51 is missing from court files
Ohio Department of Taxation					49 (COO)	12/6/2004			$973.56		$0.00	$973.56	$973.56		$0.00	$0.00	$0.00	$0.00	$0.00	X
PBCC-Pitney Bowes Credit Corp.			$772.86	$772.86	42 (COO)	11/22/04				$291.46	$1,206.08	$1,497.54	$1,497.54		$0.00		$0.00	$1,497.54	$1,497.54	X	Scheduled as nonpriority, filed as priority for administrative claim and GUC
Pennsylvania Department of Revenue					108 (COO)	02/22/05		$7,219.00	$28,970.00	$0.00		$36,189.00	$36,189.00		$0.00	$0.00	$0.00	$0.00	$0.00	X	Amends claim #44
Pennsylvania Department of Revenue					44 (COO)	11/19/04						$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X	Claim is superceded by Claim #108. Originally filed as: Secured = 7219; Priority = 1535; GUC = 118
Reidy Communications			$3,630.00	$3,630.00	5 (COO)	10/18/04					$3,630.00	$3,630.00	$3,630.00		$0.00		$0.00	$3,630.00	$3,630.00		Notice of Transfer filed in CO case; Claim # 5 trnfrd to ARGO PARTNERS
Riverside Claims LLC					57 (COO)	12/22/04					$60,266.63	$60,266.63	$60,266.63		$0.00		$0.00	$60,266.63	$60,266.63		Assignee for Jeffers Int'l
Riverside Claims LLC					62 (COO)	12/30/04					$31,509.84	$31,509.84	$31,509.84		$0.00		$0.00	$31,509.84	$31,509.84		Assignee for creditor Gartner Group, Inc.
Rosa Chan					47 (COO)	11/29/04					$4,242.75	$4,242.75	$4,242.75		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Seth Galvarro					29 (COO)	11/12/04				$170.00		$170.00	$170.00		$0.00		$0.00	$170.00	$170.00	X	Employee expense claim; disallow priority claim
Shareholder.com			$3,700.34	$3,700.34	55 (COO)	12/17/04					$3,700.34	$3,700.34	$3,700.34		$0.00		$0.00	$3,700.34	$3,700.34		Notice of Transfer filed in CO case; Claim of $3,700.34 trnfrd to ARGO PARTNERS
Silicon Valley Bank					88 (COO)	01/28/05		$235,386.54				$235,386.54	$235,386.54		$0.00		$0.00	$0.00	$0.00	X	Paid postpetition
Skytel Corp.			$843.00	$843.00	9 (COO)	10/22/04					$667.36	$667.36	$667.36		$0.00		$0.00	$667.36	$667.36	X	Disallow claim for priority
Specialtys			$360.40	$360.40	30 (COO)	11/12/04					$361.40	$361.40	$361.40		$0.00		$0.00	$361.40	$361.40	X	Disallow claim for priority; Notice of Transfer filed in COO case; Claim of $360.40 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Stettner, Miller and Cohn, P.C.			$5,285.55	$5,285.55	70 (COO)	01/19/05					$4,418.84	$4,418.84	$4,418.84		$0.00		$0.00	$4,418.84	$4,418.84
Stewart Ascher					31 (COO)	11/15/04				$85,090.25		$85,090.25	$85,090.25		$0.00		$0.00	$0.00	$0.00	X	Stockholder; disallow claim for priority as well
Sun Microsystems Finance	$0.00		$432.89	$432.89	65 (COO)	01/05/05		$1,555.58				$1,555.58	$1,555.58		$0.00		$0.00	$1,555.58	$1,555.58	X	Scheduled as unsecured; filed as secured; object to secured status
Surebridge, Inc.			$15,995.00	$15,995.00	34 (COO)	11/16/04					$10,960.32	$10,960.32	$10,960.32		$0.00		$0.00	$10,960.32	$10,960.32		Notice of Transfer filed in COO case; Claim #34 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Sydell Protas					28 (COO)	11/09/04					$3,007.98	$3,007.98	$3,007.98		$0.00		$0.00	$0.00	$0.00	X	Stockholder
Texas Comptroller of Public Accounts					58 (COO)	12/29/04			$131,045.70	$0.00		$131,045.70	$131,045.70		$0.00	$131,045.70	$0.00	$0.00	$131,045.70
Travis County Tax Collector					69 (COO)	01/19/05		$3,433.77				$3,433.77	$3,433.77		$0.00		$0.00	$0.00	$0.00	X
Unknown					36 (COO)	11/15/04						Unknown	Unknown		$0.00		$0.00	$0.00	$0.00	X	No creditor name listed; signed by Joy Simon; stockholder
Unknown					48 (COO)	11/30/04						$0.00	$0.00		$0.00		$0.00	$0.00	$0.00	X	First name "Charlotte"
Utah State Tax Commission					13 (COO)	10/26/04			$247.01	$0.00	$120.00	$367.01	$367.01		$0.00	$247.01	$0.00	$120.00	$367.01
Virginia Department of Taxation					38 (COO)	11/19/04					$468.18	$468.18	$468.18		$0.00		$0.00	$0.00	$0.00	X
Vision Service Plan			$4,590.57	$4,590.57	40 (COO)	11/22/04					$4,590.57	$4,590.57	$4,590.57		$0.00		$0.00	$4,590.57	$4,590.57
Webex Communications, Inc.			$12,217.72	$12,217.72	72 (COO)	01/24/05					$13,146.47	$13,146.47	$13,146.47		$0.00		$0.00	$0.00	$0.00	X
William Harding (Bingham & McCutchen LLP c/o Randy Michelson)					99 (COO)	01/31/05					Unknown	Unknown	Unknown								Duplicate of Claim No. 66 filed in CO
Zee Service Company			$69.71	$69.71	1 (COO)	10/15/04					$69.71	$69.71	$69.71		$0.00		$0.00	$69.71	$69.71
ABD Insurance and Financial Services			$37,500.00	$37,500.00	COO								$37,500.00		$0.00		$0.00	$37,500.00	$37,500.00
Ace Parking Management, Inc.			$950.00	$950.00	COO								$950.00		$0.00		$0.00	$950.00	$950.00
American Pacific Promotions			$3,163.66	$3,163.66	COO								$3,163.66		$0.00		$0.00	$3,163.66	$3,163.66		Notice of Transfer filed in CO case; Claim of $3,163.66 trnfrd to ARGO PARTNERS
Analysts International			$7,416.25	$7,416.25	COO								$7,416.25		$0.00		$0.00	$7,416.25	$7,416.25
Aspen Publishers, Inc.			$956.78	$956.78	COO								$956.78		$0.00		$0.00	$956.78	$956.78
Assist Tel-Com, Inc.			$270.00	$270.00	COO								$270.00		$0.00		$0.00	$270.00	$270.00		Notice of Transfer filed in CO case; Claim of $270 trnfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Austin Research Park			$4,000.13	$4,000.13	COO								$4,000.13		$0.00		$0.00	$4,000.13	$4,000.13
Bank of America, NA	$0.00			$0.00	COO								$0.00		$0.00		$0.00	$0.00	$0.00		Also Scheduled in CO
BDO Seidman, LLP			$82,430.00	$82,430.00	COO								$82,430.00		$0.00		$0.00	$82,430.00	$82,430.00
BNY Information Services, Inc.			$578.80	$578.80	COO								$578.80		$0.00		$0.00	$578.80	$578.80
Bobette Eddy			$150.00	$150.00	COO								$150.00		$0.00		$0.00	$150.00	$150.00
Business Laws, Inc.			$215.00	$215.00	COO								$215.00		$0.00		$0.00	$215.00	$215.00
BWC State Insurance Fund			$603.19	$603.19	COO								$603.19		$0.00		$0.00	$603.19	$603.19
California People Search, Inc.			$12,600.00	$12,600.00	COO								$12,600.00		$0.00		$0.00	$12,600.00	$12,600.00
Cambridge Park Investors	$0.00			$0.00	COO								$0.00		$0.00		$0.00	$0.00	$0.00	X	Also Scheduled in CO
Cameron et al v. Commerce One, Inc. c/o Melvyn Weiss, Melberg Weiss Bershad Schulman LLP			$0.00	$0.00	COO								$0.00		$0.00		$0.00	$0.00	$0.00	Duplicate of Stamell POC; settlement	Securities lawsuit (Case No. 01 CV 5575 SDNY). See Stamell POC; also schedule in CO #21
Chen-Yuan James Wu			$600.00	$600.00	COO								$600.00		$0.00		$0.00	$600.00	$600.00		Notice of Transfer filed in COO case; Claim of $600 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
City of Greenville, S.C.			$260.00	$260.00	COO								$260.00		$0.00		$0.00	$260.00	$260.00
City of Santa Clara			$6.00	$6.00	COO								$6.00		$0.00		$0.00	$6.00	$6.00
Creative Benefits Inc.			$13,738.44	$13,738.44	COO								$13,738.44		$0.00		$0.00	$13,738.44	$13,738.44
CT Corporation System			$624.15	$624.15	COO								$624.15		$0.00		$0.00	$624.15	$624.15
D & B			$53.60	$53.60	COO								$53.60		$0.00		$0.00	$53.60	$53.60
David Powell, Inc.			$22,548.24	$22,548.24	COO								$22,548.24		$0.00		$0.00	$22,548.24	$22,548.24
Deloitte & Touche			$1,650.00	$1,650.00	COO								$1,650.00		$0.00		$0.00	$1,650.00	$1,650.00
Deloitte & Touche Tohmatsu-Australia			$14,452.39	$14,452.39	COO								$14,452.39		$0.00		$0.00	$14,452.39	$14,452.39
Delta Dental Plan of California			$9,738.06	$9,738.06	COO								$9,738.06		$0.00		$0.00	$9,738.06	$9,738.06
Dennis Saunderson			Unknown	Unknown	COO								Unknown		$0.00		$0.00	Unknown	$0.00	X
DSI Technology Escrow Services			$3,990.00	$3,990.00	COO								$3,990.00		$0.00		$0.00	$3,990.00	$3,990.00
DTE Energy			$3,082.95	$3,082.95	COO								$3,082.95		$0.00		$0.00	$3,082.95	$3,082.95
eBrandSecure			$455.00	$455.00	COO								$455.00		$0.00		$0.00	$455.00	$455.00		Notice of Transfer filed in COO case; Claim of $455 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
eFax.com			$126.00	$126.00	COO								$126.00		$0.00		$0.00	$126.00	$126.00
eFORCE			$6,528.63	$6,528.63	COO								$6,528.63		$0.00		$0.00	$6,528.63	$6,528.63		Claim of 6528.63 assigned to ASM CAPITAL, LP; Asgnmt Notice filed 12/28/04
Eloqua			$12,575.00	$12,575.00	COO								$12,575.00		$0.00		$0.00	$12,575.00	$12,575.00		Claim of 12,575 assigned to ASM CAPITAL, LP; Asgnmt Notice filed 12/28/04
Elywest			$199.00	$199.00	COO								$199.00		$0.00		$0.00	$199.00	$199.00		Notice of Transfer filed in COO case; Claim of $199 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Employee Expense Reimbursements		$4,925.00 each		$4,925.00 each	COO								$0.00		$0.00		$0.00	$0.00	$0.00		The Debtor has not disclosed the names of each employee for confidentiality. Each employee scheduled up to $4,925.00, but believed to be $0.00
EOP			$40,000.00	$40,000.00	COO								$40,000.00		$0.00		$0.00	$0.00	-	X
EquiServe			$11,342.27	$11,342.27	COO								$11,342.27		$0.00		$0.00	$11,342.27	$11,342.27
Ernst & Young LLP			$4,400.00	$4,400.00	COO								$4,400.00		$0.00		$0.00	$4,400.00	$4,400.00
Foliofn Investments, Inc.			$34.20	$34.20	COO								$34.20		$0.00		$0.00	$34.20	$34.20
Forrester Research, Inc.			$6,000.00	$6,000.00	COO								$6,000.00		$0.00		$0.00	$6,000.00	$6,000.00		Notice of Transfer filed in CO case; Claim of $6,000.00 trnsfrd to REVENUE MANAGEMENT
Gartner Group, Inc.			$31,509.84	$31,509.84	COO								$31,509.84		$0.00		$0.00	$0.00	$0.00	Duplicate of Claim # 62	Claim assigned to Riverside Claims LLC who filed Claim # 62
Gestion			$5,108.27	$5,108.27	COO								$5,108.27		$0.00		$0.00	$5,108.27	$5,108.27
Globalstar USA			$107.90	$107.90	COO								$107.90		$0.00		$0.00	$107.90	$107.90
Gunderson Dettmer			$322.50	$322.50	COO								$322.50		$0.00		$0.00	$322.50	$322.50		Notice of Transfer filed in CO case; Claim of $322.5 trnfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Hanson Bridgett			$1,569.50	$1,569.50	COO								$1,569.50		$0.00		$0.00	$1,569.50	$1,569.50
Hewlett-Packard Company			$2,096.36	$2,096.36	COO								$2,096.36		$0.00		$0.00	$2,096.36	$2,096.36
Hicks Morley			$324.38	$324.38	COO								$324.38		$0.00		$0.00	$324.38	$324.38
HQ Global Workplaces			$2,211.88	$2,211.88	COO								$2,211.88		$0.00		$0.00	$2,211.88	$2,211.88
Hummingbird, Inc.			$5,286.36	$5,286.36	COO								$5,286.36		$0.00		$0.00	$5,286.36	$5,286.36
Ice Systems, Inc.			$184.46	$184.46	COO								$184.46		$0.00		$0.00	$184.46	$184.46
Initial Tropical Plants			$262.69	$262.69	COO								$262.69		$0.00		$0.00	$262.69	$262.69
Jason Knight			$200.00	$200.00	COO								$200.00		$0.00		$0.00	$200.00	$200.00		Notice of Transfer filed in COO case; Claim of $620 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Jefferson Wells Intl			$60,266.63	$60,266.63	COO								$60,266.63		$0.00		$0.00	$0.00	$0.00	Duplicate of Claim #57	Claim assigned to Riverside Claims LLC who filed Claim # 57
JGR Acquisition, Inc.																		$55,000.00	$55,000.00		To be paid pursuant to CHC settlement
Lee Hecht Harrison			$3,107.60	$3,107.60	COO								$3,107.60		$0.00		$0.00	$3,107.60	$3,107.60
Leo Santana			$132.00	$132.00	COO								$132.00		$0.00		$0.00	$132.00	$132.00
Macromedia			$10,211.38	$10,211.38	COO								$10,211.38		$0.00		$0.00	$10,211.38	$10,211.38
Market Wire, Inc.			$1,200.70	$1,200.70	COO								$1,200.70		$0.00		$0.00	$1,200.70	$1,200.70		Notice of Transfer filed in CO case; claim of $1,200.70 Transferred to ARGO PARTNERS
Medical and Health Insurance Reimbursement		$19,000.00		$19,000.00	COO								$19,000.00		$0.00		$0.00	$0.00	$0.00		Aggregate claim of employees through Debtor's Flexible Spending Account Plan
Microsoft Corporation			$130,282.59	$130,282.59	COO								$130,282.59		$0.00		$0.00	$130,282.59	$130,282.59
Morrison & Foerster LLP			$2,643.75	$2,643.75	COO								$2,643.75		$0.00		$0.00	$2,643.75	$2,643.75
National Union			$34,284.65	$34,284.65	COO								$34,284.65		$0.00		$0.00	$34,284.65	$34,284.65
Nauta Dutilh (Stichting Beheer)			$59.01	$59.01	COO								$59.01		$0.00		$0.00	$59.01	$59.01
NewCal Industries			$994.21	$994.21	COO								$994.21		$0.00		$0.00	$994.21	$994.21
Nor-Cal Moving Services			$248.13	$248.13	COO								$248.13		$0.00		$0.00	$248.13	$248.13
Old Fashioned Cleaning			$1,749.96	$1,749.96	COO								$1,749.96		$0.00		$0.00	$1,749.96	$1,749.96
Owen White Solicitors			$840.10	$840.10	COO								$840.10		$0.00		$0.00	$0.00	$0.00	X
Paul, Hastings & Janofsky			$230.00	$230.00	COO								$230.00		$0.00		$0.00	$230.00	$230.00
Perfect Commerce			$327.81	$327.81	COO								$327.81		$0.00		$0.00	$0.00	0.00	X
Pitney Bowes - 1659 8084 86 7			$64.00	$64.00	COO								$64.00		$0.00		$0.00	$64.00	$64.00
PMI Dental Health Plan			$428.57	$428.57	COO								$428.57		$0.00		$0.00	$428.57	$428.57
Practicing Law Institute			$7.50	$7.50	COO								$7.50		$0.00		$0.00	$7.50	$7.50
Purchase Power - 1659 8084 86 7			$35.19	$35.19	COO								$35.19		$0.00		$0.00	$35.19	$35.19
Rajesh Kumar			$44.00	$44.00	COO								$44.00		$0.00		$0.00	$44.00	$44.00
RC Search, Inc.			$42,000.00	$42,000.00	COO								$42,000.00		$0.00		$0.00	$42,000.00	$42,000.00		Notice of Transfer filed in COO case; Claim of $42,000 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Recall Secure Destruction Svcs.			$155.59	$155.59	COO								$155.59		$0.00		$0.00	$155.59	$155.59
Record Xpress			$1,641.80	$1,641.80	COO								$1,641.80		$0.00		$0.00	$1,641.80	$1,641.80		Notice of Transfer filed in COO case; Claim of $1641.80 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Research in Motion Corp.			$1,500.00	$1,500.00	COO								$1,500.00		$0.00		$0.00	$1,500.00	$1,500.00
RK Electric, Inc.			$5,619.00	$5,619.00	COO								$5,619.00		$0.00		$0.00	$5,619.00	$5,619.00
Rubin Response Service, Inc.			$3,587.50	$3,587.50	COO								$3,587.50		$0.00		$0.00	$3,587.50	$3,587.50
SBC			$58,713.83	$58,713.83	COO								$58,713.83		$0.00		$0.00	$0.00	$0.00	X
Schulte Roth & Zabel			$9,800.00	$9,800.00	COO								$9,800.00		$0.00		$0.00	$0.00	$0.00	X	Notice of Transfer filed in CO case; Claim of $9,800 trnfrd to ARGO PARTNERS
sendtraffic			$42,684.52	$42,684.52	COO								$42,684.52		$0.00		$0.00	$42,684.52	$42,684.52
Simon & Koerner LLP			$475.31	$475.31	COO								$475.31		$0.00		$0.00	$475.31	$475.31		Notice of Transfer filed in CO case; Claim of $475.31 trnfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Sodexho Vending Service-FL			$278.85	$278.85	COO								$278.85		$0.00		$0.00	$278.85	$278.85
Sodexho, Inc. & Affiliates			$1,521.35	$1,521.35	COO								$1,521.35		$0.00		$0.00	$1,521.35	$1,521.35		Notice of Transfer filed in CO case; Claim of $1,521.35 trnfrd to ARGO PARTNERS
State Corporation Commission		$1,700.00		$1,700.00	COO								$1,700.00		$0.00	$1,700.00	$0.00	$0.00	$1,700.00
State of Michigan Bureau of Commerical Servises		$30.00		$30.00	COO								$30.00		$0.00	$30.00	$0.00	$0.00	$30.00
State of Washington Dept. of Licensing Services		$59.00		$59.00	COO								$59.00		$0.00	$59.00	$0.00	$0.00	$59.00
Stevens & Lee			$165.38	$165.38	COO								$165.38		$0.00		$0.00	$165.38	$165.38		Notice of Transfer filed in CO case; Claim of $165.38 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Stuchbery Stone			$579.64	$579.64	COO								$579.64		$0.00		$0.00	$579.64	$579.64
Studio Villa Commercialisti Assoc.			$10,221.59	$10,221.59	COO								$10,221.59		$0.00		$0.00	$10,221.59	$10,221.59
T.A.C. Control Systems, Intern.			$631.65	$631.65	COO								$631.65		$0.00		$0.00	$631.65	$631.65
TD Industries			$640.75	$640.75	COO								$640.75		$0.00		$0.00	$640.75	$640.75
The Altman Group			$10,210.46	$10,210.46	COO								$10,210.46		$0.00		$0.00	$10,210.46	$10,210.46
The Depository Trust Company			$50.00	$50.00	COO								$50.00		$0.00		$0.00	$50.00	$50.00
The Shamrock Companies			$362.44	$362.44	COO								$362.44		$0.00		$0.00	$362.44	$362.44
Thelen Reid & Priest LLP			$1,806.06	$1,806.06	COO								$1,806.06		$0.00		$0.00	$1,806.06	$1,806.06
Thomsen & Burke LLP			$516.25	$516.25	COO								$516.25		$0.00		$0.00	$516.25	$516.25		Notice of Transfer filed in COO case; Claim of $516.25 trnsfrd to DEBT ACQUISITION COMPANY OF AMERICA V, LLC
Thomson & Thomson			$1,960.00	$1,960.00	COO								$1,960.00		$0.00		$0.00	$1,960.00	$1,960.00
TimeWarner Telecom			$1,557.13	$1,557.13	COO								$1,557.13		$0.00		$0.00	$1,557.13	$1,557.13
United Behavioral Health			$605.01	$605.01	COO								$605.01		$0.00		$0.00	$605.01	$605.01
United Trademark & Patent Svc.			$550.00	$550.00	COO								$550.00		$0.00		$0.00	$550.00	$550.00
UPDATE LEGAL			$6,440.00	$6,440.00	COO								$6,440.00		$0.00		$0.00	$6,440.00	$6,440.00		Notice of Transfer filed in CO case; Claim of $6,440 trnfrd to ARGO PARTNERS
Webdesign			$855.00	$855.00	COO								$855.00		$0.00		$0.00	$855.00	$855.00
TOTALS	$5,100,000.00	$20,789.00	$3,711,983.72	$8,832,772.72			$0.00	$377,308.59	$633,204.21	$262,061.84	$34,336,769.15	$35,609,343.79	$36,434,841.56	$0.00	$0.00	$133,294.71	$0.00	$6,613,423.77	$6,746,718.48
CO	$5,100,000.00	$0.00	$2,358,374.86	$7,458,374.86			$0.00	$127,504.06	$470,761.94	$125,720.80	$33,595,356.92	$34,319,343.72	$34,319,343.72	$0.00	$0.00	$213.00	$0.00	$5,377,392.54	$5,377,605.54
COO	$0.00	$0.00	$548,900.09	$548,900.09			$0.00	$249,804.53	$162,442.27	$136,341.04	$741,412.23	$1,290,000.07	$1,290,000.07	$0.00	$0.00	$131,292.71	$0.00	$577,780.67	$709,073.38
COO Scheduled	$0.00	$20,789.00	$804,708.77	$825,497.77			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$825,497.77	$0.00	$0.00	$1,789.00	$0.00	$658,250.56	$660,039.56

__________

1 The foregoing analysis of disputed claims and scheduled debts is subject to continuing review by the Debtor; based on this review, additional claims and scheduled debts may be disputed.

EXHIBIT "G"

STATUS OF INTERNATIONAL SUBSIDIARIES AS OF 5/11/05
Subsidiary	Dissolution status	Potential Available Funds to Debtor[1]
Commerce One Canada Inc.	Dissolved, but potential tax refund of CAD $6,000.00 remains pending	$4,800.00
Commerce One Denmark ApS	In progress--awaiting tax assessment for 2002 before dissolution concludes. Anticipated conclusion is in August 2005	$0.00
Commerce One (Deutschland) GmbH	Dissolution as of December 1, 2004. Liquidation estimated finalized 3-9/06	$0.00
Commerce One Hong Kong Ltd.	Dissolution process not commenced; estimated to conclude on February 2006.	$0.00
Commerce One Italia S.r.l.	Dissolved; sale of VAT refund pending	$295,000.00
Commerce One K.K.	Japan. In progress - estimated finalized by 5/31/05	$0.00
Commerce One Solutions Pte. Ltd.	Singapore. In progress - dissolution final 6/1/05	$0.00
Commerce One Spain, S.L. en Liquidacion	Dissolution finalized; awaiting VAT and CIT refund - Feb.-March 06	$5,000.00
Commerce One (Europe) in liq.	Switzerland. In process of being liquidated. Estimated finalized after UK and Germany finalized (and no earlier than 1/06); €95,000.00 available to Debtor	$120,000.00
Commerce One (UK) Limited	In process of voluntary creditors' liquidation. Subsidiary has filed a claim against the Debtor. Liquidation estimated to be finalized by 11/05-5/06.	$0.00
Commerce One Operations, Inc. (Australian branch)	Subsidiary was de-registered on 4/12/2005. However, tax audit is pending.	unknown
TOTAL		$424,800.00

[1]Amounts estimated in US Dollars based on conversion rates as of 5/11/05. Amount received may be higher or lower than estimated based on various contingencies inherent in the dissolution process.

[2] The Italian subsidiary has an outstanding VAT credit of €473,410 (approximately $606,000 in US dollars). However, collection of the full amount is uncertain, would require a four (4) year process including a bank guarantee/deposit, and the cost associated with the full collection would increase substantially as it would require more complex work in order to collect the full amount. The sale between the Italian subsidiary and Fast Finance, S.p.A. resolves this delay and is the best offer received by the subsidiary for the VAT credit. The absence of any other existing assets of the Italian subsidiary (due to liquidation) and the pending bankruptcy of the parent company have reduced interest from buyers. The sale of the VAT credit for €240,000 results in an immediate return to the estate of approximately 47.8% after costs associated with the sale.